  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 11, 1994

                                                       REGISTRATION NO. 33-51935
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                              AMENDMENT NO. 4
                                       TO

                                 FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------
                        GREEN TREE FINANCIAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

                                     9999

                         (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)
          MINNESOTA                                       41-1263905
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

                              1100 LANDMARK TOWERS
                              345 ST. PETER STREET
                        SAINT PAUL, MINNESOTA 55102-1639
                                 (612) 293-3400
             (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------
                               DREW S. BACKSTRAND
                              1100 LANDMARK TOWERS
                              345 ST. PETER STREET
                        SAINT PAUL, MINNESOTA 55102-1639
                                 (612) 293-3400
          (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ----------------

    GREEN TREE MANUFACTURED HOUSING NET INTEREST MARGIN FINANCE CORP. I
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          THE CORPORATE TRUST COMPANY
                            CORPORATION TRUST CENTER
                               1209 ORANGE STREET
                           WILMINGTON, DELAWARE 19801
                                 (302) 655-5049
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               DREW S. BACKSTRAND
                              1100 LANDMARK TOWERS
                              345 ST. PETER STREET
                        SAINT PAUL, MINNESOTA 55102-1639
                                 (612) 293-3400
          (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ----------------
                                   COPIES TO:
           CHARLES F. SAWYER                        CATHY M. KAPLAN
            DORSEY & WHITNEY                          BROWN & WOOD
         220 SOUTH SIXTH STREET                  ONE WORLD TRADE CENTER
      MINNEAPOLIS, MINNESOTA 55402              NEW YORK, NEW YORK 10048

                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                                ---------------
                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                                                                  PROPOSED       PROPOSED
 TITLE OF EACH CLASS OF                                              AMOUNT       MAXIMUM        MAXIMUM         AMOUNT OF
    SECURITIES TO BE                                                 TO BE     OFFERING PRICE   AGGREGATE      REGISTRATION
       REGISTERED                                                  REGISTERED   PER UNIT(1)   OFFERING PRICE        FEE
- ------------------------------------------------------------------------------------------------------------------------------
Securitized Net Interest
 Margin Certificates...........................................   $539,000,000      100%       $539,000,000  $185,862.06(2)(3)
- ------------------------------------------------------------------------------------------------------------------------------
Manufactured Housing Contract Senior/Subordinate
 Pass-Through Certificates, Series 1993-4, Class C,
 and related Excess Servicing payable by such Trust............       (3)           (3)            (3)              (3)
- ------------------------------------------------------------------------------------------------------------------------------
Manufactured Housing Contract Senior/Subordinate
 Pass-Through Certificates, Series 1993-3, Class C,
 and related Guarantee Fee and Excess Servicing payable
 by such Trust.................................................       (3)           (3)            (3)              (3)
- ------------------------------------------------------------------------------------------------------------------------------
Manufactured Housing Contract Senior/Subordinate
 Pass-Through Certificates, Series 1993-2, Class C,
 and related Guarantee Fee and Excess Servicing payable
 by such Trust.................................................       (3)           (3)            (3)              (3)
- ------------------------------------------------------------------------------------------------------------------------------
Manufactured Housing Contract Senior/Subordinate
 Pass-Through Certificates, Series 1993-1, Class C,
 and related Guarantee Fee and Excess Servicing payable
 by such Trust.................................................       (3)           (3)            (3)              (3)
- ------------------------------------------------------------------------------------------------------------------------------
Manufactured Housing Contract Senior/Subordinate
 Pass-Through Certificates, Series 1992-2, Class C,
 and related Guarantee Fee and Excess Servicing payable
 by such Trust.................................................       (3)           (3)            (3)              (3)
- ------------------------------------------------------------------------------------------------------------------------------
Manufactured Housing Contract Senior/Subordinate
 Pass-Through Certificates, Series 1992-1, Class C,
 and related Guarantee Fee and Excess Servicing payable
 by such Trust.................................................       (3)           (3)            (3)              (3)
- ------------------------------------------------------------------------------------------------------------------------------
Manufactured Housing Contract Senior/Subordinate
 Pass-Through Certificates, Series 1992D, Class C,
 and related Excess Servicing payable by such Trust............       (3)           (3)            (3)              (3)
- ------------------------------------------------------------------------------------------------------------------------------
Manufactured Housing Contract Senior/Subordinate
 Pass-Through Certificates, Series 1992B, Class C,
 and related Excess Servicing payable by such Trust............       (3)           (3)            (3)              (3)
- ------------------------------------------------------------------------------------------------------------------------------
Manufactured Housing Contract Senior/Subordinate
 Pass-Through Certificates, Series 1991I, Class C,
 and related Excess Servicing payable by such Trust............       (3)           (3)            (3)              (3)
- ------------------------------------------------------------------------------------------------------------------------------
Manufactured Housing Contract Senior/Subordinate
 Pass-Through Certificates, Series 1991G, Class C,
 and related Excess Servicing payable by such Trust............       (3)           (3)            (3)              (3)
- ------------------------------------------------------------------------------------------------------------------------------
Manufactured Housing Contract Senior/Subordinate
 Pass-Through Certificates, Series 1991D, Class C,
 and related Excess Servicing payable by such Trust............       (3)           (3)            (3)              (3)
- ------------------------------------------------------------------------------------------------------------------------------
Manufactured Housing Contract Senior/Subordinate
 Pass-Through Certificates, Series 1991B, Class C,
 and related Excess Servicing payable by such Trust............       (3)           (3)            (3)              (3)
- ------------------------------------------------------------------------------------------------------------------------------
Manufactured Housing Contract Senior/Subordinate
 Pass-Through Certificates, Series 1990I, Class C,
 and related Excess Servicing payable by such Trust............       (3)           (3)            (3)              (3)
- ------------------------------------------------------------------------------------------------------------------------------
Manufactured Housing Contract Senior/Subordinate
 Pass-Through Certificates, Series 1990G, Class C,
 and related Guarantee Fee and Excess Servicing payable
 by such Trust.................................................       (3)           (3)            (3)              (3)
- ------------------------------------------------------------------------------------------------------------------------------
Manufactured Housing Contract Senior/Subordinate
 Pass-Through Certificates, Series 1990D, Class C,
 and related Guarantee Fee and Excess Servicing payable
 by such Trust.................................................       (3)           (3)            (3)              (3)
- ------------------------------------------------------------------------------------------------------------------------------
Manufactured Housing Contract Senior/Subordinate
 Pass-Through Certificates, Series 1990B, Class C,
 and related Guarantee Fee and Excess Servicing payable
 by such Trust.................................................       (3)           (3)            (3)              (3)
- ------------------------------------------------------------------------------------------------------------------------------
Manufactured Housing Contract Senior/Subordinate
 Pass-Through Certificates, Series 1989H, Class C,
 and related Guarantee Fee and Excess Servicing payable
 by such Trust.................................................       (3)           (3)            (3)              (3)
- ------------------------------------------------------------------------------------------------------------------------------
Manufactured Housing Contract Senior/Subordinate
 Pass-Through Certificates, Series 1989F, Class C,
 and related Guarantee Fee and Excess Servicing payable
 by such Trust.................................................       (3)           (3)            (3)              (3)
- ------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------
                                                                                       PROPOSED           PROPOSED
 TITLE OF EACH CLASS OF                                             AMOUNT             MAXIMUM            MAXIMUM       AMOUNT OF
    SECURITIES TO BE                                                TO BE           OFFERING PRICE       AGGREGATE     REGISTRATION
       REGISTERED                                                 REGISTERED         PER UNIT(1)       OFFERING PRICE      FEE
- -----------------------------------------------------------------------------------------------------------------------------------
Manufactured Housing Contract Senior/Subordinate Pass-
 Through Certificates, Series 1989D, Class C,  and related
 Excess Servicing payable by such Trust........................      (3)                (3)                 (3)            (3)
- -----------------------------------------------------------------------------------------------------------------------------------
Manufactured Housing Contract Senior/Subordinate Pass-
 Through Certificates, Series 1989B, Class D,  and related
 Excess Servicing payable by such Trust........................      (3)                (3)                 (3)            (3)
- -----------------------------------------------------------------------------------------------------------------------------------
Manufactured Housing Contract Senior/Subordinate Pass-
 Through Certificates, Series 1988X, Class C,  and related
 Excess Servicing payable by such Trust........................      (3)                (3)                 (3)            (3)
- -----------------------------------------------------------------------------------------------------------------------------------
Manufactured Housing Contract Senior/Subordinate Pass-
 Through Certificates, Series 1988Q, Class C, and related
 Excess Servicing payable by such Trust........................      (3)                (3)                 (3)            (3)
- -----------------------------------------------------------------------------------------------------------------------------------
Manufactured Housing Contract Senior/Subordinate Pass-
 Through Certificates, Series 1988H, Class C, and related
 Excess Servicing payable by such Trust........................      (3)                (3)                 (3)            (3)
- -----------------------------------------------------------------------------------------------------------------------------------
Manufactured Housing Contract Pass-Through Certificates,
 Series 1988E, residual interest, and related Guarantee Fee
 and Excess Servicing payable by such Trust....................      (3)                (3)                 (3)            (3)
- -----------------------------------------------------------------------------------------------------------------------------------
Manufactured Housing Contract Pass-Through Certificates,
 Series 1987C, residual interest, and related Guarantee Fee
 and Excess Servicing payable by such Trust....................      (3)                (3)                 (3)            (3)
- -----------------------------------------------------------------------------------------------------------------------------------
Manufactured Housing Contract Pass-Through Certificates,
 Series 1987B, residual interest, and related Guarantee Fee
 and Excess Servicing payable by such Trust....................      (3)                (3)                 (3)            (3)
- -----------------------------------------------------------------------------------------------------------------------------------
GNMA Excess Spread payable with respect to 2,319 GNMA
 Pools originated by Green Tree................................      (3)                (3)                 (3)            (3)
- -----------------------------------------------------------------------------------------------------------------------------------
Limited Recourse Note Issued by Finance I......................      (3)                (3)                 (3)            (3)
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum aggregate offering price, pursuant to Rule 457(c).
(2) Previously paid.

(3) The Residual Assets have no stated principal amount. No additional consideration will be paid for the Residual Assets, Guarantee Fees, Excess Servicing, GNMA Excess Spread or the Finance I Note; accordingly, no separate filing fee is being paid herewith pursuant to Rule 457(n).

                    GREEN TREE SECURITIZED NET INTEREST

                            MARGIN TRUST 1994-A

                               ----------------

                           CROSS REFERENCE SHEET

       PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING LOCATION IN

                  PROSPECTUS OF PART I ITEMS OF FORM S-1

       ITEM NUMBER AND HEADING
 IN FORM S-1 REGISTRATION STATEMENT            LOCATION IN PROSPECTUS
 ----------------------------------            ----------------------
 1.Forepart of the Registration
     Statement and Outside Front
     Cover Page of Prospectus........ Outside Front Cover Page

 2.Inside Front and Outside Back
     Cover Pages of Prospectus....... Inside Front Cover Page; Outside Back
                                       Cover Page
 3.Summary Information, Risk Factors
     and Ratio of Earnings to Fixed
     Charges......................... Summary of Terms; Special Considerations

 4.Use of Proceeds................... Use of Proceeds

 5.Determination of Offering Price... Not Applicable

 6.Dilution.......................... Not Applicable

 7.Selling Security Holders.......... Not Applicable

 8.Plan of Distribution.............. Outside Front Cover Page; Underwriting

 9.Description of Securities to be
     Registered...................... Yield, Average Life and Prepayment
                                       Considerations; Description of the
                                       Certificates; Description of the Trust
                                       Documents
10.Interests of Named Experts and
     Counsel......................... Not Applicable

11.Information with Respect to the
     Registrant...................... Outside and Inside Front Cover Pages;
                                       Summary of Terms; Special
                                       Considerations; The Trust; The Trust
                                       Property; Historical and Projected Net
                                       Excess Cash Flow; Yield, Average Life
                                       and Prepayment Considerations;
                                       Description of the Certificates; Use of
                                       Proceeds; Appendix I; Outside Back
                                       Cover Page
12.Disclosure of Commission Position
     on Indemnification for
     Securities Act Liabilities...... Not Applicable

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                       SUBJECT TO COMPLETION--PRELIMINARY

                      PROSPECTUS DATED MARCH 11, 1994

PROSPECTUS

                           $508,000,000 (APPROXIMATE)

                       (LOGO OF GREEN TREE APPEARS HERE)

                     GREEN TREE SECURITIZED NET INTEREST
                              MARGIN TRUST 1994-A

                  % SECURITIZED NET INTEREST MARGIN CERTIFICATES
                                  -----------
  Green Tree Securitized Net Interest Margin Trust 1994-A (the "Trust") will be formed pursuant to a Trust Agreement, dated as of January 1, 1994, among Green Tree Manufactured Housing Net Interest Margin Finance Corp. I ("Finance I"), a wholly owned subsidiary of Green Tree Financial Corporation ("Green Tree"), Green Tree Manufactured Housing Net Interest Margin Finance Corp. II ("Finance II"), a wholly owned subsidiary of Green Tree, and Wilmington Trust Company, as Trustee. The Trust will issue $508,000,000 (approximate) aggregate principal
amount of   % Securitized Net Interest Margin Certificates (the
"Certificates"). The assets of the Trust will consist of (i) the residual cashflow from 26 real estate mortgage investment conduits ("REMICs"), whose assets consist of pools of manufactured housing contracts sold by or on behalf of Green Tree to investors between 1987 and 1993, and (ii) a limited recourse note (the "Finance I Note") issued by Finance I, and certain related property (as described herein). The Finance I Note will be secured by, and will be payable solely from, (i) Guarantee Fees payable with respect to 15 pools of manufactured housing contracts created by or on behalf of Green Tree between 1987 and 1993, (ii) the excess servicing fees payable with respect to 28 such pools, and (iii) certain excess spread payable with respect to manufactured housing contract GNMA Certificates sold by Green Tree between 1978 and 1993, and certain related property, all as described herein.

  The Certificates offered hereby represent fractional undivided interests in
the Trust. Principal and interest, at one-twelfth of the interest rate of   %
per annum, will be distributed to the Certificateholders on a monthly basis beginning March 15, 1994 (each, a "Distribution Date"). It is a condition of issuance that the Certificates be rated "BBB+" by Fitch Investors Service, Inc. ("Fitch") and "Baa3" by Moody Investors Service, Inc. ("Moody's").

  The Final Scheduled Distribution Date for the Certificates will be February 15, 2004. However, payment in full of the Certificates is expected to occur earlier than such date, as described herein. Investors may be unable to invest payments of principal received on the Certificates at a rate equal to the interest rate on the Certificates.

  The Certificates initially will be represented by certificates registered in the name of Cede & Co., the nominee of the Depository Trust Company ("DTC"). The interests of beneficial owners of the Certificates ("Certificate Owners") will be represented by book entries on the records of the participating member of DTC. Definitive Certificates will be available only under the limited circumstances described herein. See "Description of the Certificates-- Registration of the Certificates."

  Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner, & Smith Incorporated (the "Underwriters") intend to make a secondary market in the Certificates, but have no obligation to do so. There can be no assurance that a secondary market for the Certificates will develop, or if it does develop, that it will continue.

  The Certificates will not be insured or guaranteed by any governmental agency or instrumentality, by Green Tree or any of its affiliates, or by the Underwriters or any of their affiliates, and will be payable only from amounts held by or owed to the Trust.

  FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE CERTIFICATES, SEE "SPECIAL CONSIDERATIONS" HEREIN.

                                  -----------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                                            Price to  Underwriting  Proceeds to
                                           Public (1) Discount(2)  the Trust (3)
- --------------------------------------------------------------------------------
Per Certificate...........................        %           %            %
- --------------------------------------------------------------------------------
Total.....................................   $           $            $
================================================================================

(1) Plus accrued interest, if any, from March  , 1994.
(2) Green Tree has agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933. See "Underwriting."
(3) Before deducting expenses, estimated to be $    .

                                  -----------
  The Certificates are offered subject to prior sale, when and if issued by the Trust and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Certificates will be made in book-entry form only through the Same Day Funds Settlement system of DTC on or about March , 1994.

                                  -----------
LEHMAN BROTHERS                                              MERRILL LYNCH & CO.

March  , 1994

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE CERTIFICATES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

  Until       , 1994, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                         REPORTS TO CERTIFICATEHOLDERS

  The Trust will cause to be provided to the holders of the Certificates certain monthly and annual reports concerning the Certificates and the Trust as further described in this Prospectus under "Description of the Certificates-- Reports to Certificateholders."

                             ADDITIONAL INFORMATION

  This Prospectus contains a summary of certain material terms of certain of the documents referred to herein, but does not contain all of the information set forth in the Registration Statement of which this Prospectus is a part (the "Registration Statement"). For further information, reference is made to such Registration Statement and the exhibits thereto which Green Tree has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. Statements contained in this Prospectus describing a provision of any agreement or other document referred to are summaries, and if this Prospectus indicates that such agreement or other document has been filed as an exhibit to the Registration Statement, reference is made to the copy of the agreement or other document filed as an exhibit, each such statement being qualified in all respects by reference to the actual provision being described. Copies of the Registration Statement can be inspected and, upon payment of the Commission's prescribed charges, copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at certain of its Regional Offices located as follows: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661.

                                SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus.

Issuer..................  Green Tree Securitized Net Interest Margin Trust
                          1994-A (the "Trust"), a Delaware business trust to be formed on or about March , 1994 (the "Closing Date") by Green Tree Manufactured Housing Net Interest Mar-gin Finance Corp. I ("Finance I") pursuant to a Trust Agreement dated as of January 1, 1994 (the "Trust Agreement") among Finance I, Green Tree Manufactured Housing Net Interest Margin Finance Corp. II ("Fi-nance II") and Wilmington Trust Company, as Trustee (the "Trustee").

Securities Offered......  $508,000,000 (approximate) aggregate principal amount
                          of   % Securitized Net Interest Margin Certificates
                          ("SNIMCs" or the "Certificates"), issued pursuant to the Trust Agreement. The Trust will also issue cer-tificates representing subordinated interests in the Trust (the "Subordinated Certificates"), which are not offered hereby, to Finance I and Finance II.

Trust Property..........
                          The Certificates will be secured by, and payable solely from, the Trust Property. The Trust Property will consist of (i) a limited recourse note in the initial amount of $321,000,000 (the "Finance I Note") issued by Finance I, which in turn will be secured by, and payable solely from, the Fee Assets (as described below), (ii) the "residual interests" in certain trusts (the "Residual Assets"), (iii) a reserve fund for the benefit of Certificateholders (the "Reserve Fund"), and (iv) the related property described below. The Trust Property represents the residual cashflow (net interest margin) payable from certain pools of manufactured housing contracts (the "Contracts") sold by Green Tree between 1978 and 1993. The initial principal amount of the Certificates is equal to approximately 78% of the sum of (i) the estimated present value of the Fee Assets securing the Finance I Note ($411,007,189) and (ii) the estimated present value of the Residual Assets ($239,946,319), all as further described in the diagram on page 10, but such estimates are based on a number of assumptions about the future performance of the Fee Assets and the Residual Assets. See "Special Considerations" and "Yield, Average Life and Prepayment Considerations." In particular, the prepayment assumptions used in calculating the estimated present value of the Trust Property are disclosed graphically on page 27 on the curve entitled "Base Case," and in the table on page 28 under the heading "Projected Prepayment Experience."

 A. Finance I Note.....   The Finance I Note will be a limited recourse obliga-
                          tion of Finance I, payable solely from certain assets
                          (the "Fee Assets") acquired by Finance I from Green
                          Tree. The Finance I Note bears interest at a rate of
                            % per annum, and principal and interest thereon is
                          payable on the fifteenth day (or, if such day is not
                          a business day, the next succeeding business day) of each month, commencing March 15, 1994. The Fee Assets consist of (i) Green Tree's right to fees for provid-ing specified levels of recourse to Green Tree against delinquen-cies, defaults and net liquidation losses on certain pools of Contracts ("Guarantee Fees"), (ii) excess spread on certain pools of Contracts evidenced by GNMA Certificates ("GNMA excess spread"), and (iii) the excess portion of fees for servicing certain pools of Contracts ("excess servicing"). The Guaran-tee Fees and GNMA excess spread have a stated maximum amount ranging from 286 to 500 basis points of the outstanding principal balance of the related pool be-fore servicing fees, expenses and losses. Green
                          Tree's stated servicing fee with respect to the pools giving rise to the excess servicing is generally 100 basis points, of which the excess servicing included in the Fee Assets is generally 50 basis points, sub-ject to the availability of funds remaining after payment of amounts due investors in such pool and other specified trust expenses (including the normal servicing fee being retained by Green Tree). The ini-tial principal amount of the Finance I Note is equal to approximately 78% of the estimated present value of the Fee Assets (as further described in the dia-gram on page 10), but such estimate is based on a number of assumptions about the future performance of the Fee Assets. See "The Trust Property--The Fee As-sets" and "Yield, Average Life and Prepayment Consid-erations."

 B. Residual Assets....   The Residual Assets were issued by 26 trusts created
                          by or for Green Tree between 1987 and 1993 in connec-tion with Green Tree's quarterly securitizations of manufactured housing contracts originated and serv-iced by Green Tree. The Residual Asset with respect to each such trust represents the excess cashflow re-maining after payment of amounts due investors in such pool, servicing fees and other specified trust expenses. The excess cashflows with respect to the Residual Assets issued by the 13 trusts that do not pay Guarantee Fees has generally ranged from 327 to 578 basis points of the outstanding principal balance of the related pool, before servicing fees, losses and expenses. The excess cashflows with respect to the Residual Assets issued by the remaining 13 trusts are payable only after the payment of a Guarantee
                          Fee, and accordingly are expected to generate cash flow only periodically, when the excess cashflow ex-ceeds the applicable Guarantee Fee. Certain of the Residual Assets also represent the right to receive funds held in a reserve fund by the related trust when released by the trust. Each of these Residual
                          Assets constitutes the "residual interest" in a "real estate mortgage investment conduit" ("REMIC"). See
                          "The Trust Property--The Residual Assets" and "Yield,
                          Average Life and Prepayment Considerations."

 C. Inside Refinancing
   Payments............
                          In connection with the assignments by Green Tree to Finance I and Finance II of the Fee Assets and the Residual Assets, Green Tree will agree that, with re-spect to any Contract that is refinanced by the cus-tomer through Green Tree (an "inside refinancing"), Green Tree will pay to Finance I and/or Finance II, as applicable, an amount intended to equal the esti-mated present value of the net excess cashflow that would have been generated by that Contract had it not been refinanced (an "inside refinancing payment"). The right to receive such inside refinancing payments will be assigned by Finance I and Finance II to the

                          Trust. Any such inside refinancing payments relating to the Fee Assets will be applied to pay interest and principal on the Finance I Note, and any such inside refinancing payments relating to the Residual Assets would be paid directly to the Trust, and in either case will be used by the Trust to pay interest and principal on the Certificates. See "The Trust Proper-ty--Inside Refinancing Payments."

 D. Reserve Fund.......   On the Closing Date, the Trust will retain
                          $20,320,000 of the proceeds from the sale of the Cer-tificates and deposit such amount into the Reserve
                          Fund. On any Distribution Date, if the Amount Avail-able is not sufficient to pay the Certificateholders'
                          Interest Distributable Amount (as defined below), the
                          Trustee will withdraw the amount of such deficiency
                          (or the amount of funds in the Reserve Fund, if less) from the Reserve Fund and deposit such funds in the Certificate Account. If the funds on deposit in the Certificate Account are insufficient to pay the out-standing principal amount of the Certificates on the Distribution Date occurring in February 2004, or upon the maturity of the Certificates following accelera-tion upon an Event of Default (as described under "Description of the Certificates--Events of De-fault"), the Trustee will withdraw the amount of such deficiency (or the amount of funds in the Reserve
                          Fund, if less) from the Reserve Fund and deposit such funds in the Certificate Account.

Contract Originator and   Green Tree originated substantially all of the Con-
 Servicer...............  tracts. See "Green Tree Financial Corporation." Fi-
                          nance I and Finance II are wholly owned special pur-pose subsidiaries of Green Tree.

Trustee.................  Wilmington Trust Company, as Trustee under the Trust
                          Agreement. See "Description of the Trust Documents-- the Trustee."

Administrator...........  First Trust National Association, St. Paul, Minneso-
                          ta. The Administrator will perform various adminis-trative functions on behalf of the Trust.

Terms of the              The principal terms of the Certificates will be as
 Certificates...........  described below.

 A. Distribution          Principal and interest on the Certificates will be
  Dates................   payable on the fifteenth day (or, if such day is not
                          a business day, the next succeeding business day) of each month, commencing March 15, 1994 (each, a "Dis-tribution Date") to holders of record as of the busi-ness day immediately preceding the related Distribu-tion Date (the "Record Date"). Distributions of in-terest and principal on the Certificates on any Dis-tribution Date will be made only from amounts on de-posit in the Certificate Account on such Distribution
                          Date (the "Amount Available") and from funds in the Reserve Fund, if any. In the event that the Amount
                          Available is not sufficient to make a full distribu-tion of amounts due on any Distribution Date, the amount of the deficiency will be carried forward as an amount that the Certificateholders are entitled to receive on the next Distribution Date. Any amount carried forward will, to the extent legally permissi-ble, bear interest at the Interest Rate (as defined below).

 B. Interest...........     % per annum (the "Interest Rate") payable monthly
                          at one-twelfth of the annual rate (calculated on the basis of a 360-day year of 30-day months).

                          On each Distribution Date, the Trustee will distrib-ute pro rata to Certificateholders accrued and unpaid interest at the Interest Rate on the aggregate out-standing principal amount of the Certificates (the "Certificateholders' Interest Distributable Amount"). Interest in respect of a Distribution Date will ac-crue from the most recent Distribution Date to which interest has been paid to but excluding such Distri-bution Date. Finance I and Finance II will receive a distribution of interest on March 15, 1994 equal to the interest accrued on the initial principal amount of the Certificates at the Interest Rate from January 15, 1994 to the Closing Date. Certificateholders of record on March 14, 1994 will receive a distribution of interest on March 15, 1994 equal to the interest accrued on the initial principal amount of Certifi-cates at the Interest Rate from the Closing Date to March 15, 1994.

                          In the event that the Amount Available (as defined below) in the Certificate Account (as defined below) is not sufficient to make a full distribution of the Certificateholders' Interest Distributable Amount, the amount of the deficiency will be carried forward as an amount that the Certificateholders are entitled to receive on the next Distribution Date. Any amount carried forward will, to the extent legally permissi-ble, bear interest at the Interest Rate.

 C. Principal..........   On each Distribution Date, all funds held by the
                          Trust in the Certificate Account after payment of the Certificateholders' Interest Distributable Amount will be payable as principal on the Certificates (the
                          "Certificateholders' Principal Distributable
                          Amount"). The distribution of principal on March 15, 1994 will represent collections on the Trust Property for February 15 and March 15, 1994.

 D. Optional              The holders of the Subordinated Certificates may, on
  Prepayment...........   any Distribution Date when the outstanding principal
                          amount of the SNIMCs is less than 10% of the original principal amount of the SNIMCs, cause the Trust to prepay the SNIMCs in whole but not in part by con-tributing cash to the Trust in an amount equal to the unpaid principal amount of the SNIMCs (plus any ac-crued and unpaid interest on the SNIMCs).

 E. Subordination of
    Subordinated
    Certificates.......
                          The Subordinated Certificates will have an initial principal value of $142,953,508 (approximate). No payments of principal or interest will be made on the Subordinated Certificates (which are not being of-fered hereby) until the SNIMCs have been paid in full.

Certain Federal Income
 Tax Consequences.......
                          In the opinion of Dorsey & Whitney, counsel to the Trust, for federal income tax purposes, the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corpora-tion. Although there are no regulations, published rulings or judicial decisions involving the charac-terization for federal income tax purposes of inter-ests with the same terms as the Certificates, and al-though the result is not free from doubt, on balance, in the opinion of Dorsey & Whitney, the Certificates will be classified as debt for fed-eral income tax purposes. Alternative characteriza-tions of the Certificates are possible, but would not result in materially adverse tax consequences to the Certificateholders. See "Certain Federal Income Tax Consequences."

ERISA Considerations....  The Employee Retirement Income Security Act of 1974,
                          as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), impose certain re-quirements on those pension, profit sharing and other employee benefit plans to which they apply and on those persons who are fiduciaries with respect to such plans. Prospective investors who are subject to ERISA and the relevant provisions of the Code should consult their legal advisors about applicable re-strictions taking into account that the Underwriters have advised Green Tree that they intend (although they are not obligated) to make a market in the Cer-tificates and to distribute the Certificates in a manner that will result in the Certificates initially being held by more than 100 unrelated investors. In accordance with ERISA's fiduciary standards, before investing in the Certificates a fiduciary should de-termine whether such an investment is permitted under the documents and instruments governing the plan and is appropriate for the plan in view of its overall investment policy and the composition and diversifi-cation of its investment portfolio. See "ERISA Con-siderations."

Legal Investment          The Certificates may not be acquired by a "disquali-
 Considerations.........  fied organization" (as defined herein). By acceptance of a Certificate, each purchaser will be deemed to represent that it is not a disqualified organization.
                          See "Restrictions on Transfer."

                          The Certificates will not constitute "mortgage re-lated securities" for purposes of the Secondary Mort-gage Market Enhancement Act of 1984. Accordingly, in-stitutions whose investment activities are subject to review by federal or state regulatory authorities should consult with their counsel or the applicable authorities to determine whether and to what extent the Certificates constitute legal investments for them. See "Legal Investment Considerations."

Rating..................  It is a condition to the issuance of the Certificates that they be rated "BBB+" by Fitch and "Baa3" by Moody's. The rating of the Certificates by Fitch ad-dresses the likelihood that the Amount Available each month plus the funds in the Reserve Fund will be suf-ficient to make the timely payment of interest and ultimate payment of principal on the Certificates. The rating of the Certificates by Moody's addresses the likelihood that the Amount Available each month plus the funds in the Reserve Fund will be sufficient to make the ultimate payment of principal and inter-est on the Certificates. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agency.

                             SPECIAL CONSIDERATIONS

  Prospective Certificateholders should consider, among other things, the following factors in connection with the purchase of the Certificates:

    1. Limited Liquidity. The Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in the Certificates, limiting the market for such securities.

    There currently is no secondary market for the Certificates. The Underwriters expect, but are not obligated, to make a market in the Certificates. There can be no assurance that any such market will develop or continue.

    2. Credit Risks; Limited Assets. Because of the nature of the Trust Property and the complexity of analyzing the credit risks associated therewith, the Certificates are an appropriate investment only for persons familiar with manufactured housing contract performance and asset-backed security structures. The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Finance I Note, the Residual Assets and the Reserve Fund. Finance I likewise will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Fee Assets. Certificateholders must therefore rely for repayment solely upon payments on the Fee Assets and the Residual Assets.

    3. Risks of Manufactured Housing Contracts. Losses on the Contracts above certain assumed levels, as described in "Yield, Average Life and Prepayment Considerations," would adversely affect the yield on the Certificates. Loss experience on the Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions may be volatile, and historically have affected the delinquency, loan loss and repossession experience of the Contracts. Moreover, regardless of its location, manufactured housing generally depreciates in value. Consequently, the market value of certain manufactured homes could be or become lower than the principal balance of the Contracts they secure.

    4. Subordination of Trust Property. As described in "The Trust Property," payments of principal and interest on the manufactured housing contracts in the 28 pools of manufactured housing contracts sold by or on behalf of Green Tree to investors in Green Tree's quarterly securitizations of manufactured housing contracts between 1987 and 1993 (the "Securitized Pools"), and all of the pools of manufactured housing contracts securing GNMA Certificates sold by Green Tree between 1978 and 1993 (the "GNMA Pools") will be available to make payments on the Certificates only after required payments have been made on the related securities issued in such prior offerings. The order of priority for monthly distribution of all collected funds in a Securitized Pool or GNMA Pool is (i) Class A principal and interest, (ii) Class B principal and interest, and (iii) the Trust Property. Accordingly, losses on the Contracts generally will be absorbed by the Trust Property before being allocated to the related securities issued in such prior offerings. In addition, the only credit enhancement available to the holders of the Certificates is the estimated overcollateralization of the Finance I Note, the estimated overcollateralization of the Certificates, and any funds which may be released from the reserve funds held by certain of the Securitized Pools.

    The yield on the Certificates may also be affected by an extremely fast rate of principal payments on the Contracts (including defaults and voluntary prepayments) and by an unusually rapid prepayment of Contracts with higher than average interest rates. Investors in the Certificates should consider the risk that, if the Contracts experience extreme prepayment rates, Certificateholders may experience a reduction in yield or fail to recoup fully their initial investments. See "Yield, Average Life and Prepayment Considerations."

    Unlike standard corporate bonds, the timing and amount of principal payments on the Certificates is not fixed and will be determined by the timing and amount of cash flows in the Trust Property, which in turn will be dependent on the rate of prepayments and by the timing and amount of delinquencies and losses realized on the Contracts. The timing of principal payments on manufactured housing contracts is affected by a variety of economic, geographic, legal and social factors, primarily because manufactured housing contracts may be prepaid by the borrowers at any time.

    5. Certain Matters Relating to Insolvency. Green Tree intends that the assignment of the Fee Assets and the Residual Assets to Finance I and Finance II and then the issuance of the Finance I Note and the transfer of the Residual Assets to the Trust constitute a sale, rather than a pledge of the Fee Assets and the Residual Assets to secure indebtedness of Green Tree. However, if Green Tree were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of Green Tree or Green Tree as debtor-in-possession may argue that the sale of the Fee Assets and the Residual Assets by Green Tree was a pledge of the Fee Assets and the Residual Assets rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the Certificateholders.

    In addition, Dorsey & Whitney, counsel to Green Tree, will render an opinion to the effect that, in the event Green Tree were to become a debtor under the federal bankruptcy code, a court would not order that the assets and liabilities of Finance I, Finance II and Green Tree should be consolidated. Such opinion is subject to a number of assumptions, qualifications and exceptions, and any such consolidation in the event of Green Tree's bankruptcy could result in a delay in or reduction of distributions to the Certificateholders.

    The steps necessary to perfect the security interest in a manufactured home will vary from state to state, and in any given state may vary depending on the nature and location of the individual manufactured home. Because of the expense and administrative inconvenience involved, Green Tree did not amend any certificates of title or file any assignments of mortgage to record the interest of the purchaser of each Contract. Consequently, in the absence of such amendment or recordation, the assignment to GNMA (in the case of GNMA Pools) or the trustee of the Securitized Pool, as applicable, of the security interest in the manufactured home may not be effective in favor of GNMA or such pool trustee or the assignment of the security interest may not be effective against creditors of Green Tree or a trustee in bankruptcy of Green Tree. Green Tree's insolvency and subsequent termination as servicer of the Contracts might accordingly result in increased delays and expense in liquidating Contracts secured by manufactured homes located in some states.

                             SUMMARY OF TRANSACTION

  On the Closing Date, Green Tree will assign the Fee Assets and the Residual Assets to Finance I and Finance II (collectively, the "Subordinated Certificateholders"), pursuant to two substantially similar Assignments, dated as of January 1, 1994 (each an "Assignment," and collectively the "Assignments"). The Subordinated Certificateholders will in turn establish the Trust by the issuance of the Finance I Note and the transfer of the Residual Assets to the Trust pursuant to a Transfer Agreement, dated as of January 1, 1994 (the "Transfer Agreement"). The Trust will then issue the Certificates pursuant to the Trust Agreement, and remit the proceeds of the sale of the Certificates (net of certain expenses) to Finance I and Finance II. The Subordinated Certificates, which are not being offered hereby, will be issued to Finance I and Finance II.

  On each Distribution Date, Finance I will remit to the Trustee on behalf of the Trust (i) interest then due and payable on the Finance I Note, plus (ii) principal then due and payable on the Finance I Note (equal to all Fee Asset collections remitted to Finance I on such Distribution Date, net of the interest paid on the Finance I Note). On each Distribution Date, the Trustee will also receive all distributions on the Residual Assets, plus any inside refinancing payments and repurchase payments made by Green Tree as described herein.

  On each Distribution Date, from (i) payments received on the Finance I Note and (ii) distributions received on the Residual Assets, the Trustee on behalf of the Trust will make the required payments on the SNIMCs, first to pay interest then due and payable, then to pay any expenses of the Trust which Green Tree or the Subordinated Certificateholders were obligated to pay but did not pay, and then all remaining collected funds will be applied to reduce the principal amount of the SNIMCs. The Subordinated Certificates will receive no distributions until the SNIMCs are paid in full.

                          [INSERT STRUCTURAL DIAGRAM]

                        GREEN TREE FINANCIAL CORPORATION

GENERAL

  Green Tree is a Minnesota corporation which, as of December 31, 1993, had stockholders' equity of approximately $549,429,000. Green Tree purchases, pools, sells and services conditional sales contracts for manufactured housing throughout the nation. Green Tree is currently the largest servicer of manufactured housing government insured or guaranteed contracts, and is one of the largest servicers of conventional manufactured housing contracts, in the United States. Green Tree operates its business through 40 regional service centers throughout the United States, serving the 48 contiguous states and Alaska. Green Tree's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (612) 293-3400). Green Tree's Annual Report on Form 10-K for the year ended December 31, 1992, most recent Proxy Statement and, when available, subsequent quarterly and annual reports are available from Green Tree upon written request.

  As further described under "The Trust Property," Green Tree has determined that its financial condition, continued ability to perform on its limited guarantee obligations with respect to those Securitized Pools that pay Guarantee Fees, and continued ability to perform as servicer of the Contracts, is not material to the cashflow payable on the Fee Assets and the Residual Assets. Accordingly, the financial statements of Green Tree are not material to the offering made hereby.

CONTRACT ORIGINATION

  Green Tree originated substantially all of the Contracts. Less than 2% of the Contracts were originated by other lenders and subsequently purchased by Green Tree. Through its regional service centers, Green Tree arranges to purchase manufactured housing contracts from manufactured housing dealers located throughout the United States. Green Tree's regional service center personnel contact dealers located in their region and explain Green Tree's available financing plans, terms, prevailing rates and credit and financing policies. If the dealer wishes to use Green Tree's available customer financing, the dealer must make an application for dealer approval. Upon satisfactory results of Green Tree's investigation of the dealer's creditworthiness and general business reputation, Green Tree and the dealer execute a dealer agreement. Green Tree also originates manufactured housing installment loan agreements directly with customers.

  The dealer or customer submits the customer's credit application and purchase order to one of Green Tree's regional service centers where Green Tree's personnel conduct an analysis of the creditworthiness of the proposed buyer. The analysis includes a review of the applicant's paying habits, length and likelihood of continued employment, and certain other factors. If the application meets Green Tree's guidelines and the credit is approved, Green Tree agrees to fund the contract after the home is delivered and the customer has moved in.

  For manufactured housing contracts, Green Tree uses a proprietary automated credit scoring system which was initially implemented in 1988 and subsequently refined and statistically re-validated in 1991. It is a statistically based scoring system which quantifies responses using variables obtained from customers' credit applications. As of December 31, 1993, this credit scoring system had been used in making credit determinations on approximately 1,140,000 applications. Green Tree believes the use of this proprietary credit scoring system has contributed to the reduction in the number of repossessions incurred as a percentage of Green Tree's servicing portfolio, as indicated in the table below.

POOLING AND DISPOSITION OF CONTRACTS

  Green Tree generally pools contracts for sale to investors within 15 to 120 days of purchase. In the case of FHA-insured and VA-guaranteed manufactured housing contracts, Green Tree generally issues GNMA Certificates. The GNMA Certificates, which provide for the payment by Green Tree to registered holders of GNMA Certificates of monthly payments of principal and interest and the "pass-through" of any prepayments of the contracts, are described under "The Trust Property--GNMA Excess Spread" below.

  In the case of conventional manufactured housing contracts, Green Tree sells pools of contracts through the asset securitization vehicles described under "The Trust Property" below.

SERVICING

  Green Tree services all of the manufactured housing contracts it originates or purchases from other originators, collecting loan payments, taxes and insurance payments where applicable and other payments from borrowers and remitting principal and interest payments to the holders of the conventional contracts or of the GNMA Certificates. Green Tree management is not aware of any trends or anomalies which have adversely affected the delinquency, loan loss or repossession experience of the Contracts.

  The following table sets forth the delinquency experience at December 31 for each of the past five years of the portfolio of manufactured housing contracts serviced by Green Tree (other than contracts already in repossession) (excluding contracts serviced for others).

                             DELINQUENCY EXPERIENCE

                                                   AT DECEMBER 31,
                                       ---------------------------------------
                                        1989    1990    1991    1992    1993
                                       ------- ------- ------- ------- -------
Number of Contracts Outstanding (1) .. 191,108 216,641 248,352 273,383 332,330
Number of Contracts Delinquent (2):
  30-59 Days..........................   2,619   2,434   2,862   2,464   2,577
  60-89 Days..........................     843     910     987     855     912
  90 Days or More.....................   1,008   1,268   1,676   1,598   1,643
Total Contracts Delinquent............   4,470   4,612   5,525   4,917   5,132
Delinquencies as a Percent of Con-
 tracts Outstanding (3):
  30-59 Days..........................   1.37%   1.12%   1.15%   0.90%   0.78%
  60-89 Days..........................   0.44%   0.42%   0.40%   0.31%   0.27%
  90 Days or More.....................   0.53%   0.59%   0.67%   0.58%   0.49%
  Total Delinquencies.................   2.34%   2.13%   2.22%   1.80%   1.54%

- --------
(1) Excludes contracts already in repossession.
(2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month.
(3) By number of contracts.

  The following table sets forth the loan loss and repossession experience for the periods indicated of the portfolio of manufactured housing contracts serviced by Green Tree (excluding contracts serviced for others).

                       LOAN LOSS/REPOSSESSION EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                             AT DECEMBER 31,
                          ------------------------------------------------------
                             1989       1990       1991       1992       1993
                          ---------- ---------- ---------- ---------- ----------
Number of Contracts
 Serviced (1)...........     192,876    218,707    250,813    275,154    334,238
Principal Balance of
 Contracts Serviced (1).  $3,315,700 $3,800,836 $4,412,066 $4,936,514 $6,491,504
Contract Liquidations:
  Number................       6,062      5,374      5,978      6,899      5,781
  Percentage (2)........       3.33%      2.61%      2.55%      2.62%      1.90%
Net Losses:
  Dollars (3)...........  $   40,473 $   33,829 $   38,583 $   55,031 $   49,405
  Percentage (4)........       1.30%      0.95%      0.94%      1.18%      0.86%
Repossession Inventory:
  Number................       1,768      2,066      2,461      1,771      1,908
  Percentage (5)........       0.92%      0.94%      0.98%      0.64%      0.57%

- --------
(1) As of period end. Includes contracts already in repossession.
(2) As a percentage of the average number of contracts being serviced during the period.
(3) The calculation of net loss includes unpaid interest to the date of repossession and all expenses of repossession and liquidation.
(4) As a percentage of the average principal balance of contracts being serviced during the period.
(5) As a percentage of the number of contracts being serviced as of period end.

  Finance I and Finance II are wholly owned special purpose subsidiaries of Green Tree. Finance I has a right of offset relative to the Fee Assets and the Finance I Note.

                                   THE TRUST

  The Issuer, Green Tree Securitized Net Interest Margin Trust 1994-A, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus. Prior to the issuance of the Finance I Note and the transfer of the Residual Assets to the Trust, the Trust will have no assets or obligations. After its formation, the Trust will not engage in any activity other than (i) acquiring and holding the Trust Property and the proceeds therefrom, (ii) issuing the Certificates and the Subordinated Certificates, (iii) making payments on the Certificates and
(iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

  The Trust's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Trustee, at the address listed below under "The Trustee."

THE TRUSTEE

  Wilmington Trust Company is the Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. Green Tree and its affiliates may maintain commercial banking relations with the Trustee and its affiliates. The Trustee will perform limited administrative functions under the Trust Agreement, including making distributions from the Certificate Account. The Trustee's liability in connection with the issuance and sale of the Certificates is limited solely to the express obligations of the Trustee set forth in the Trust Agreement. The Trustee may resign at any time, in which event the Subordinated Certificateholders will be obligated to appoint a successor trustee. The Subordinated Certificateholders may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the Trust Agreement or if the Trustee becomes insolvent. In such circumstances, the Subordinated Certificateholders will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                              THE TRUST PROPERTY

  The Trust Property will consist of the Finance I Note and the Residual Assets. Finance I's obligation under the Finance I Note is limited to paying all proceeds of the Fee Assets to the Trust until the Finance I Note is paid in full. The Trust has no recourse against Finance I for a default on the Finance I Note other than to foreclose upon and sell the Fee Assets pledged to secure the Finance I Note. The Fee Assets and the Residual Assets represent the residual cashflow (net interest margin) payable from the 28 Securitized Pools and the 2,319 GNMA Pools. Each of the Securitized Pools and GNMA Pools are described in greater detail in Appendix I to this Prospectus. The table below identifies each Securitized Pool and the components of the Fee Assets and Residual Assets produced by it. The table below also provides similar information with respect to the GNMA Pools. For purposes of description in this Prospectus, the GNMA Pools have been grouped into 9 pools by year of issuance of the related GNMA Certificate with all GNMA Certificates issued prior to 1986 being grouped into a single pool. All the statistical information provided below and in Appendix I was derived from Green Tree's financial books and records.

                       NET INTEREST MARGIN SEGMENTATION

                                         WEIGHTED AVERAGE
                                         INTEREST MARGIN/
                          POOL PRINCIPAL   GNMA EXCESS     NORMAL    EXCESS
TRANSACTION                  BALANCE        SPREAD(1)     SERVICING SERVICING  GUARANTEE FEE    RESIDUAL ASSET
- -----------               -------------- ---------------- --------- --------- ---------------- ----------------
GTFC 1993-4.............  $  720,973,959       3.66%        0.50%     0.50%         N/A        Remaining Excess
GTFC 1993-3.............     648,127,948       4.62         0.50      0.50          3.00%            (2)
GTFC 1993-2.............     432,952,311       4.79         0.50      0.50          3.00             (2)
GTFC 1993-1.............     233,917,273       5.02         0.50      0.50          3.00             (2)
GTFC 1992-2.............     263,253,660       3.90         0.50      0.50          3.00             (2)
GTFC 1992-1.............     223,816,577       5.29         0.50      0.50          4.00 (3)         (3)
MLMI 1992D..............     187,236,472       4.70         0.50      0.50          N/A        Remaining Excess
MLMI 1992B..............     473,510,261       5.76         0.50      0.50          N/A        Remaining Excess
MLMI 1991I..............     121,412,618       5.26         0.50      0.50          N/A        Remaining Excess
MLMI 1991G..............     119,140,631       5.14         0.50      0.50          N/A        Remaining Excess
MLMI 1991D..............      92,060,968       4.98         0.50      0.50          N/A        Remaining Excess
MLMI 1991B..............      64,866,724       4.67         0.50      0.50          N/A        Remaining Excess
MLMI 1990I..............      72,288,791       4.68         0.50      0.50          N/A        Remaining Excess
MLMI 1990G..............      81,658,055       4.11         0.50      0.50          4.00             (2)
MLMI 1990D..............      68,465,325       4.21         0.50      0.50          3.35             (2)
MLMI 1990B..............      47,297,224       3.82         0.50      0.50          2.99             (2)
MLMI 1989H..............      69,486,801       4.22         0.50      0.50          3.00             (2)
MLMI 1989F..............      79,969,150       4.16         0.50      0.50          3.00             (2)
MLMI 1989D..............      58,415,195       3.90         0.50      0.50          N/A        Remaining Excess
MLMI 1989B..............      28,408,287       3.32         0.50      0.50          N/A        Remaining Excess
MLMI 1988X..............      48,976,620       3.47         0.50      0.50          N/A        Remaining Excess
MLMI 1988Q..............      61,978,163       3.81         0.50      0.50          N/A        Remaining Excess
MLMI 1988H..............      39,615,510       3.27         0.50      0.50          N/A        Remaining Excess
MLMI 1988E..............      43,398,005       3.96         0.50      0.50    Remaining Excess       (2)
MLMI 1987C..............      41,750,161       3.57         0.50      0.50    Remaining Excess       (2)
MLMI 1987B..............      25,742,132       4.32         0.50      0.50    Remaining Excess       (2)
MaHCs 1987-B............      51,692,915       4.37         0.50      1.00    Remaining Excess       N/A
MaHCs 1987-A............      18,233,098       4.10         0.50      1.00    Remaining Excess       N/A
GNMA 1993...............     220,011,048       2.95         0.50       N/A          N/A              N/A
GNMA 1992...............     235,990,153       2.95         0.50       N/A          N/A              N/A
GNMA 1991...............     380,291,336       2.95         0.50       N/A          N/A              N/A
GNMA 1990...............     274,014,369       2.95         0.50       N/A          N/A              N/A
GNMA 1989...............     185,431,694       2.94         0.50       N/A          N/A              N/A
GNMA 1988...............     107,223,465       2.92         0.50       N/A          N/A              N/A
GNMA 1987...............     119,020,205       2.91         0.50       N/A          N/A              N/A
GNMA 1986...............     104,091,589       2.89         0.50       N/A          N/A              N/A
GNMA Pre-1986...........     122,809,613       2.83         0.50       N/A          N/A              N/A
                          --------------
 Total..................  $6,167,528,305
                          ==============

- --------
(1) Represents the gross interest spread between the weighted average loan rate and the weighted average investor rate for each pool as of the Cut-off Date stated as a percentage of the outstanding pool balance before losses, servicing fee and other trust expenses.
(2) Indicates a Residual Asset which generally is not expected to receive significant amounts of net excess cash flow due to the existence of a Guarantee Fee which is expected to consume substantially all net excess cash flow.
(3) GTFC 1992-1 has a Guarantee Fee of 4.00% for the first 72 months. Thereafter, all net excess cashflow is paid to the Residual Asset.

  The estimated present value of each component of the Trust Property described on pages 15-20 was calculated based on a number of assumptions about the future performance of the Contracts. Those assumptions were in turn based upon an extensive loan-by-loan statistical analysis of the historical performance of Green Tree's servicing portfolio of manufactured housing contracts since 1976. This

Prospectus first describes the characteristics of each component of the Fee Assets and the Residual Assets; it then describes the historical and base-case projected prepayment, default and recovery experience of Green Tree's servicing portfolio; finally, pages 32-34 disclose the projected performance of the Certificates under Green Tree management's base-case projections of Contract prepayment, default and recovery, and the performance of the Certificates under a variety of alternative default and interest rate scenarios.

  The following description of generic types of transaction structures is qualified in its entirety by the information included in Appendix I.

THE FEE ASSETS

  The Finance I Note will have an initial principal amount of $321,000,000. The Fee Assets have an estimated present value as of January 1, 1994 (the "Cut-off Date") of approximately $411,007,189, but such estimate is based on a number of assumptions about the future performance of the Fee Assets, as described below under "Yield, Average Life and Prepayment Considerations." The Fee Assets consist of (i) the Guarantee Fees; (ii) the excess servicing with respect to the Securitized Pools; and (iii) the GNMA excess spread. Each of these assets is described in greater detail below.

THE GUARANTEE FEES

  The Guarantee Fees have an aggregate estimated present value as of the Cut-off Date (based on the assumptions described under "Yield, Average Life and Prepayment Considerations" below) of $237,906,588. Fifteen of the 28 Securitized Pools provide for the payment to Green Tree or a subsidiary of a Guarantee Fee, as compensation for providing a limited guarantee against delinquencies and losses on the related Contracts, and (in some cases) arranging for additional credit enhancement from third parties. The Guarantee Fees have a stated maximum amount ranging from 399 to 500 basis points of the outstanding principal balance of the related pool before servicing fees, expenses and losses. The limited guarantee and other credit enhancement provided to investors has taken several basic forms.

  With respect to 5 Securitized Pools, Green Tree or a subsidiary is obligated to advance delinquent payments and to repurchase Contracts that have defaulted (i.e., the servicer has repossessed the manufactured home, or the Contract has become 120 or more days delinquent). Green Tree's guarantee obligation with respect to each of these 5 pools is subject to the limit of a "Guarantee Amount," which was set initially at a level necessary to obtain the desired rating on the securities sold to investors, and is thereafter reduced by the amount of losses on defaulted contracts and by unrecovered delinquencies. Green Tree's guarantees on these pools are supplemented by financial guaranty insurance policies issued by Financial Security Assurance Inc. ("FSA") with respect to the investor securities. As compensation for providing such guarantees and arranging such additional credit enhancement, Green Tree is entitled to receive a Guarantee Fee equal to the net excess cashflow produced by the related pool of contracts after payment of principal and interest due investors, payment of Green Tree's servicing fee, and payment of certain expenses of the related trust not otherwise paid by the servicer.

  With respect to 15 Securitized Pools, Green Tree is obligated to pay the amount by which the collected funds available to make the monthly distribution of principal and interest on a specified class of securities sold to investors is less than the scheduled distribution amount for such month. These investor securities are themselves subordinated to other classes of securities sold to investors. Green Tree's guarantees with respect to 3 of these pools are limited to specified amounts that are reduced over time by losses on the contracts, by payments made under the guarantee obligation, or by some combination of the foregoing. Green Tree's guarantee with respect to the other 12 pools is not limited as to amount. Green Tree's guarantee obligations with respect to 3 pools are supported by financial guaranty insurance policies issued by FSA, and Green Tree's obligation with respect to another 3 of these pools is supported by a reserve fund (consisting of cash or marketable securities) that would be drawn upon if Green Tree failed to honor its guarantee obligation. As compensation for providing such guarantees and arranging such additional credit enhancement, Green Tree is entitled with respect to 10 of such 15 pools to receive a Guarantee Fee equal to the net excess cashflow produced by the related pool of contracts after payment of principal and interest due investors, payment of Green Tree's servicing fee, and payment of certain expenses of the related trust not otherwise paid by the servicer. Because these Guarantee Fees are determined only after all available funds have been applied to pay interest and principal on the investor securities, these Guarantee Fees are adversely affected by delinquencies and liquidation losses on the related contracts, and Green Tree will be obligated to make payments under its guarantee only when the related Guarantee Fee was zero (because all available cashflow had been used to pay investor principal and interest). With respect to 5 of such 15 pools, Green Tree is obligated to provide such recourse, but is not entitled to receive a Guarantee Fee; Green Tree did, however, receive the Residual Assets in such pools. See "--The Residual Assets" below.

  Three of the Guarantee Fees and six of the Residual Assets are subject to "triggers": the servicer is obligated to compute certain ratios of delinquencies, losses, and loss coverage each month. If any of the specified ratios fall below a specified level of pool performance, the related Pooling and Servicing Agreement provides that all net excess cashflow will not be paid as a Guarantee Fee but will instead be deposited in a reserve fund or paid to a subordinated class of investor securities as "Accelerated Principal Distributions" to provide additional credit enhancement for the subordinated investor securities. Many of the Pooling and Servicing Agreements provide that such deposits cease once the ratios have returned to a specified level of pool performance for a specified period, and some of the Pooling and Servicing Agreements provide for a release of the captured net excess cashflow if the ratios maintain a specified level of pool performance for a longer specified period. It was anticipated in structuring the related Securitized Pools that one or more such triggers would be activated for a limited time during the life of such Securitized Pool, and such triggers were negotiated in lieu of larger initial deposits into the related reserve fund or larger initial subordination percentages. To date there have been no draws on any such reserve fund for the benefit of the investors in the related securities, and it is expected that the full amount of such reserve funds will be released to the holder of the related Residual Assets. The principal amortization tables under "Yield, Average Life and Prepayment Considerations" below and each of the cashflow graphs presented in Appendix I give effect to the application of these triggers.

  The Pooling and Servicing Agreements with respect to these 15 pools all provide that the Guarantee Fee, if any, continues to be payable to Green Tree notwithstanding any failure by Green Tree to perform its limited guarantee obligations.

  On the Closing Date, Green Tree will assign to Finance I the right to receive all Guarantee Fees. Finance I will in turn pledge the right to receive all Guarantee Fees to secure payments on the Finance I Note.

EXCESS SERVICING

  The excess servicing with respect to the 28 Securitized Pools has an aggregate estimated present value as of the Cut-off Date (based on the assumptions described under "Yield, Average Life and Prepayment Considerations" below) of $88,708,114. With respect to all 28 Securitized Pools, Green Tree continues to act as servicer of the Contracts. See "Green Tree Financial Corporation--Servicing." With respect to 2 Securitized Pools, Green Tree's stated servicing fee is equal to 1.5% per annum of the outstanding principal balance of the Contracts, payable monthly; with respect to the other 26 Securitized Pools, Green Tree's stated servicing fee is equal to 1% per annum, payable monthly.

  Green Tree will assign to Finance I the right to receive the "excess servicing," equal to 0.50% per annum (or 1.0% per annum, with respect to the 2 pools that provide for a monthly servicing fee equal to 1.5% per annum) of the monthly servicing fee. Green Tree will retain the remaining 0.50% per annum of such monthly servicing fees, plus any late fees and extension fees paid by obligors on the Contracts (the "normal servicing fee"). The normal servicing fee, and all servicing fees payable to any replacement servicer, would be paid by the related trust prior to any payment of the excess servicing or any other Fee Assets or the related Residual Asset.

  With respect to 7 Securitized Pools, the related Pooling and Servicing Agreement provides that the monthly servicing fee is to be paid to the servicer (whether the servicer is Green Tree or a successor servicer) out of available funds prior to the payment of principal and interest due investors; with respect to 6 Securitized Pools, the related Pooling and Servicing Agreement provides that the monthly servicing fee is to be paid to the servicer (whether the servicer is Green Tree or a successor servicer) out of available funds after the payment of principal and interest due investors; and with respect to 15 Securitized Pools, the related Pooling and Servicing Agreement provides that, so long as Green Tree is the servicer, the monthly servicing fee is payable out of available funds only after payment of principal and interest due to investors and after payment of certain expenses of the trust not otherwise paid by the servicer, but that if Green Tree is no longer the servicer the monthly servicing fee is to be paid to the successor servicer prior to the payment of principal and interest due investors. As a result, the excess servicing fees with respect to 21 Securitized Pools could be adversely affected by higher than anticipated delinquencies and liquidation losses on the related Contracts.

  The Pooling and Servicing Agreements for all 28 Securitized Pools provide that, upon a "Servicer Termination Event," the pool trustee or the holders of a specified percentage of the investor securities may terminate all of Green Tree's rights and responsibilities as servicer. In such event, the trustee of such Securitized Pool would be required to locate a replacement servicer, and pay such replacement servicer a negotiated servicing fee. If such replacement servicer required a servicing fee greater than 0.50%, the excess servicing assigned by Green Tree to Finance I would be correspondingly reduced. The Pooling and Servicing Agreements generally define a "Servicer Termination Event" as including the bankruptcy or insolvency of the servicer or any material failure on the servicer's part to perform its servicing obligations.

  On the Closing Date, Green Tree will assign the excess servicing to Finance
I. Finance I will in turn pledge the right to receive the excess servicing to secure payments on the Finance I Note.

GNMA EXCESS SPREAD

  The GNMA excess spread has an estimated present value as of the Cut-off Date (based on the assumptions described under "Yield, Average Life and Prepayment Considerations" below) of $84,392,487. As described under "Green Tree Financial Corporation--Pooling and Disposition of Contracts," Green Tree sells substantially all of the FHA-insured and VA-guaranteed manufactured housing contracts it originates in the form of GNMA Certificates.

  Green Tree periodically assembles pools of FHA/VA contracts and assigns such contracts to GNMA. GNMA's regulations prescribe the permissible composition of each contract pool, including the permissible range of interest rates for the contracts included in a single pool and the permissible pass-through rate of the related GNMA Certificate. Green Tree then sells the GNMA Certificates to investors. The difference between the interest rate on the contracts and the interest rate on the related GNMA Certificates is generally 3.25%, but GNMA is entitled to payment of a guaranty fee equal to 0.30% per annum of the outstanding balance of the contract pool, payable monthly. Accordingly, the "GNMA excess spread" Green Tree is entitled to receive is generally equal to 2.95% of the outstanding balance of the contract pool, payable monthly.

  As servicer of the GNMA Pools, Green Tree is obligated to service the related contracts, including liquidating contracts and submitting claims to FHA or VA, as applicable, when necessary. In addition, Green Tree is obligated to pay the expenses of administering the contract pool (such as preparing reports to investors in the related GNMA Certificate), and to repurchase any contracts found not to conform to Green Tree's representations and warranties upon formation of the contract pool.

  As servicer, Green Tree is also obligated to pay the FHA insurance premiums on all FHA-insured contracts (with the exception of a small number of FHA-insured contracts where the obligor pays the premium). The FHA premium is calculated with respect to each individual contract, and is payable to FHA annually on the anniversary of the origination of that contract; as a result, Green Tree is obligated to pay FHA insurance premiums each month. With respect to contracts originated prior to October 1989, the FHA insurance premium payable annually is equal to 0.54% of the original amount financed. With respect to contracts originated after October 1989, the total FHA insurance premium payable over the life of the contract is equal to the product of 0.50% times the original amount financed times the original term of the contract (in years); the amount payable per year during the first several years after origination varies based on the original term of the contract, but once the total FHA insurance premium is paid no further premium payments are required with respect to that contract. No such premium or fee is required on VA-guaranteed contracts.

  All collections on the GNMA Pools, consisting of regular payments of principal and interest by obligors, voluntary prepayments by obligors, and proceeds of liquidated contracts, are remitted daily to a custodial account.

  As servicer, Green Tree is obligated to remit all claims paid by FHA or VA as received, together with a payment by Green Tree of the unpaid amount of the contract not covered by FHA insurance or the VA guarantee, as applicable. FHA's insurance claim procedures require Green Tree to repossess and resell the manufactured home prior to submitting a claim. In general, FHA insurance will pay 90% of the sum of (i) the unpaid principal amount of the contract at the date of default and uncollected interest computed at the contract rate earned to the date of default, (ii) accrued and unpaid interest on the unpaid amount of the contract from the date of default to the date of submission of the claim plus 15 calendar days (but in no event more than 9 months) computed at a rate of 7% per annum, (iii) uncollected court costs, (iv) legal fees, not to exceed $500, and (v) expenses for recording the assignment to FHA of the security interest in the manufactured home. FHA insurance available to Green Tree is subject to the limit of a reserve amount which will be increased by an amount equal to 10% of the lesser of the principal balance of the purchase price of insured loans subsequently originated or purchased of record by Green Tree, and which will be reduced by all FHA insurance claims paid to Green Tree and by an annual reduction in the reserve amount of 10% of the reserve amount. As of December 31, 1993, Green Tree's FHA insurance reserve amount was equal to approximately $134,383,000. These insurance reserves were available to cover losses on approximately $1,783,263,000 of FHA-insured manufactured housing contracts and approximately $237,800,000 of FHA-insured home improvement loans. If the FHA reserve amount were for any reason reduced to zero, Green Tree would remain obligated to remit the amount of all unpaid principal and interest on liquidated contracts to the custodial account for the GNMA Certificates. The maximum guarantee that may be issued by the VA for a VA-guaranteed contract is the lesser of (a) the lesser of $20,000 and 40% of the principal amount of the contract and (b) the maximum amount of guaranty entitlement available to the obligor veteran (which may range from $20,000 to zero). The amount payable under the guarantee will be the percentage of the VA contract originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the contract holder, but in each case only to the extent that such amounts have not been recovered through resale of the manufactured home. The amount payable under the VA guarantee may in no event exceed the amount of the original guarantee.

  In addition, Green Tree is also obligated to deposit in the GNMA custodial account, from its own funds, (i) any shortfall in a full month's interest paid on a contract due to a full prepayment of principal on that contract in that month (the "make-up deposit"), and (ii) all losses on a contract if the FHA or VA denies insurance coverage for that contract for any reason. On the fifteenth day of each month, Green Tree is also obligated to deposit in the custodial account the amount of all payments due but not received during the prior month; Green Tree may, however, instead of advancing its own funds for these delinquencies, use excess funds in the custodial account deposited as collections during the first 14 days of the current month.

  On the Closing Date, Green Tree will assign to Finance I the GNMA excess spread, net of (i) the FHA insurance premiums paid by Green Tree with respect to the contracts, (ii) an amount to reimburse Green

Tree for its cost of servicing the contracts, equal to 0.50% per annum, payable monthly, of the outstanding balance of the contract pool, (iii) the amount of any prepayment shortfalls paid by Green Tree with respect to the prior month, and (iv) all liquidation losses paid by Green Tree upon payment of the FHA or VA claim during the prior month. Finance I will in turn pledge the GNMA excess spread to secure payments on the Finance I Note.

THE RESIDUAL ASSETS

  The Residual Assets have an aggregate estimated present value as of the Cut-off Date (based on the assumptions described under "Yield, Average Life and Prepayment Considerations" below) of $239,946,319. With respect to 26 of the 28 Securitized Pools, an election was made to treat the related trust as a "Real Estate Mortgage Investment Conduit" ("REMIC") for federal income tax purposes. The REMIC regulations require that the REMIC issue a single class of "residual interest," in addition to one or more classes of "regular interests." The securities sold by Green Tree to investors were "regular interests," and Green Tree or a subsidiary retained the residual interest issued by each REMIC.

  Thirteen of the Residual Assets represent the right to receive all net excess cashflow each month after payment of principal and interest due investors, payment of Green Tree's servicing fee, and payment of certain expenses of the related trust not otherwise paid by the servicer. These 13 REMICs do not provide for the payment of a Guarantee Fee, and the monthly cashflow payable to the holder of the Residual Asset is similar to the net excess cashflow payable as a Guarantee Fee. The net interest margin payable with respect to the Residual Assets issued by these 13 trusts has generally ranged from 315 to 575 basis points, before servicing fees, losses and expenses.

  With respect to 8 pools, Green Tree has established cash reserve funds as credit enhancement for the investors, either in lieu of or to supplement a Green Tree limited guarantee obligation. An aggregate of $68,512,329 was held in these reserve funds as of the Cut-off Date. The related Pooling and Servicing Agreements generally provide that funds held in these reserve funds may be released over time as the contract pool amortizes (subject to certain tests of contract pool performance). Any such partial releases of funds, and all releases of funds upon termination of the related pool, are required to be paid to the holder of the Residual Asset. Accordingly, such funds would be applied to payments on the Certificates, if they are still outstanding at such time. Because of the uncertainty in estimating the timing of such releases of funds, the estimated current present values of the Residual Assets stated above does not include the value of such funds. These funds represent an additional source of credit enhancement for the Certificates.

  With respect to 7 pools, the related Pooling and Servicing Agreement provides for "Accelerated Principal Distributions" to be made to the investors in the subordinate class of securities. Any Accelerated Principal Distributions are to be made out of excess cashflow after payment of the interest and principal payable on the senior class of investor securities and interest on the subordinate class (and payment of the servicing fee, with respect to 1 pool), and would be used to amortize the principal balance of the subordinate class of investor securities. Such Accelerated Principal Distributions will cause the principal balance of the investor securities to be less than the outstanding principal amount of the Contracts in the related pool. As a result, upon termination of the related trust, whether due to the servicer's exercise of its option to repurchase the related Contracts when the aggregate balance of such contracts has declined to less than 10% of its initial amount or due to the payment in full of the investor securities, the holder of the Residual Asset will receive either (i) cash equal to the difference between the amount paid by the servicer to repurchase the Contracts and the outstanding balance of the investor securities (together with a payment by Green Tree directly to the Trust, as described under "Inside Refinancing Payments"), or (ii) all cashflow from the remaining Contracts after payment in full of the investor securities. All such cash or proceeds of such Contracts would be applied to payments on the Certificates, if they are still outstanding at such time.

  As described above under "The Guarantee Fees," the monthly cashflow to many of the Residual Assets is subject to "triggers," whereby the net excess cashflow otherwise payable to the Residual Asset holder may instead be deposited in a reserve fund or paid as Accelerated Principal Distributions if certain tests of pool performance are not satisfied, to provide additional credit enhancement for the subordinate class of investor securities.

  On the Closing Date, Green Tree will assign all the Residual Assets to Finance I and Finance II. Finance I and Finance II will in turn assign all the Residual Assets to the Trust.

INSIDE REFINANCING PAYMENTS

  Obligors on existing Green Tree manufactured housing contracts sometimes refinance their Contracts. When a customer inquires about a payoff balance for the purpose of considering refinancing, Green Tree will advise the customer of its current rates and terms for such a refinancing. Green Tree may from time to time or under certain circumstances solicit customers to refinance their Contracts. If the customer on a Contract for any reason refinances his or her Contract with Green Tree, the consequence to the Trust of such an "inside refinancing" is (i) a prepayment in full of the Contract, with the resulting termination of the net excess cashflow being generated by that Contract, and
(ii) the origination of a new contract, which Green Tree may sell in a future securitization or GNMA Pool, which would thereby generate net excess cashflow that would be owned by Green Tree. To protect Certificateholders against the effect of such prepayments, Green Tree has agreed in the Assignments to pay an amount with respect to each Contract that has been the subject of an inside refinancing (the "inside refinancing payment") which is intended to equal the estimated present value of the net excess cashflow that could have been generated by that Contract had it not been refinanced. Such payment will be based on a precomputed factor with respect to the related Securitized Pool or GNMA Pool, calculated for each Distribution Date as of the Closing Date and multiplied by the remaining principal balance of such Contract. Such payments will be remitted to the Trust on the Distribution Date following the month in which the Contract was refinanced. Historically, approximately 50% of the Contracts that Green Tree believes were prepaid as a result of voluntary refinancings were refinanced through Green Tree.

  Green Tree, as servicer of the Contracts in each Securitized Pool, has the right to repurchase the Contracts in any pool when the outstanding principal balance of such pool has declined to 10% or less of its initial principal balance. Any such repurchase would have the effect of a prepayment of all the Contracts in that pool, and Green Tree has agreed to make a similar payment with respect to any such repurchased Contracts. Green Tree has also agreed to make a similar payment for any Contract which is repurchased by Green Tree because of a breach of certain representations and warranties contained in the applicable Pooling and Servicing Agreement or GNMA Guaranty Agreement.

RESERVE FUND

  On the Closing Date, the Trust will retain $20,320,000 (the "Initial Deposit Amount") of the proceeds from the sale of the Certificates and deposit such amount into the Reserve Fund. On any Distribution Date, if the Amount Available is not sufficient to pay the Certificateholders' Interest Distributable Amount (as defined below), the Trustee will withdraw the amount of such deficiency (or the amount of funds in the Reserve Fund, if less) from the Reserve Fund and deposit such funds in the Certificate Account. If the funds on deposit in the Certificate Account are insufficient to pay the outstanding principal amount of the Certificates on the Distribution Date occurring in February 2004, or upon the maturity of the Certificates following acceleration upon an Event of Default (as described under "Description of the Certificates--Events of Default"), the Trustee will withdraw the amount of such deficiency (or the amount of funds in the Reserve Fund, if less) from the Reserve Fund and deposit such funds in the Certificate Account.

  The Subordinated Certificateholders may authorize the Trustee to invest the funds in the Reserve Fund in Eligible Investments (as described in the Trust Agreement). Any amount in the Reserve Fund in excess of the Initial Deposit Amount will be paid to the Subordinated Certificateholders. Upon termination of the Trust, all funds in the Reserve Fund will be released to the Subordinated Certificateholders.

                  HISTORICAL AND PROJECTED NET EXCESS CASHFLOW

  The following graphs depict the net excess cashflow produced by the 28 Securitized Pools and by the GNMA Pools in each month between January 1987 and November 1993. The Securitized Pools were issued by or on behalf of Green Tree in March, June, September and December of each year between March 1987 and December 1993, and the 2,319 GNMA Pools were issued by Green Tree from time to time between 1978 and 1993. Accordingly, the aggregate outstanding pool balances for the Securitized Pools and the GNMA Pools were increasing throughout this time period. For purposes of description in this Prospectus, the GNMA Pools have been grouped into 9 pools by year of issuance of the related GNMA Certificate with all GNMA Certificates issued prior to 1986 being grouped into a single pool. The graphs also indicate liquidation losses on the Contracts and certain other items that affect the net excess cashflow, as further described under "The Trust Property." Each of the Securitized Pools and the GNMA Pools are described in further detail in "The Trust Property" and in Appendix I hereto.

  The graphs also show the projected net excess cashflow and other items for the Securitized Pools and the GNMA Pools beginning in January 1994, based on a number of assumptions about future performance of the Contracts as described in "Yield, Average Life and Prepayment Considerations."

  The projected cashflow scenarios are provided by Green Tree to assist potential investors in an evaluation of the Certificates offered hereby. These projections are not to be viewed as fact and should not be relied upon as an accurate representation of future results. Furthermore, because such projections are based on estimates and assumptions about circumstances and events that have not yet taken place and are subject to variations, the actual circumstances and events may not be consistent with those assumed herein and the differences between actual and projected results may be material.

           [TOTAL GNMA AND SECURITIZED CONVENTIONAL CASHFLOWS GRAPH]

                [TOTAL SECURITIZED CONVENTIONAL CASHFLOWS GRAPH]

                          [TOTAL GNMA CASHFLOWS GRAPH]

               YIELD, AVERAGE LIFE AND PREPAYMENT CONSIDERATIONS

GENERAL

  The yield, average life and expected maturity of the Certificates may be affected by a number of factors that may affect the amounts and timing of the distributions on the Trust Property. The two primary factors are defaults and voluntary prepayments on the Contracts, which in turn are influenced by changes in borrowers' housing needs, job transfers, unemployment and borrowers' net equity in the manufactured homes. All the Contracts may be prepaid at any time without penalty, and have due-on-sale clauses.

  An acceleration in the prepayment of the Contracts will generally result in reduced cashflow to the Trust, resulting in slower payments of principal on the Certificates. Conversely, if the rate of prepayments on the Contracts decreases, the Trust generally would be expected to receive increased cashflow, resulting in faster payments of principal on the Certificates. Moreover, because the classes of investor securities in any Securitized Pool have different interest rates, and because the lower-rate classes often are entitled to receive principal distributions first, prepayments on the Contracts may increase the weighted average interest rate on the investor securities, reducing the net excess cashflow available to the Trust.

  If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity based on a rate of principal payments on the Certificates that is faster than that actually experienced, the actual yield to maturity will be lower than that so calculated.


PORTFOLIO PREPAYMENT EXPERIENCE

  The following graph is provided by Green Tree and presents the historical monthly prepayment experience (both defaults and voluntary prepayments) of Green Tree's manufactured housing servicing portfolio, on a loan-by-loan basis, from January 1984 through January 1994, expressed on a weighted average conditional prepayment rate (CPR) basis.

           WEIGHTED AVERAGE HISTORICAL MONTHLY PREPAYMENT RATES (CPR)

  The following graphs present Green Tree management's best estimate of the weighted average projected CPR (both defaults and voluntary prepayments) of all the Contracts, in the underlying Securitized Pools and GNMA Pools, under varying interest rate scenarios. The graphs depict the weighted average projected CPR curve, assuming Contract defaults occur at 100% of the Manufactured Housing Projected Default Assumption, for assumed immediate interest rate shifts of -300 basis points through +300 basis points from the current Green Tree Contract Rate of 10.50% with respect to conventional Contracts and 10.00% with respect to FHA-insured or VA-guaranteed Contracts. The graphs also disclose in the legends the constant CPR rate, which is equivalent to the average of such curve, for each such interest rate scenario. Green Tree's estimate of future prepayments is based on a detailed statistical analysis of historical voluntary prepayments, defaults and recoveries on all conventional and FHA/VA loans originated by Green Tree from 1976 through the third quarter of 1993, including voluntary prepayment behavior during recent periods of dramatic interest rate declines. The manufactured housing contracts in Green Tree's portfolio that were prepaid were analyzed by a number of variables, including loan type (FHA/VA or conventional), seasoning, seasonality, collateral characteristics (new or used, single- or multi-wide,), refinancing incentive (the probability that obligors will refinance as interest rates decline), prepayment burnout (pools of manufactured housing loans that experience refinancing incentive for an extended period of time show increasing prepayment activity in the beginning of the period but a slowing of the prepayment rate over time), and a number of other factors. By applying the results of the statistical analysis of voluntary prepayments, defaults and recoveries to the Contracts on a loan-by-loan basis and calculating the weighted average of all loans in the portfolio, Green Tree has derived its estimate of future prepayments as depicted below.

  The weighted average projected CPRs on the Contracts shown below present Green Tree management's best estimate of future principal prepayments and defaults on the Contracts, based on historical CPR experience as described above. It is not likely that the Contracts will prepay at any constant CPR to maturity or that all Contracts will prepay at the same rate.

               WEIGHTED AVERAGE PROJECTED PREPAYMENT RATES (CPR)
                       DECREASING INTEREST RATE SCENARIOS

               WEIGHTED AVERAGE PROJECTED PREPAYMENT RATES (CPR)
                       INCREASING INTEREST RATE SCENARIOS

       GREEN TREE MANUFACTURED HOUSING CONTRACT PREPAYMENT INFORMATION(1)

                                PERCENTAGE                                 WEIGHTED   WEIGHTED
                       BOND        BOND         POOL                       AVERAGE    AVERAGE
                      VALUE       VALUE       PRINCIPAL      WAM           INVESTOR   INTEREST
  TRANSACTION       AMOUNT(2)     AMOUNT       BALANCE     (MONTHS)  WAC   RATE(%)  MARGIN(%)(3)
  -----------      ------------ ---------- --------------- -------- -----  -------- ------------
GTFC 1993-4.....   $ 78,102,629    12.00%    $ 720,973,959   202     9.73%   6.07%      3.66%
GTFC 1993-3.....    105,076,197    16.14       648,127,948   199    10.23    5.61       4.62
GTFC 1993-2.....     63,390,239     9.74       432,952,311   197    10.65    5.86       4.79
GTFC 1993-1.....     37,347,927     5.74       233,917,273   197    11.35    6.33       5.02
GTFC 1992-2.....     26,809,352     4.12       263,253,660   188    11.26    7.36       3.90
GTFC 1992-1.....     33,933,610     5.21       223,816,577   183    11.88    6.58       5.29
MLMI 1992D......     29,949,462     4.60       187,236,472   172    12.20    7.51       4.70
MLMI 1992B......     74,306,764    11.42       473,510,261   107    13.44    7.68       5.76
MLMI 1991I......     20,149,816     3.10       121,412,618   155    13.05    7.80       5.26
MLMI 1991G......     19,436,420     2.99       119,140,631   155    13.50    8.36       5.14
MLMI 1991D......      7,533,687     1.16        92,060,968   136    14.20    9.22       4.98
MLMI 1991B......     11,848,598     1.82        64,866,724   139    14.12    9.45       4.67
MLMI 1990I......     15,181,581     2.33        72,288,791   148    14.05    9.37       4.68
MLMI 1990G......      3,461,675     0.53        81,658,055   147    14.19   10.08       4.11
MLMI 1990D......      3,615,758     0.56        68,465,325   139    14.22   10.01       4.21
MLMI 1990B......      1,978,204     0.30        47,297,224   142    13.96   10.15       3.82
MLMI 1989H......      3,652,482     0.56        69,486,801   140    13.71    9.49       4.22
MLMI 1989F......      5,037,400     0.77        79,969,150   131    13.91    9.75       4.16
MLMI 1989D......      1,891,701     0.29        58,415,195   131    14.37   10.47       3.90
MLMI 1989B......        998,818     0.15        28,408,287   124    14.12   10.80       3.32
MLMI 1988X......      2,052,280     0.32        48,976,620   122    13.72   10.25       3.47
MLMI 1988Q......      3,166,525     0.49        61,978,163   122    13.61    9.80       3.81
MLMI 1988H......      1,554,103     0.24        39,615,510   117    12.97    9.70       3.27
MLMI 1988E......      4,209,757     0.65        43,398,005   103    13.51    9.55       3.96
MLMI 1987C......      3,259,697     0.50        41,750,161   111    13.67   10.10       3.57
MLMI 1987B......      2,365,030     0.36        25,742,132    95    14.52   10.20       4.32
MaHCs 1987-B....      4,738,050     0.73        51,692,915    90    13.92    9.55       4.37
MaHCs 1987-A....      1,513,262     0.23        18,233,098    99    12.65    8.55       4.10
GNMA 1993.......     15,415,334     2.37       220,011,048   201     9.76    6.81       2.95
GNMA 1992.......     15,149,244     2.33       235,990,153   187    10.86    7.91       2.95
GNMA 1991.......     19,860,065     3.05       380,291,336   174    12.28    9.33       2.95
GNMA 1990.......     12,758,458     1.96       274,014,369   166    12.87    9.93       2.95
GNMA 1989.......      8,831,463     1.36       185,431,694   147    12.76    9.82       2.94
GNMA 1988.......      4,026,262     0.62       107,223,465   119    12.49    9.57       2.92
GNMA 1987.......      3,855,507     0.59       119,020,205   101    11.42    8.52       2.91
GNMA 1986.......      2,869,661     0.44       104,091,589    89    12.11    9.22       2.89
GNMA Pre-1986...      1,626,493     0.25       122,809,613    61    14.71   11.87       2.83
                   ------------   ------   ---------------
Total...........   $650,953,511   100.00%  $ 6,167,528,305
                   ============   ======   ===============
Weighted Average.                                            164    11.88%   7.79%      4.09%
                                                             ===    =====   =====       ====
                          LOAN-BY-LOAN PREPAYMENT EXPERIENCE (CPR%)(4)
                   -----------------------------------------------------------
                       HISTORICAL
                       EXPERIENCE               PROJECTED EXPERIENCE
                   ------------------- ---------------------------------------
  TRANSACTION      6 MTHS 12 MTHS LIFE 6 MTHS 12 MTHS 36 MTHS 60 MTHS 120 MTHS
  -----------      ------ ------- ---- ------ ------- ------- ------- --------
GTFC 1993-4.....     N/A    N/A    2.4   2.3%   2.8%    3.9%    4.1%     4.3%
GTFC 1993-3.....     N/A    N/A    3.4   3.3    3.5     4.3     4.4      4.6
GTFC 1993-2.....     3.7    N/A    3.6   4.2    4.3     4.9     4.9      5.0
GTFC 1993-1.....     6.4    N/A    5.3   5.5    5.5     5.8     5.7      5.6
GTFC 1992-2.....     6.4    5.4    5.2   5.8    5.8     5.9     5.7      5.6
GTFC 1992-1.....     9.3    7.3    6.4   7.7    7.7     7.5     7.1      6.6
MLMI 1992D......    11.4    8.8    6.8   8.9    8.9     8.5     8.0      7.3
MLMI 1992B......    14.3   12.3   10.4  10.7   10.5     9.8     9.3      8.3
MLMI 1991I......    15.6   13.3   10.0  13.8   13.4    12.1    11.2      9.7
MLMI 1991G......    17.4   14.7   11.0  15.1   14.5    12.9    11.9     10.3
MLMI 1991D......    18.5   15.4   10.5  14.8   14.3    12.8    11.9     10.5
MLMI 1991B......    19.9   16.8   11.2  14.9   14.4    12.9    12.0     10.7
MLMI 1990I......    22.0   18.2   11.3  15.7   15.0    13.4    12.4     10.9
MLMI 1990G......    20.2   16.8   10.4  16.2   15.6    13.9    12.9     11.4
MLMI 1990D......    19.8   16.6   10.7  17.2   16.4    14.7    13.5     11.7
MLMI 1990B......    19.7   16.6   11.0  17.0   16.3    14.6    13.4     11.5
MLMI 1989H......    20.4   16.7   10.4  15.4   14.9    13.5    12.6     11.0
MLMI 1989F......    19.2   15.9   10.2  15.5   15.0    13.7    12.8     11.5
MLMI 1989D......    19.2   16.8   11.1  16.3   15.7    14.2    13.1     11.7
MLMI 1989B......    20.0   16.7   10.6  16.5   15.9    14.3    13.1     11.5
MLMI 1988X......    18.1   14.6    9.6  13.3   12.9    12.0    11.3     10.6
MLMI 1988Q......    17.2   13.9    9.1  13.0   12.7    11.8    11.1     10.3
MLMI 1988H......    15.4   14.1    8.5  11.4   11.2    10.5    10.0      9.6
MLMI 1988E......    15.1   12.7    8.5  11.0   10.8    10.2     9.7      9.6
MLMI 1987C......    17.5   14.6    9.1  12.2   11.9    11.0    10.4     10.0
MLMI 1987B......    17.8   13.9   10.0  10.1    9.8     9.3     8.9      8.8
MaHCs 1987-B....    14.9   12.6    9.1  10.6   10.4     9.8     9.4      9.6
MaHCs 1987-A....    15.2   12.7    8.1   9.6    9.3     8.9     8.7      9.0
GNMA 1993.......     2.2    N/A    1.7   3.0    3.3     4.1     4.5      5.2
GNMA 1992.......    10.3    7.6    7.3   5.6    5.7     5.9     6.0      6.4
GNMA 1991.......    19.1   14.4   10.2   9.7    9.5     9.0     8.8      8.6
GNMA 1990.......    20.7   15.8    9.9  11.6   11.2    10.7    10.5     10.1
GNMA 1989.......    19.0   14.8    8.7  10.8   10.5    10.2     9.9      9.5
GNMA 1988.......    16.1   13.1    7.9   9.9    9.6     9.4     9.2      9.2
GNMA 1987.......    13.7   11.8    6.6   7.8    7.8     7.8     7.9      8.5
GNMA 1986.......    15.8   13.3    7.5   8.8    8.6     8.5     8.5     10.5
GNMA Pre-1986...    13.8   12.1   11.6  11.9   11.7    11.1    10.8      8.8
Total...........
Weighted Average.

- ----
(1)As of the Cut-off Date.
(2)Represents the present value of the net interest margin cash flow for each transaction, after servicing fees, projected losses and expenses.
(3)Before servicing fees, losses and expenses.
(4) Historical and projected prepayment CPRs have been calculated and stated on a loan-by-loan basis, for each pool, taking into account the actual WAC and amortization schedule for each loan in the pool.
(5)The 1 month historical CPR was used because of new GNMA originations.

                           BOND VALUE SEGMENTATION(1)

                                                   WEIGHTED   WEIGHTED
                        POOL                       AVERAGE    AVERAGE
                      PRINCIPAL      WAM           INVESTOR   INTEREST
TRANSACTION            BALANCE     (MONTHS)  WAC   RATE(%)  MARGIN(%)(2)
- -----------        --------------- -------- -----  -------- ------------
GTFC 1993-4.....     $ 720,973,959   202     9.73%   6.07%      3.66%
GTFC 1993-3.....       648,127,948   199    10.23    5.61       4.62
GTFC 1993-2.....       432,952,311   197    10.65    5.86       4.79
GTFC 1993-1.....       233,917,273   196    11.35    6.33       5.02
GTFC 1992-2.....       263,253,660   188    11.26    7.36       3.90
GTFC 1992-1.....       223,816,577   183    11.88    6.58       5.29
MLMI 1992-D.....       187,236,472   172    12.20    7.51       4.70
MLMI 1992-B.....       473,510,261   107    13.44    7.68       5.76
MLMI 1991-I.....       121,412,618   155    13.05    7.80       5.26
MLMI 1991-G.....       119,140,631   155    13.50    8.36       5.14
MLMI 1991-D.....        92,060,968   136    14.20    9.22       4.98
MLMI 1991-B.....        64,866,724   139    14.12    9.45       4.67
MLMI 1990-I.....        72,288,791   148    14.05    9.37       4.68
MLMI 1990-G.....        81,658,055   147    14.19   10.08       4.11
MLMI 1990-D.....        68,465,325   139    14.22   10.01       4.21
MLMI 1990-B.....        47,297,224   142    13.96   10.15       3.82
MLMI 1989-H.....        69,486,801   140    13.71    9.49       4.22
MLMI 1989-F.....        79,969,150   131    13.91    9.75       4.16
MLMI 1989-D.....        58,415,195   131    14.37   10.47       3.90
MLMI 1989-B.....        28,408,287   124    14.12   10.80       3.32
MLMI 1988-X.....        48,976,620   122    13.72   10.25       3.47
MLMI 1988-Q.....        61,978,163   122    13.61    9.80       3.81
MLMI 1988-H.....        39,615,510   117    12.97    9.70       3.27
MLMI 1988-E.....        43,398,005   103    13.51    9.55       3.96
MLMI 1987-C.....        41,750,161   111    13.67   10.10       3.57
MLMI 1987-B.....        25,742,132    95    14.52   10.20       4.32
MaHCs 1987-B....        51,692,915    90    13.92    9.55       4.37
MaHCs 1987-A....        18,233,098    99    12.65    8.55       4.10
GNMA 1993.......       220,011,048   201     9.76    6.81       2.95
GNMA 1992.......       235,990,153   187    10.86    7.91       2.95
GNMA 1991.......       380,291,336   174    12.28    9.33       2.95
GNMA 1990.......       274,014,369   166    12.87    9.93       2.95
GNMA 1989.......       185,431,694   147    12.76    9.82       2.94
GNMA 1988.......       107,223,465   119    12.49    9.57       2.92
GNMA 1987.......       119,020,205   101    11.42    8.52       2.91
GNMA 1986.......       104,091,589    88    12.11    9.22       2.89
GNMA 1985.......       122,809,613    61    14.71   11.87       2.83
                   ---------------
Total...........   $ 6,167,528,305
                   ===============
Weighted Average.                    164    11.88%   7.79%      4.09%
                                     ===    =====   =====       ====
                                         BOND VALUE SEGMENTATION(3)
                   -----------------------------------------------------------------------
                               FEE ASSETS(4)
                   --------------------------------------
                     EXCESS     GUARANTEE       GNMA
TRANSACTION         SERVICING      FEE      EXCESS SPREAD RESIDUAL ASSETS TOTAL BOND VALUE
- -----------        ----------- ------------ ------------- --------------- ----------------
GTFC 1993-4.....   $17,903,425           $0           $0   $ 60,199,204     $ 78,102,629
GTFC 1993-3.....    15,827,014   87,447,413            0      1,801,769      105,076,197
GTFC 1993-2.....    10,395,269   51,681,414            0      1,313,556       63,390,239
GTFC 1993-1.....     5,482,171   30,553,817            0      1,311,939       37,347,927
GTFC 1992-2.....     6,013,617   20,795,735            0              0       26,809,352
GTFC 1992-1.....     3,398,823   22,141,420            0      8,393,367       33,933,610
MLMI 1992-D.....     3,267,491            0            0     26,681,971       29,949,462
MLMI 1992-B.....     6,876,299            0            0     67,430,465       74,306,764
MLMI 1991-I.....     2,082,728            0            0     18,067,088       20,149,816
MLMI 1991-G.....     2,004,427            0            0     17,431,994       19,436,420
MLMI 1991-D.....     1,428,942            0            0      6,104,744        7,533,687
MLMI 1991-B.....       869,708            0            0     10,978,890       11,848,598
MLMI 1990-I.....     1,051,159            0            0     14,130,422       15,181,581
MLMI 1990-G.....     1,073,517    2,388,158            0              0        3,461,675
MLMI 1990-D.....     1,029,716    2,586,042            0              0        3,615,758
MLMI 1990-B.....       720,688    1,257,516            0              0        1,978,204
MLMI 1989-H.....     1,073,598    2,578,884            0              0        3,652,482
MLMI 1989-F.....     1,195,357    3,842,042            0              0        5,037,400
MLMI 1989-D.....       866,481            0            0      1,025,220        1,891,701
MLMI 1989-B.....       408,252            0            0        590,567          998,818
MLMI 1988-X.....       736,767            0            0      1,315,513        2,052,280
MLMI 1988-Q.....       944,610            0            0      2,221,915        3,166,525
MLMI 1988-H.....       606,407            0            0        947,696        1,554,103
MLMI 1988-E.....       620,624    3,589,133            0              0        4,209,757
MLMI 1987-C.....       605,642    2,654,055            0              0        3,259,697
MLMI 1987-B.....       355,694    2,009,336            0              0        2,365,030
MaHCs 1987-B....     1,356,742    3,381,308            0              0        4,738,050
MaHCs 1987-A....       512,947    1,000,315            0              0        1,513,262
GNMA 1993.......             0            0   15,415,334              0       15,415,334
GNMA 1992.......             0            0   15,149,244              0       15,149,244
GNMA 1991.......             0            0   19,860,065              0       19,860,065
GNMA 1990.......             0            0   12,758,458              0       12,758,458
GNMA 1989.......             0            0    8,831,463              0        8,831,463
GNMA 1988.......             0            0    4,026,262              0        4,026,262
GNMA 1987.......             0            0    3,855,507              0        3,855,507
GNMA 1986.......             0            0    2,869,661              0        2,869,661
GNMA 1985.......             0            0    1,626,493              0        1,626,493
                   ----------- ------------ ------------- --------------- ----------------
Total...........   $88,708,114 $237,906,588  $84,392,487   $239,946,319     $650,953,511
                   =========== ============ ============= =============== ================
Weighted Average.

- ----
(1) As of the Cut-off Date.
(2) Before servicing fees, losses and expenses.
(3) Represents the present value of the Fee Assets, Residual Asset and net interest margin cash flow for each transaction, after servicing fees, projected losses and expenses.
(4) The Excess Servicing, Guarantee Fee and GNMA Excess Spread listed below represent the assets that secure the Finance I Note.

MANUFACTURED HOUSING PROJECTED DEFAULT ASSUMPTION

  The following graph presents Green Tree management's best estimate of the weighted average conditional default rate (CDR) of all the Contracts for each month beginning in January 1994. The CDR for a Contract as of any month is the estimated probability that the Contract, having reached that age, will default sometime during the subsequent month. This projection was derived through a loan-by-loan analysis employing detailed statistical processes, based on the default experience of Green Tree's actual portfolio of manufactured housing contracts originated between 1976 and November 1993. Each manufactured housing contract in Green Tree's portfolio that defaulted was analyzed according to a number of variables, including loan-to-value ratio at origination; original term to maturity; year of origination; whether the financed manufactured home was new or used at the date of origination; whether the contract was FHA-insured, VA-guaranteed or conventional; the seasoning of the contract; the prevailing rate of unemployment in that state; and a number of other factors. Based on this historical default analysis of contracts with identical loan attributes, each Contract was assigned a CDR for each month of its projected remaining life. The individual CDRs for each Contract were then aggregated into a weighted average for each month.

  The following graph presents Green Tree management's best estimate of weighted average projected defaults on the Contracts. There can be no assurance that the actual default experience of the Contracts will not be substantially worse than this estimate, and it is likely that the default experience of the aggregate pool of Contracts in any given month will differ from the estimate provided here.

                    WEIGHTED AVERAGE PROJECTED DEFAULT RATES

MANUFACTURED HOUSING PROJECTED RECOVERY ASSUMPTION

  The following graph presents Green Tree management's best estimate of the weighted average recovery rate (expressed as a percentage of the estimated defaults) of all the Contracts following a default for each month beginning in January 1994. This projection was derived through a loan-by-loan analysis employing detailed statistical processes, based on Green Tree's actual recovery experience on its portfolio of manufactured housing contracts originated between 1976 and November 1993. Each manufactured housing contract in Green Tree's portfolio that defaulted was analyzed according to a number of variables, including the seasoning of the contract; whether or not the contract was FHA-insured, VA-guaranteed or conventional; the type of manufactured home financed (new or used, single- or multi-wide); the location of the manufactured home; and a number of other variables. Each Contract was assigned an estimated recovery rate for each month of its life based on the historical recovery experience of contracts with identical loan attributes. The individual recovery rates for each Contract were then aggregated into a weighted average for each month.

  The following graph presents Green Tree management's best estimate of weighted average projected recovery rates on Contracts following a default. There can be no assurance that the actual recovery rate experience of the Contracts will not be substantially worse than this estimate, and it is likely that the recovery rate experience of the aggregate pool of Contracts in any given month will differ from the estimate provided here.

                   WEIGHTED AVERAGE PROJECTED RECOVERY RATES

CERTIFICATE PRINCIPAL AMORTIZATION TABLES

  The following tables present the weighted average life of the Certificates under a range of assumed rates of default on the Contracts and a range of assumed prevailing interest rates (expressed in terms of Green Tree's current average Contract Rate, the interest rate on new manufactured housing contract originations by Green Tree). The following information is given solely to illustrate the effect of different assumed rates of default and different prevailing interest rates on the projected weighted average life of the Certificates under the numerous assumptions described in this Prospectus and is not a prediction of the weighted average life that might actually be experienced on the Certificates.

  The weighted average lives of the Certificates in the following tables, and the graphs included in Appendix I, were determined using the following assumptions and specifications:

    (i) no delinquencies are experienced on the Contracts;

    (ii) the Contracts have the characteristics described in Appendix I;

    (iii) each Contract's cash flow is applied under the related Securitized Pool or GNMA Certificate, as applicable, in the manner described in Appendix I and the documents relating to such Securitized Pool or GNMA Certificate, including "triggers," "Accelerated Principal Distributions" and other features described therein and in "The Trust Property";

    (iv) all Contract balances, security balances and any related collateral balances were calculated as of January 1, 1994 or January 15, 1994, as appropriate;

    (v) Green Tree continues to service the Contracts and to perform all its obligations under the documents relating to each Securitized Pool and GNMA Certificate;

    (vi) Green Tree's servicing fee with respect to each Contract is 0.50% per annum;

    (vii) any cash held by the Securitized Pools or GNMA custodial accounts is reinvested at 3% per annum;

    (viii) the Certificates bear an Interest Rate of    %;

    (ix) the original principal amount of the Certificates is $508,000,000;

    (x) Green Tree does not exercise its right to repurchase any of the Contracts held in the Securitized Pools, as described under "Inside Refinancing Payments";

    (xi) the Subordinated Certificateholders do not exercise their right to cause the Trust to redeem the Certificates;

    (xii) the Certificates are issued on March , 1994, and distributions are made on the Certificates on the 15th of each month, commencing February 15, 1994;

    (xiii) there is no delay between a default on a Contract and final liquidation of the Contract; and

    (xiv) the recovery on each Contract following a default is equal to 100% of the Manufactured Housing Projected Recovery Assumption.

  The first three tables presented below assume that 50% of all prepayments due to refinancing of the Contracts are refinanced by Green Tree (with corresponding inside refinancing payments made by Green Tree). The next three tables below assume that all prepayments due to refinancings are refinanced by a third party (and thus no inside refinancing payments are made by Green Tree).

                  CERTIFICATE PRINCIPAL AMORTIZATION TABLE(1)
                    (WITH INSIDE REFINANCING PAYMENTS (2))

                        100% OF DEFAULT ASSUMPTION                   125% OF DEFAULT ASSUMPTION
                  ---------------------------------------------  ----------------------------------------
                         INTEREST RATE SHIFTS (3)                     INTEREST RATE SHIFTS (3)
                  ---------------------------------------------  ----------------------------------------
                  -300  -200   -100    0    +100   +200   +300   -300  -200  -100   0    +100  +200  +300
                  ----  -----  ----  -----  -----  -----  -----  ----  ----  ----  ----  ----  ----  ----
AT JANUARY 15,
Initial Percent-
age.............   100%   100%  100%   100%   100%   100%   100%  100%  100%  100%  100%  100%  100%  100%
1995............    75     76    77     78     79     79     79    76    77    78    79    80    80    80
1996............    56     57    58     59     60     61     61    59    60    61    62    63    63    63
1997............    42     42    42     42     43     43     44    46    46    46    46    47    48    48
1998............    30     28    26     26     26     26     27    35    34    33    32    32    33    33
1999............    19     16    12     11     10     11     11    26    23    20    18    18    19    19
2000............     7      3     0      0      0      0      0    14    11     7     5     6     6     6
2001............     0      0     0      0      0      0      0     0     0     0     0     0     0     0
2002............     0      0     0      0      0      0      0     0     0     0     0     0     0     0
Projected
CPR (4).........  11.8%  10.0%  7.7%   6.4%   5.8%   5.5%   5.4% 12.1% 10.2%  8.0%  6.6%  6.0%  5.8%  5.7%
Weighted Average
Life (in
years) (5)......  2.81   2.75  2.68   2.67   2.70   2.72   2.73  3.09  3.03  2.95  2.94  2.97  3.00  3.01
Expected Matu-
rity Date:        6/00   4/00  1/00  10/99  10/99  10/99  10/99  1/01  9/00  6/00  5/00  6/00  7/00  7/00
                        150% OF DEFAULT ASSUMPTION
                  ---------------------------------------------
                         INTEREST RATE SHIFTS (3)
                  ---------------------------------------------
                  -300  -200  -100     0    +100   +200   +300
                  ----- ----- ------ ------ ------ ------ -----
AT JANUARY 15,
Initial Percent-
age.............   100%  100%   100%   100%   100%   100%  100%
1995............    77    78     79     80     80     81    81
1996............    62    62     63     64     65     66    66
1997............    50    50     50     51     52     53    53
1998............    41    40     39     38     39     39    40
1999............    33    31     27     26     26     27    27
2000............    21    18     15     14     15     15    16
2001............     8     3      0      0      0      0     0
2002............     0     0      0      0      0      0     0
Projected
CPR (4).........  12.4% 10.5%   8.2%   6.9%   6.3%   6.0%  5.9%
Weighted Average
Life (in
years) (5)......  3.43  3.35   3.26   3.25   3.30   3.34  3.36
Expected Matu-
rity Date:        8/01  4/01  12/00  11/00  11/00  12/00  1/01

- ----
(1) Stated as a percent of the original Certificate principal amount.
(2) Assumes Green Tree refinances 50% of all refinanced loans. See "The Trust Property--Inside Refinancing Payments."
(3) The Interest Rate Shifts represent shifts in Green Tree's average Contract Rate. Green Tree's current average Contract Rate is equal to 10.50% with respect to conventional Contracts and 10.00% with respect to FHA-insured or VA-guaranteed Contracts. Green Tree believes that, as an approximation for future movements in its average Contract Rate, investors can use as a reference changes in the 7-year Treasury Note rate.
(4) The Projected CPR is the 120-month weighted average constant prepayment rate that would exist for the corresponding Interest Rate shift in Green Tree's average Contract Rate, rounded to the nearest whole number. A -100 bps shift is equal to a 100 basis point decrease in Green Tree's average Contract Rate, which would indicate that current obligors could refinance if they chose to do so at 100 basis points below where they could have previously refinanced. Therefore the 100 basis point decrease in Contract Rate implies a higher incentive to refinance.
(5) The Weighted Average Life of a Certificate is determined by (i) multiplying the amount of each principal payment on such Certificate on each Distribution Date by the number of years from the date of issuance of such Certificate to such Distribution Date, (ii) adding the results, and
    (iii) dividing the sum by the initial principal amount of such Certificate.

    CERTIFICATE PRINCIPAL AMORTIZATION TABLE(1) (WITHOUT INSIDE REFINANCING
                                   PAYMENTS)

                        100% OF DEFAULT ASSUMPTION                  125% OF DEFAULT ASSUMPTION
                  --------------------------------------------  -----------------------------------------
                         INTEREST RATE SHIFTS (2)                    INTEREST RATE SHIFTS (2)
                  --------------------------------------------  -----------------------------------------
                  -300   -200   -100   0    +100  +200   +300   -300  -200  -100    0    +100  +200  +300
                  -----  -----  ----  ----  ----  -----  -----  ----  ----  ----  -----  ----  ----  ----
AT JANUARY 15,
Initial Percent-
age.............    100%   100%  100%  100%  100%   100%   100%  100%  100%  100%   100%  100%  100%  100%
1995............     82     81    81    80    80     80     80    82    82    81     81    81    81    80
1996............     69     67    64    62    62     61     61    71    69    67     65    64    64    64
1997............     59     55    50    47    45     44     44    63    59    54     51    50    49    49
1998............     51     45    37    31    29     28     27    56    51    43     38    35    34    34
1999............     44     36    25    17    14     12     11    50    43    32     25    22    20    19
2000............     35     25    12     4     0      0      0    42    33    20     13     9     7     6
2001............     22     10     0     0     0      0      0    30    19     3      0     0     0     0
2002............     10      0     0     0     0      0      0    19     6     0      0     0     0     0
2003............      0      0     0     0     0      0      0     9     0     0      0     0     0     0
2004............      0      0     0     0     0      0      0     0     0     0      0     0     0     0
2005............      0      0     0     0     0      0      0     0     0     0      0     0     0     0
2006............      0      0     0     0     0      0      0     0     0     0      0     0     0     0
Projected
CPR (3).........   11.8%  10.0%  7.7%  6.4%  5.8%   5.5%   5.4% 12.1% 10.2%  8.0%   6.6%  6.0%  5.8%  5.7%
Weighted Average
Life (in
years) (4)......   4.23   3.71  3.19  2.94  2.83   2.77   2.75  4.77  4.13  3.53   3.24  3.12  3.07  3.04
Expected Matu-
rity Date:        12/02  10/01  9/00  4/00  1/00  12/99  11/99  2/04  7/02  4/01  10/00  8/00  7/00  7/00
                       150% OF DEFAULT ASSUMPTION
                  -------------------------------------------
                        INTEREST RATE SHIFTS (2)
                  -------------------------------------------
                  -300   -200  -100    0    +100  +200  +300
                  ------ ----- ------ ----- ----- ----- -----
AT JANUARY 15,
Initial Percent-
age.............    100%  100%   100%  100%  100%  100%  100%
1995............     83    83     82    82    81    81    81
1996............     74    72     69    68    67    67    67
1997............     67    64     59    56    54    54    53
1998............     62    56     49    44    42    41    40
1999............     57    50     40    33    30    28    28
2000............     49    40     28    21    18    17    16
2001............     38    28     13     4     1     0     0
2002............     28    15      0     0     0     0     0
2003............     19     5      0     0     0     0     0
2004............     11     0      0     0     0     0     0
2005............      0     0      0     0     0     0     0
2006............      0     0      0     0     0     0     0
Projected
CPR (3).........   12.4% 10.5%   8.2%  6.9%  6.3%  6.0%  5.9%
Weighted Average
Life (in
years) (4)......   5.39  4.64   3.92  3.59  3.46  3.41  3.39
Expected Matu-
rity Date:        11/04  7/03  11/01  4/01  2/01  1/01  1/01

- ----
(1) Stated as a percent of the original Certificate principal amount.
(2) The Interest Rate Shifts represent shifts in Green Tree's average Contract Rate. Green Tree's current average Contract Rate is equal to 10.50% with respect to conventional Contracts and 10.00% with respect to FHA-insured or VA-guaranteed Contracts. Green Tree believes that, as an approximation for future movements in its average Contract Rate, investors can use as a reference changes in the 7-year Treasury Note rate.
(3) The Projected CPR is the 120-month weighted average constant prepayment rate that would exist for the corresponding Interest Rate shift in Green Tree's average Contract Rate, rounded to the nearest whole number. A -100 bps shift is equal to a 100 basis point decrease in Green Tree's average Contract Rate, which would indicate that current obligors could refinance if they chose to do so at 100 basis points below where they could have previously refinanced. Therefore the 100 basis point decrease in Contract Rate implies a higher incentive to refinance.
(4) The Weighted Average Life of a Certificate is determined by (i) multiplying the amount of each principal payment on such Certificate on each Distribution Date by the number of years from the date of issuance of such Certificate to such Distribution Date, (ii) adding the results, and
    (iii) dividing the sum by the initial principal amount of such Certificate.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Certificates. Whenever provisions of the Trust Agreement are referred to, such provisions are incorporated herein by reference.

DISTRIBUTIONS

  Distributions of interest and principal to Certificateholders will be made on each Distribution Date in an amount equal to their respective Percentage Interests multiplied by the Certificateholder's Interest Distributable Amount and the Certificateholders' Principal Distributable Amount, if any. Distributions will be applied first to the payment of interest and then to the payment of principal from the Amount Available (as defined below). In the event that the Amount Available in the Certificate Account is not sufficient to make a full distribution to the Certificateholders of the Certificateholders' Interest Distributable Amount, the amount of the deficiency will be carried forward as an amount that the Certificateholders are entitled to receive on the next Distribution Date. Any amount carried forward will, to the extent legally permissible, bear interest at the Interest Rate.

  Each distribution with respect to a Book-Entry Certificate will be paid to DTC, which will credit the amount of such distribution to the accounts of its Participants in accordance with its normal procedures. Each Participant will be responsible for disclosing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by DTC and the Participants in accordance with DTC's rules.

  Green Tree, as servicer, will furnish to the Trustee, and the Trustee will send with each distribution on a Distribution Date to each Certificateholder, a statement setting forth, among other things, (i) the amount of such distribution allocable to interest and (ii) the amount of such distribution allocable to principal. Such amounts will be expressed as a dollar amount per $1,000 of the original principal amount of the Certificates.

DISTRIBUTIONS OF INTEREST INCOME

  On each Distribution Date, commencing March 15, 1994, the Certificateholders will be entitled to distributions in an amount equal to the amount of interest accrued on the outstanding principal amount of the Certificates at the Interest Rate (the "Certificateholders' Interest Distributable Amount"). Interest distributable on a Distribution Date will accrue from the most recent Distribution Date on which interest distributions have been made to but excluding such Distribution Date and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date together with interest on such amount at the Interest Rate (to the extent legally permissible). Interest distributions with respect to the Certificates will be made from the Amount Available in the Certificate Account before the payment of accrued and unpaid trustee's fees and other administrative fees of the Trust. Finance I and Finance II will be entitled to receive a distribution of interest on March 15, 1994, equal to interest accrued from January 15, 1994 to the Closing Date. Certificateholders of record on March 14, 1994 will receive a distribution of interest on March 15, 1994 equal to the interest accrued on the initial principal amount of Certificates at the Interest Rate from the Closing Date to March 15, 1994.

DISTRIBUTIONS OF PRINCIPAL PAYMENTS

  Certificateholders will be entitled to receive, as payments of principal, the Certificateholders' Principal Distributable Amount to the extent of the Remaining Amount Available (as defined below) in the Certificate Account on each Distribution Date. Distributions with respect to principal payments will be made from the

Amount Available in the Certificate Account after payment of the Certificateholders' Interest Distributable Amount and any accrued and unpaid Trustee's fees and other administrative fees of the Trust which Green Tree or the Subordinated Certificateholders were obligated to pay but failed to pay (the "Remaining Amount Available").

REPORTS TO CERTIFICATEHOLDERS

  Green Tree will furnish to the Trustee, and the Trustee will include with each distribution to a Certificateholder, a statement in respect of the related Distribution Date setting forth, among other things:

    (a) the Certificateholders' Interest Distributable Amount;

    (b) the Certificateholders' Principal Distributable Amount;

    (c) the outstanding principal amount of the Certificates, after giving effect to all payments reported under (b) above on such date;

    (d) the projected remaining aggregate cashflow value of the Trust Property, present valued using a % discount rate;

    (e) before allocation of the distribution on the current Distribution Date, the aggregate amount on deposit in the reserve funds attributable to the Residual Assets;

    (f) the weighted average CPR of the Contracts for the prior month;

    (g) the weighted average conditional default rate of the Contracts for the prior month;

    (h) the annualized net loss percentage of the Contracts for the prior month; and

    (i) information regarding delinquent Contracts as of the prior month.

Each amount set forth pursuant to subclauses (a) and (b) will be expressed as a dollar amount per $1,000 of the original principal amount of the Certificates.

  In addition, within a reasonable period of time after the end of each calendar year, Green Tree, as servicer, will furnish a report to each Certificateholder of record at any time during such calendar year as to aggregate amounts reported pursuant to (a) and (b) above for such calendar year.

  For the purposes hereof, the following terms shall have the following meanings:

  "Amount Available" means, with respect to any Distribution Date, the sum of the amounts contained in the Certificate Account for any Monthly Period.

  "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date (other than the first Distribution Date), one month's interest at the Interest Rate on the outstanding principal amount of the Certificates (computed on the basis of a 360-day year of twelve 30-day months), plus any accrued and unpaid interest with respect to a prior Distribution Date together (to the extent legally permissible) with interest thereon at the Interest Rate.

  "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the lesser of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date or the Remaining Amount Available for such Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the outstanding principal amount of the Certificates.

  "Remaining Amount Available" means, with respect to any Distribution Date, the amount remaining in the Certificate Account after payment of the Certificateholders' Interest Distributable Amount and payment to the Trustee of any accrued and unpaid trustee fees, to the extent not paid by Green Tree or the Subordinated Certificateholders.

LISTS OF CERTIFICATEHOLDERS

  At such time, if any, as Definitive Certificates (as defined below) have been issued, the Trustee will, upon written request by three or more Certificateholders or one or more holders of Certificates evidencing not less than 25% of the outstanding principal balance of the Certificates, within five Business Days after provision to the Trustee of a statement of the applicants' desire to communicate with other Certificateholders about their rights under the Trust Agreement or the Certificates and a copy of the communication that the applicants propose to transmit, afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Trust Agreement. The Trust Agreement will not provide for holding any annual or other meetings of Certificateholders.

OPTIONAL PREPAYMENT

  If the Subordinated Certificateholders exercise their option to prepay the Certificates when the aggregate outstanding principal amount of the Certificates declines to 10% or less of the original principal amount of the Certificates, Certificateholders will receive an amount in respect of the Certificates equal to the aggregate outstanding principal amount of the Certificates together with all accrued and unpaid interest, which distribution will effect early retirement of the Certificates. See "Description of the Trust Agreement--Termination."

RESTRICTIONS ON TRANSFER

  The Certificates will be subject to the following restrictions on transfer, and each Certificate will contain a legend describing such restrictions.

  The Certificates may not be acquired by a "disqualified organization" (as defined below). By acceptance of a Certificate, each purchaser will be deemed to represent that it is not a disqualified organization. Accordingly, a purchase by a disqualified organization shall be void and of no effect. A "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (not including instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in
Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code.

  A pass-through entity may acquire Certificates. Such investors should be aware, however, that if the Internal Revenue Service were successfully to assert that the Certificates did not represent debt for federal income tax purposes, a tax may be imposed on a pass-through entity which has (i) a disqualified organization (as defined above) as a record holder of an interest therein and (ii) excess inclusion income, as defined in the REMIC provisions of the Code, as a result of its investment in the Certificates. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. Pass-through entities considering an investment in Certificates are urged to consult with their own tax advisor with respect to these matters.

  The Trust Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.

REGISTRATION OF THE CERTIFICATES

  The Certificates will initially be registered in the name of Cede & Co., the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

  Certificate Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Certificates may do so only through Participants (unless and until Definitive Certificates, as defined below, are issued). In addition, Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and Participants. Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below.

  Unless and until Definitive Certificates (as defined below) are issued, it is anticipated that the only "Certificateholder" of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders as that term is used in the Trust Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through Participants and DTC.

  While Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

  Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "Definitive Certificates"), only if (i) DTC, the Administrator or Finance I advise the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Administrator Finance I is unable to locate a qualified successor, (ii) Finance I at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) if an Event of Default shall have occurred and be continuing, Certificate Owners having a beneficial interest in the Certificates at least equal to a majority of the aggregate outstanding principal amount of the Certificates advise the Trustee, through DTC, that continuation of a book-entry system is no longer in their best interests. Upon issuance of Definitive Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

  DTC has advised Finance I that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC accounts the Certificates are credited. DTC has advised Finance I that DTC will take such action with respect to any fractional interest of the Certificates only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

  Issuance of Certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the Certificates in the secondary market and the ability of Certificate Owners to pledge them. In addition, since distributions on the Certificates will be made by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate Owners, Certificate Owners may experience delays in the receipt of such distributions.

                       DESCRIPTION OF THE TRUST DOCUMENTS

  The following summary describes certain terms of the Finance I Note, the Trust Agreement, the Transfer Agreement and the Assignments (together, the "Trust Documents"). Forms of the Trust Documents have been filed as exhibits to the Registration Statement. Copies of the Trust Documents will be filed with the Commission following the issuance of the Certificates.

CERTIFICATE ACCOUNT

  Pursuant to the Trust Agreement, the Trustee will establish and maintain an account, in the name of the Trust, in which amounts available for distribution to Certificateholders will be deposited and from which all distributions to Certificateholders will be made (the "Certificate Account").

EVENTS OF DEFAULT

  Pursuant to the Trust Agreement, "Events of Default" will consist of (i) any failure in the payment of the Certificateholders' Interest Distributable Amount with respect to a Distribution Date, which failure has continued for a period of 6 months after such Distribution Date or (ii) any failure to pay the full principal amount of the Certificates on or before the Distribution Date occurring in February 2004.

  Pursuant to the Finance I Note, "Events of Default" will consist of (i) any failure to make timely installments of interest due thereunder, which failure has continued for a period of 6 months after such Distribution Date, or (ii) any failure to pay the full principal amount of the Finance I Note on or before the Distribution Date occurring in February 2004.

  If an Event of Default with respect to the Certificates occurs and is continuing, the Trustee or Certificate Owners beneficially owning at least 25% in aggregate outstanding principal amount of the Certificates may declare the entire principal amount of the Certificates to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded by a Certificate Majority (as defined in the Trust Agreement).

  If the Certificates have been declared due and payable following an Event of Default, the Trustee may liquidate all or any portion of the Trust Property, or elect to maintain possession of the Trust Property and continue to apply collections from the Trust Property as if there had been no declaration of acceleration. The Trustee will be prohibited from selling the Trust Property following an Event of Default, unless (i) the holders of all the outstanding Certificates consent to such sale; or (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Certificates at the time of such sale; or (iii) the Trustee determines that the collections on the Trust Property will not be sufficient on an ongoing basis to make all payments of interest on the Certificates as such payments become due and to pay the outstanding principal amount of the Certificates at maturity, and the Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Certificates.

  The Trustee and the Certificate Owners will have similar rights to liquidate the Fee Assets following an Event of Default under the Finance I Note.

AMENDMENT

  The Trust Agreement may be amended by the Subordinated Certificateholders and the Trustee but without the consent of any of the Certificateholders, to cure any ambiguity or to correct or supplement any provision therein, provided that such action will not, in the opinion of counsel (which may be internal counsel to the Subordinated Certificateholders) materially and adversely affect the interests of any Certificateholder. The Trust Agreement may also be amended by the Subordinated Certificateholders and the Trustee and a Certificate Majority for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying, in any matter, the rights of the Certificateholders. No such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or distributions that are required to be made on any Certificate or the Interest Rate or (ii) reduce the percentage of the aggregate outstanding principal amount of the Certificates required to consent to any such amendment, without the consent of the holders of all Certificates then outstanding.

  The Transfer Agreement may be amended by all of the parties thereto; provided that no amendment may materially and adversely affect the interests of the Certificateholders.

TERMINATION

  The Trust and the respective obligations of the Subordinated Certificateholders and the Trustee pursuant to the related Trust Documents will terminate upon the later of (i) the Distribution Date immediately following the maturity of the Finance I Note or the retirement of the last Residual Asset or other liquidation of the last item of Trust Property, (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to the related Trust Documents, (iii) following the payment in full of all principal and accrued interest on the Certificates, by vote of all the Subordinated Certificateholders, or (iv) upon the occurrence of a Liquidation Event.

  In order to avoid excessive administrative expense, the Subordinated Certificateholders will be permitted, at their option, to cause the Trust to redeem the Certificates on any Distribution Date in which the aggregate outstanding principal amount of the Certificates is equal to or less than 10% of the original principal amount of the Certificates at a price equal to the unpaid principal amount of the Certificates plus all accrued and unpaid interest thereon.

  In the event that a Dissolution Event (as defined in the Trust Agreement) shall occur with respect to one but not both Subordinated Certificateholders, the remaining Subordinated Certificateholder shall, within 90 days of such Dissolution Event, (i) select a successor Subordinated Certificateholder and
(ii) deliver to the Trustee an opinion of counsel to the effect that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. In the event that (i) the remaining Subordinated Certificateholder is unable to locate a successor Subordinated Certificateholder or to obtain such an opinion or (ii) a Dissolution Event occurs with respect to both Subordinated Certificateholders, the Trust will terminate.

  The Trustee will give written notice of the final distribution with respect to the Certificates to each Certificateholder of record. The final distribution to any Certificateholder will be made only upon surrender and cancellation of such holder's Certificate at the office or agency of the Trustee with respect to Certificates specified in the notice of termination. In the event that all Certificateholders do not surrender their Certificates for cancellation within 6 months after the date specified in the notice of termination, the Trustee shall give a second written notice to the remaining Certificateholders. If within one year after the second written notice all Certificates have not been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates. Any funds remaining in the Trust, after the Trustee has taken such measures to locate any remaining Certificateholders and such measures have failed, will be distributed to The United Way and the Certificateholders, by acceptance of their Certificates, will waive any rights with respect to such funds.

THE TRUSTEE

  The Trustee, in its individual capacity or otherwise, and any of its affiliates may hold Certificates in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the Trustee and the Administrator, acting jointly, with the consent of Finance I, shall have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Trust Documents will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

  The Trustee may resign at any time, in which event the Subordinated Certificateholders will be obligated to appoint a successor trustee. The Subordinated Certificateholders may also remove the Trustee, if the Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In such circumstances, the Subordinated Certificateholders will be obligated to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

DUTIES OF THE TRUSTEE

  The Trustee will make no representation as to the validity or sufficiency of any Trust Document, the Certificates (other than its execution of the Certificates) or any related documents, and will not be accountable for the use or application by Green Tree of any funds in respect of the Certificates prior to deposit in the Certificate Account.

  The Trustee will be required to perform only those duties specifically required of it under the Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished by Green Tree to the Trustee under the Trust Agreement, in which case it will only be required to examine such certificates, reports or instruments to determine whether they conform substantially to the requirements of the Trust Agreement.

  The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order or direction of any Subordinated Certificateholders, unless such Subordinated Certificateholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. No Certificate Owner will have any right under the Trust Documents to institute any proceeding with respect to such Trust Documents, unless such Certificate Owner has given the Trustee written notice of default and unless Certificate Owners beneficially owning not less than 25% of the aggregate principal balance of the Certificates then outstanding have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 30 days after the receipt of such notice, request and offer to indemnify has neglected or refused to institute any such proceedings.

                                USE OF PROCEEDS

  Approximately $321,000,000 of the net proceeds of the sale of the Certificates will be loaned to Finance I in return for the Finance I Note, and an additional $20,320,000 of the net proceeds will be deposited in the Reserve Fund. The remaining net proceeds of the sale of the Certificates will be paid to Finance I and Finance II, as the holders of the Subordinated Certificates. Finance I and Finance II will in turn remit substantially all such proceeds to Green Tree in the form of a dividend. Green Tree will use such funds for general corporate purposes, including the origination of additional manufactured housing contracts, the costs of carrying such contracts until sold and other expenses of pooling and selling such contracts, and to fund Green Tree's future growth.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a general discussion of certain federal income tax consequences relating to the purchase, ownership, and disposition of the Certificates. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Moreover, there are no cases or Internal Revenue Service (the "Service") rulings on similar transactions involving the issuance of interests with terms similar to those of the Certificates. As a result, the Service may disagree with all or a part of the discussion below. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE FEDERAL, STATE, LOCAL, AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF CERTIFICATES.

  The Trust will be provided with an opinion of Dorsey & Whitney, counsel to Green Tree, regarding certain federal income tax matters discussed below. Such an opinion, however, is not binding on the Service or the courts. No ruling on any of the issues discussed below will be sought from the Service.

TAX CHARACTERIZATION OF THE TRUST

  The Subordinated Certificateholders and the Trustee will agree to treat the Trust as a partnership for federal income tax purposes. Dorsey & Whitney will deliver its opinion that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, with the result that the Trust itself will not be subject to federal income tax. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the interests in and the income of the Trust, including the status of the Finance I Note as debt for federal income tax purposes, will exempt it from the rule that certain taxable mortgage pools or publicly traded partnerships are taxable as corporations.

  If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. Any such corporate income tax could materially reduce cash available to make payments on the Certificates.

TAX CONSEQUENCES TO HOLDERS OF CERTIFICATES

  Treatment of Certificates as Indebtedness. The Trustee and the Subordinated Certificateholders will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Certificates as debt for federal income tax purposes. Although there are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of interests with the same terms as the Certificates, and although the result is not free from doubt in view of the treatment of this transaction by Green Tree for purposes of its financial statements prepared in accordance with generally accepted accounting principles and certain other features of the Certificates, on balance, in the opinion of Dorsey & Whitney the Certificates will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Certificates is correct.

  Interest Income on the Certificates. As a general rule, interest paid or accrued on the Certificates, as well as market discount and original issue discount, if any, will be treated as ordinary income to the holders thereof. A Certificateholder using the accrual method of accounting for federal income tax purposes is required to include interest paid or accrued on the Certificates in ordinary income as such interest accrues, while a Certificateholder using the cash receipts and disbursements method of accounting for federal income tax purposes must include such interest in ordinary income when payments are received (or made available for receipt) by such holder. It is anticipated that the Certificates will not be issued with "original issue discount" ("OID") within the meaning of Section 1273 of the Code, and that the Trust will not take any OID deduction with respect thereto.

  Market Discount. The Certificates, whether or not issued with original issue discount, will be subject to the "market discount rules" of section 1276 of the Code. In general, these rules provide that if the holder of a Certificate purchases it at a market discount (i.e., a discount from its original issue price plus any accrued original issue discount) that exceeds a de minimis amount specified in the Code, and thereafter recognizes gain upon a disposition, the lesser of (i) such gain or (ii) the accrued market discount will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the Certificate multiplied by a fraction, the numerator of which is the number of days the holder held the Certificate and the denominator of which is the number of days from the date the holder acquired the Certificate until its maturity date. The holder may elect, however, to determine accrued market discount under the constant-yield method.

  Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Certificate with accrued market discount. A Certificateholder may elect to include market discount in gross income as it accrues and, if such Certificateholder makes such an election, is exempt from this rule. The adjusted basis of a Certificate subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

  Amortizable Bond Premium. In general, if a Certificateholder purchases a Certificate at a premium (i.e., an amount in excess of the amount payable upon the maturity thereof), such Certificateholder will be considered to have purchased such Certificate with "amortizable bond premium" equal to the amount of such excess. Such Certificateholder may elect to deduct the amortizable bond premium as it accrues under a constant-yield method over the remaining term of the Certificate. Such Certificateholder's tax basis in the Certificate will be reduced by the amount of the amortizable bond premium deducted. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Certificateholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the Service. Bond premium on a Certificate held by a Certificateholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Certificate.

  Sale or Other Disposition. If a Certificateholder sells a Certificate, the Certificateholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. The adjusted tax basis of a Certificate to a particular Certificateholder generally will equal the Certificateholder's cost for the Certificate, increased by any market discount, OID and gain previously included by such Certificateholder in income with respect to the Certificate and decreased by principal payments previously received by such Certificateholder and the amount of bond premium previously amortized with respect to the Certificate. Any such gain or loss will be capital gain or loss if the Certificate was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income, and will be long-term capital gain or loss if the Certificate was held for more than one year. Capital losses generally may be used only to offset capital gains.

  Foreign Holders. Generally, interest paid to a Certificateholder who is a nonresident alien individual or a foreign corporation and who does not hold the Certificate in connection with a United States trade or business will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such a Certificateholder will be entitled to receive interest payments on the Certificates free of United States federal income tax provided that such Certificateholder periodically provides the Trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such Certificateholder is not a United States person and provides the name and address of such Certificateholder. Such a Certificateholder will not be subject to federal income tax on gain from the disposition of a Certificate unless the Certificateholder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other requirements are met.

  Tax Administration and Reporting. The Trustee will furnish to each Certificateholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. Reports will be made annually to the Service and to holders of record that are not excepted from the reporting requirements regarding information as may be required with respect to interest and original issue discount, if any, with respect to the Certificates.

  Backup Withholding. Under certain circumstances, a Certificateholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a Certificateholder who is a United States person if the holder, among other circumstances, fails to furnish such holder's Social Security number or other taxpayer identification number to the Trustee. Backup withholding may apply, under certain circumstances, to a Certificateholder who is a foreign person if the Certificateholder fails to provide the Trustee or the Certificateholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the Certificate. Backup withholding, however, does not apply to payments on a Certificate made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. Certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Certificate.

  Possible Alternative Treatment of the Certificates. If the Service were successfully to assert that the Certificates did not represent debt for federal income tax purposes, the Certificates would probably be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Certificates recharacterized as equity). Alternatively, based on the opinion of Dorsey & Whitney, because the Finance I Note will be treated as debt for federal income tax purposes, the Trust would not be characterized as a publicly traded partnership and would therefore continue to be treated as an entity that is not taxable as a corporation. See "Tax Characterization of the Trust," above. Under these circumstances, the Trust would report each Certificateholder's allocable share of items of Trust income and expense to Certificateholders and the Service on Schedule K-1. However, any such characterization of the Certificates as equity interests is not expected to result in a materially different amount of taxable income being realized by Certificateholders as compared to the amount of income expected to be realized from treatment of the Certificates as indebtedness of the Trust. Nonetheless, treatment of the Certificates as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, (i) a portion of the income allocated to Certificateholders may not be offset by other deductions on such holder's return, including net operating loss carryforwards;
(ii) a portion of the income allocated to Certificateholders who are subject to the tax on unrelated business income imposed by Section 511 of the Code may be treated as unrelated business taxable income; (iii) income to foreign holders generally would be subject to federal tax and federal tax return filing and withholding requirements and (iv) individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

  If the Certificates were treated as equity interests in a partnership, each Certificateholder would be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest income attributable to the Finance I Note and income attributable to the Residual Interests. The tax items of a partnership are allocable to its partners in accordance with the Code, Treasury Regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that, if appropriate, the Certificateholders would be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month; and (ii) any other amounts of income payable to the Certificateholders for such month. All remaining taxable income of the Trust would be allocated to the Subordinated Certificateholders. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury Regulations, although no assurance can be given that the Service would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Interest Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes.

  Under this approach, a Certificateholder's allocated share of expenses of the Trust (including fees to the Trustee but not interest expense) would be miscellaneous itemized deductions. An individual, an estate, or a trust that holds a Certificate either directly or through a pass-through entity would be allowed to deduct such expenses under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the Certificateholder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code (expected to be approximately $111,800 in

1994, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. To the extent that a Certificateholder is not permitted to deduct servicing fees allocable to a Certificate, the taxable income of the Certificateholder attributable to that Certificate would exceed the net cash distributions related to such income.

  Other Tax Consequences. No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of Certificates in any state or locality. Certificateholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of Certificates.

  THE DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on those employee benefit plans, including individual Retirement Accounts and Individual Retirement Annuities (collectively "IRAs"), to which they apply ("Plans") and on those persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary standards, before investing in the Certificates, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Prohibited transactions may generate excise taxes and other liabilities; prohibited transactions involving IRAs may result in the disqualification of the IRAs. Thus, a Plan fiduciary considering an investment in the Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

  Certain transactions involved in the operation of the Trust might be deemed to constitute prohibited transactions under ERISA and the Code, if assets of the Trust were deemed to be assets of an investing Plan. ERISA and the Code do not define "plan assets." The U.S. Department of Labor (the "DOL") has published a regulation (the "Regulation") which took effect March 13, 1987, concerning whether or not a Plan's assets will be deemed to include an interest in the underlying assets of an entity (such as the Trust) for purposes of the reporting and disclosure and fiduciary responsibility provisions of ERISA and of the excise tax provisions related to prohibited transactions in the Code if the Plan acquires an "equity interest" in such entity. The Regulation only applies to the purchase by a Plan of an "equity interest" in an entity. An equity interest is defined in the Regulation as an interest in an entity other than an instrument which is treated as debt under applicable local law, has no substantial equity features, and which is not a beneficial interest in a trust or a profit interest in a partnership. If under ERISA the Certificates are not deemed to be an "equity interest" in the Trust, the Trust's assets would not be treated as Plan assets solely as a result of the purchase of the Certificates by a Plan.

  The Regulation also contains an exception that provides that if a Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold Plan assets. A publicly-offered security is a security that is
(i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another by the conclusion of the offering and (iii) either is (A) part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

  It is anticipated that the Certificates will meet the criteria of publicly-offered securities as set forth above. It is expected (although no assurance can be given) that the Certificates will be held beneficially by 100 independent persons by the conclusion of the offering; there are no restrictions imposed on the transfer of the Certificates (other than the prohibition on transfers to certain "disqualified organizations," as described under ("Description of the Certificates--Restrictions on Transfer") and the Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933, and they will be timely registered under the Securities Exchange Act of 1934.

  If the Certificates were deemed to be an extension of credit for ERISA purposes, the purchase of the Certificates by a Plan with respect to which Green Tree or one of its affiliates is a "party in interest" or "disqualified person" might be considered a prohibited extension of credit under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. There are at least three prohibited transaction class exemptions issued by the DOL that might apply, depending in part on who decided to acquire the Certificates for the Plan: DOL Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions determined by Independent Qualified Professional Asset Managers); PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); and PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts).

  Moreover, whether the Certificates are debt or equity for ERISA purposes, a possible violation of the prohibited transaction rules could occur if the Certificates were purchased during the offering with assets of a Plan if Green Tree, the Trustee, any Underwriter or any of their affiliates were a fiduciary with respect to such Plan. Under ERISA and the Code, a person is a "fiduciary" with respect to a Plan to the extent that such person (i) exercises any discretionary authority or discretionary control respecting management of such Plan or exercises any authority or control respecting management or disposition of its assets, (ii) renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of such Plan, or has any authority or responsibility to do so, or (iii) has any discretionary authority or discretionary responsibility in the administration of such Plan. Accordingly, the fiduciaries of any Plan should not purchase the Certificates during the offering with assets of any Plan if Green Tree, the Trustee, the Underwriters or any of their affiliates is a fiduciary with respect to the Plan.

  In light of the foregoing, fiduciaries of Plans, including insurance companies (whether investing assets for their general or separate accounts), considering the purchase of the Certificates should consult their own tax or other appropriate counsel regarding the application of ERISA and the Code to their purchase of the Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

  No representations or warranties are made concerning whether the Certificates are legal investments under any federal or state law, regulation, rule or order of any court. The Certificates do not constitute "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended, which may adversely affect their liquidity.

  Prospective investors should consider the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor including, but not limited to, "prudent investor" provisions and percentage-of-assets limits. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investment for such investors.

                                  UNDERWRITING

  The Underwriters named below have severally agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Trust the respective principal amounts of the Certificates set forth opposite their names below.

                                                                     PRINCIPAL
                                                                     AMOUNT OF
                              UNDERWRITER                           CERTIFICATES
                              -----------                           ------------
     Lehman Brothers Inc. .........................................
     Merrill Lynch, Pierce, Fenner & Smith
              Incorporated.........................................
                                                                       -----
             Total.................................................    $
                                                                       =====

  In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates offered hereby if any Certificates are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

  The Underwriters propose to offer the Certificates in part directly to purchasers at the initial public offering price set forth on the cover page of this Prospectus and in part to certain securities dealers at such prices less concessions not to exceed % of the original principal balance of the Certificates. The Underwriters may allow, and such dealers may reallow, concessions not to exceed % of the original principal balance of the Certificates to certain brokers and dealers. After the Certificates are released for sale to the public, the offering price and other selling terms may be varied by the Underwriters.

  The Underwriting Agreement provides that Green Tree will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the Underwriters may be required to make in respect thereof.

                                 LEGAL MATTERS

  Certain legal matters relating to the Certificates will be passed upon for the Trust by Dorsey & Whitney, Minneapolis, Minnesota, and for the Underwriters by Brown & Wood, New York, New York. The material federal income tax consequences of the Certificates will be passed upon for the Trust by Dorsey & Whitney.

                                   APPENDIX I

I. THE CONTRACTS

  Set forth below is a description of certain additional characteristics of the Contracts as of January 1, 1994 (the "Cut-off Date").

                           GEOGRAPHICAL DISTRIBUTION

                         NUMBER OF
                         CONTRACTS      % OF ALL           AGGREGATE     % OF ALL CONTRACTS BY
                           AS OF   CONTRACTS BY NUMBER PRINCIPAL BALANCE OUTSTANDING PRINCIPAL
                         CUT- OFF    OF CONTRACTS AS   OUTSTANDING AS OF     BALANCE AS OF
                           DATE      OF CUT-OFF DATE     CUT-OFF DATE        CUT-OFF DATE
                         --------- ------------------- ----------------- ---------------------
Alabama.................   15,944          5.00%       $  277,144,358.98          4.49%
Alaska..................       50          0.02               772,074.11          0.01
Arizona.................    6,169          1.93           129,974,359.11          2.11
Arkansas................    9,408          2.95           160,928,380.89          2.61
California..............   10,103          3.17           247,147,119.70          4.01
Colorado................    4,946          1.55           103,643,320.85          1.68
Connecticut.............       93          0.03             1,670,078.91          0.03
Delaware................    1,021          0.32            19,858,670.51          0.32
District of Columbia....       38          0.01               736,456.78          0.01
Florida.................   19,678          6.17           367,944,672.64          5.97
Georgia.................   18,477          5.79           334,767,344.52          5.43
Hawaii..................       35          0.01               562,631.12          0.01
Idaho...................    1,488          0.47            33,992,590.65          0.55
Illinois................    5,442          1.71            97,379,494.66          1.58
Indiana.................    6,256          1.96           103,036,138.42          1.67
Iowa....................    4,856          1.52            94,230,821.65          1.53
Kansas..................    4,515          1.42            89,416,914.13          1.45
Kentucky................    7,845          2.46           137,067,355.32          2.22
Louisiana...............    7,473          2.34           126,556,366.29          2.05
Maine...................    2,261          0.71            46,295,976.01          0.75
Maryland................    2,545          0.80            49,427,469.96          0.80
Massachusetts...........      147          0.05             2,854,602.29          0.05
Michigan................   14,433          4.53           295,474,162.63          4.79
Minnesota...............    6,090          1.91           112,703,481.28          1.83
Mississippi.............    8,796          2.76           138,655,790.79          2.25
Missouri................    9,767          3.06           170,229,513.03          2.76
Montana.................    2,442          0.77            53,636,397.27          0.87
Nebraska................    1,587          0.50            30,810,424.95          0.50
Nevada..................    4,576          1.43           113,206,735.88          1.84
New Hampshire...........      445          0.14             8,246,028.46          0.13
New Jersey..............      254          0.08             5,180,662.87          0.08
New Mexico..............    9,440          2.96           204,350,875.27          3.31
New York................    6,641          2.08           133,213,197.32          2.16
North Carolina..........   24,804          7.78           511,105,063.41          8.29
North Dakota............      687          0.22            14,576,977.67          0.24
Ohio....................    6,638          2.08           114,134,377.13          1.85
Oklahoma................    6,889          2.16           133,154,403.00          2.16
Oregon..................    3,344          1.05            85,022,465.21          1.38
Pennsylvania............    5,189          1.63            96,879,945.09          1.57
Rhode Island............       24          0.01               389,499.88          0.01
South Carolina..........   15,247          4.78           305,130,658.85          4.95
South Dakota............    2,004          0.63            42,290,347.90          0.69
Tennessee...............    9,279          2.91           164,676,270.36          2.67
Texas...................   28,416          8.91           553,788,136.08          8.98
Utah....................    1,006          0.32            19,396,214.70          0.31
Vermont.................      331          0.10             6,266,086.73          0.10
Virginia................    7,638          2.40           132,466,748.33          2.15
Washington..............    3,927          1.23           102,530,632.91          1.66
West Virginia...........    4,884          1.53            88,610,508.85          1.44
Wisconsin...............    4,111          1.29            77,614,354.95          1.26
Wyoming.................    1,232          0.39            28,381,146.35          0.46
                          -------        ------        -----------------        ------
 Total..................  318,911        100.00%       $6,167,528,304.65        100.00%
                          =======        ======        =================        ======

                                 CONTRACT TYPE

                             AGGREGATE     % OF ALL CONTRACTS BY                                     WEIGHTED
                         PRINCIPAL BALANCE OUTSTANDING PRINCIPAL                   ORIGINAL          AVERAGE
                         OUTSTANDING AS OF     BALANCE AS OF         ORIGINAL        TERM     WAM    CONTRACT
                           CUT-OFF DATE        CUT-OFF DATE           BALANCE      (MONTHS) (MONTHS)   RATE
                         ----------------- --------------------- ----------------- -------- -------- --------
FHA/VA.................. $1,824,030,837.69         29.57%        $2,173,774,909.82   197      151     12.01%
Conventional............  4,343,497,466.96         70.43          4,835,507,184.28   196      168     11.82
                         -----------------        ------         -----------------   ---      ---     -----
 Total.................. $6,167,528,304.65        100.00%        $7,009,282,094.10
                         =================        ======         =================
Weighted Average..................................................................   197      163     11.88%
                                                                                     ===      ===     =====

                        YEAR OF ORIGINATION OF CONTRACTS

                                     % OF ALL
                         NUMBER OF CONTRACTS BY
                         CONTRACTS  NUMBER OF       AGGREGATE     % OF ALL CONTRACTS BY
                           AS OF    CONTRACTS   PRINCIPAL BALANCE OUTSTANDING PRINCIPAL
                          CUT-OFF   AS OF CUT-  OUTSTANDING AS OF     BALANCE AS OF
YEAR OF ORIGINATION        DATE      OFF DATE     CUT-OFF DATE        CUT-OFF DATE
- -------------------      --------- ------------ ----------------- ---------------------
Before 1979.............       11       0.00%   $      114,748.73          0.00%
1979....................      440       0.14         1,109,699.73          0.02
1980....................      985       0.31         5,246,218.97          0.09
1981....................    1,189       0.37         8,281,084.43          0.13
1982....................    2,665       0.84        22,349,306.30          0.36
1983....................    5,332       1.67        53,851,383.97          0.87
1984....................    7,309       2.29        82,704,919.92          1.34
1985....................   12,994       4.07       164,855,014.60          2.67
1986....................   21,098       6.62       292,358,277.90          4.74
1987....................   20,835       6.53       300,408,886.85          4.87
1988....................   20,733       6.50       335,352,208.40          5.44
1989....................   27,037       8.48       489,990,664.65          7.94
1990....................   31,557       9.90       596,572,832.44          9.67
1991....................   36,131      11.33       719,944,929.46         11.67
1992....................   49,210      15.43     1,073,790,247.96         17.41
1993....................   81,385      25.52     2,020,597,880.34         32.76
                          -------     ------    -----------------        ------
   Total................  318,911     100.00%   $6,167,528,304.65        100.00%
                          =======     ======    =================        ======

                   DISTRIBUTION OF ORIGINAL CONTRACT AMOUNTS

                               NUMBER OF
                               CONTRACTS     AGGREGATE     % OF ALL CONTRACTS BY
                                 AS OF   PRINCIPAL BALANCE OUTSTANDING PRINCIPAL
ORIGINAL CONTRACT               CUT-OFF  OUTSTANDING AS OF     BALANCE AS OF
AMOUNT (IN DOLLARS)(1)           DATE      CUT-OFF DATE        CUT-OFF DATE
- ----------------------         --------- ----------------- ---------------------
Less than  10,001.............   18,506  $  110,530,956.98          1.79
 10,001- 20,000...............  141,374   1,778,478,710.01         28.84
 20,001- 30,000...............   98,924   2,135,024,178.39         34.62
 30,001- 40,000...............   43,498   1,388,920,507.76         22.52
 40,001- 50,000...............   12,828     538,383,531.02          8.73
 50,001- 60,000...............    2,775     147,877,640.87          2.40
 60,001- 70,000...............      699      44,384,047.34          0.72
 70,001- 80,000...............      217      16,020,353.90          0.26
 80,001- 90,000...............       61       5,105,565.28          0.08
 90,001-100,000...............       22       2,055,574.31          0.03
100,001-110,000...............        6         629,043.96          0.01
120,001-130,000...............        1         118,194.83          0.00
                                -------  -----------------        ------
    Total.....................  318,911  $6,167,528,304.65        100.00
                                =======  =================        ======

- --------
(1) The largest original Contract amount is $120,056.27.

                    DISTRIBUTION OF CURRENT CONTRACT AMOUNTS

                               NUMBER OF
                               CONTRACTS     AGGREGATE     % OF ALL CONTRACTS BY
                                 AS OF   PRINCIPAL BALANCE OUTSTANDING PRINCIPAL
                                CUT-OFF  OUTSTANDING AS OF     BALANCE AS OF
CURRENT CONTRACT AMOUNT          DATE      CUT-OFF DATE        CUT- OFF DATE
- -----------------------        --------- ----------------- ---------------------
Less than 5,001...............   11,177  $   36,044,440.42          0.58
  5,001- 10,000...............   42,671     336,825,851.66          5.46
 10,001- 15,000...............   72,875     915,290,134.58         14.84
 15,001- 20,000...............   65,695   1,141,461,008.67         18.51
 20,001- 25,000...............   46,900   1,047,900,282.29         16.99
 25,001- 30,000...............   31,092     849,615,957.11         13.78
 30,001- 35,000...............   21,134     683,744,258.13         11.09
 35,001- 40,000...............   14,360     536,588,563.49          8.70
 40,001- 45,000...............    6,420     271,549,000.40          4.40
 45,001- 50,000...............    3,087     145,909,268.64          2.37
 50,001- 55,000...............    1,723      90,149,167.13          1.46
 55,001- 60,000...............      819      46,980,355.40          0.76
 60,001- 65,000...............      455      28,369,669.12          0.46
 65,001- 70,000...............      209      14,069,458.13          0.23
 70,001- 75,000...............      128       9,257,505.89          0.15
 75,001- 80,000...............       78       6,024,429.24          0.10
 80,001- 85,000...............       40       3,294,203.20          0.05
 85,001- 90,000...............       20       1,741,936.65          0.03
 90,001- 95,000...............       15       1,382,468.58          0.02
 95,001-100,000...............        7         683,034.77          0.01
100,001-105,000...............        2         206,930.84          0.00
105,001-110,000...............        3         322,185.48          0.01
115,001-120,000...............        1         118,194.83          0.00
                                -------  -----------------        ------
    Total.....................  318,911  $6,167,528,304.65        100.00
                                =======  =================        ======

                 DISTRIBUTION OF ORIGINAL LOAN-TO-VALUE RATIOS

                               NUMBER OF
                               CONTRACTS     AGGREGATE     % OF ALL CONTRACTS BY
                                 AS OF   PRINCIPAL BALANCE OUTSTANDING PRINCIPAL
                                CUT-OFF  OUTSTANDING AS OF     BALANCE AS OF
LOAN-TO-VALUE RATIO(1)           DATE      CUT-OFF DATE        CUT-OFF DATE
- ----------------------         --------- ----------------- ---------------------
Less than 61%.................   11,574  $  156,954,700.20          2.54%
  61%-65%.....................    4,357      71,770,094.17          1.16
  66%-70%.....................    6,971     123,743,137.81          2.01
  71%-75%.....................   11,963     219,452,545.44          3.56
  76%-80%.....................   29,124     550,029,648.26          8.92
  81%-85%.....................   41,783     823,737,910.52         13.36
  86%-90%.....................  183,845   3,627,783,065.53         58.82
  91%-95%.....................   24,327     539,145,870.95          8.74
  Over 95%....................    4,967      54,911,331.77          0.89
                                -------  -----------------        ------
    Total.....................  318,911  $6,167,528,304.65        100.00%
                                =======  =================        ======

- --------
(1) Rounded to the nearest 1%. The loan-to-value ratios on the Contracts may be subject to a variance of up to 5% from the tabular presentation. Such variances were caused by information input by Green Tree personnel in regional offices with respect to incidental items financed in the loans, such as dealer-installed equipment, the costs of which were estimated at the time the loan applications were approved.

                          REMAINING MONTHS TO MATURITY

                             NUMBER OF
                             CONTRACTS                     % OF ALL CONTRACTS BY
                               AS OF   AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
MONTHS REMAINING              CUT-OFF  BALANCE OUTSTANDING     BALANCE AS OF
AS OF CUT-OFF DATE             DATE    AS OF CUT-OFF DATE      CUT-OFF DATE
- ------------------           --------- ------------------- ---------------------
  0- 12.....................    2,422   $    3,636,665.99           0.06%
 13- 24.....................    4,137       15,235,359.52           0.25
 25- 36.....................    6,517       37,094,300.99           0.60
 37- 48.....................   10,103       75,935,395.00           1.23
 49- 60.....................   13,238      121,309,693.58           1.97
 61- 72.....................   14,091      153,277,473.94           2.49
 73- 84.....................   25,079      342,608,047.75           5.56
 85- 96.....................   23,959      342,557,857.96           5.55
 97-108.....................   21,416      329,666,710.77           5.35
109-120.....................   21,675      359,316,905.14           5.83
121-132.....................   17,120      305,716,145.48           4.96
133-144.....................   17,727      324,286,013.88           5.26
145-156.....................   16,213      317,721,851.94           5.15
157-168.....................   21,039      434,645,705.67           7.05
169-180.....................   28,613      640,749,154.76          10.39
181-192.....................    6,689      185,872,669.86           3.01
193-204.....................    9,417      261,920,857.08           4.25
205-216.....................   10,713      304,356,155.65           4.93
217-228.....................   15,716      471,441,019.16           7.64
229-240.....................   28,112      914,783,731.30          14.83
241-252.....................        6          196,595.73           0.00
253-264.....................        4          177,145.11           0.00
265-276.....................       13          528,510.17           0.01
277-288.....................    1,170       47,348,689.19           0.77
289-300.....................    3,722      177,145,649.03           2.87
                              -------   -----------------         ------
    Total...................  318,911   $6,167,528,304.65         100.00%
                              =======   =================         ======

                                   SEASONING

                            NUMBER OF
                            CONTRACTS                     % OF ALL CONTRACTS BY
                              AS OF   AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
 MONTHS SINCE                CUT-OFF  BALANCE OUTSTANDING     BALANCE AS OF
 ORIGINATION                  DATE    AS OF CUT-OFF DATE      CUT-OFF DATE
 ------------               --------- ------------------- ---------------------
   1- 12...................   86,377   $2,131,064,877.41          34.55%
  13- 24...................   49,107    1,066,421,788.32          17.29
  25- 36...................   35,250      696,233,452.24          11.29
  37- 48...................   30,658      575,644,800.49           9.33
  49- 60...................   25,985      466,801,131.89           7.57
  61- 72...................   20,255      324,870,074.80           5.27
  73- 84...................   20,819      299,165,331.16           4.85
  85- 96...................   20,708      284,623,135.21           4.61
  97-108...................   12,458      156,674,606.04           2.54
 109-120...................    7,034       78,804,887.42           1.28
 121-132...................    5,402       54,035,368.25           0.88
 133-144...................    2,378       19,456,667.51           0.32
 Over 144..................    2,480       13,732,183.91           0.22
                             -------   -----------------         ------
     Total.................  318,911   $6,167,528,304.65         100.00%
                             =======   =================         ======

                                 ORIGINAL TERM

                                                                       % OF CONTRACTS BY
                                                 AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                             NUMBER OF CONTRACTS BALANCE OUTSTANDING     BALANCE AS OF
ORIGINAL TERM                AS OF CUT-OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
- -------------                ------------------- ------------------- ---------------------
 13- 24....................             23        $       61,294.49           0.00%
 25- 36....................            154               703,304.45           0.01
 37- 48....................            536             2,899,869.62           0.05
 49- 60....................          3,378            21,707,676.80           0.35
 61- 72....................          1,921            13,808,632.99           0.22
 73- 84....................         15,737           185,855,373.80           3.01
 85- 96....................          6,321            52,628,506.01           0.85
 97-108....................          1,632            16,708,580.57           0.27
109-120....................         28,872           340,321,596.28           5.52
121-132....................          1,001            13,787,563.76           0.22
133-144....................         23,935           312,731,884.19           5.07
145-156....................            998            17,291,761.87           0.28
157-168....................            572            10,728,162.52           0.17
169-180....................        151,553         2,641,714,170.36          42.83
181-192....................            280             6,873,556.26           0.11
193-204....................            301             8,722,352.45           0.14
205-216....................            611            17,861,280.46           0.29
217-228....................            198             5,968,607.69           0.10
229-240....................         75,960         2,271,193,475.05          36.83
241-252....................              2                55,548.83           0.00
253-264....................              2                48,777.82           0.00
265-288....................              5               180,133.73           0.00
289-300....................          4,919           225,676,194.65           3.66
                                   -------        -----------------         ------
    Total..................        318,911        $6,167,528,304.65         100.00%
                                   =======        =================         ======

                     ADDITIONAL COLLATERAL CHARACTERISTICS
                                                                       % OF CONTRACTS BY
                                                 AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                             NUMBER OF CONTRACTS BALANCE OUTSTANDING     BALANCE AS OF
WIDTH OF MANUFACTURED HOMES  AS OF CUT-OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
- ---------------------------  ------------------- ------------------- ---------------------
Single Wide................        191,771        $2,771,535,167.60          44.94%
Multi Wide.................        127,140         3,395,993,137.05          55.06
                                   -------        -----------------         ------
    Total..................        318,911        $6,167,528,304.65         100.00%
                                   =======        =================         ======
                                                                       % OF CONTRACTS BY
                                                 AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                             NUMBER OF CONTRACTS BALANCE OUTSTANDING     BALANCE AS OF
LOCATION OF PROPERTY         AS OF CUT-OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
- --------------------         ------------------- ------------------- ---------------------
Park.......................        128,143        $2,216,736,689.99          35.94%
Private....................        190,768         3,950,791,614.66          64.06
                                   -------        -----------------         ------
    Total..................        318,911        $6,167,528,304.65         100.00%
                                   =======        =================         ======
                                                                       % OF CONTRACTS BY
                                                 AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                             NUMBER OF CONTRACTS BALANCE OUTSTANDING     BALANCE AS OF
NEW/USED UNITS               AS OF CUT-OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
- --------------               ------------------- ------------------- ---------------------
New........................        241,761        $5,104,085,151.09          82.76%
Used.......................         77,150         1,063,443,153.56          17.24
                                   -------        -----------------         ------
    Total..................        318,911        $6,167,528,304.65         100.00%
                                   =======        =================         ======

                                 CONTRACT RATE

                             NUMBER OF
                             CONTRACTS                      % OF CONTRACT POOL
          RANGE OF             AS OF   AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
        CONTRACTS BY          CUT-OFF  BALANCE OUTSTANDING     BALANCE AS OF
       CONTRACT RATE           DATE    AS OF CUT-OFF DATE      CUT-OFF DATE
       -------------         --------- ------------------- ---------------------
Less than 8.00%.............    1,509   $   39,394,845.96           0.64%
8.01%-8.25%.................    4,764      103,060,825.24           1.67
8.26%-8.50%.................    1,374       38,093,103.72           0.62
8.51%-8.75%.................      172        6,295,927.96           0.10
8.76%-9.00%.................    2,809      109,648,001.70           1.78
9.01%-9.25%.................    1,139       44,721,179.74           0.73
9.26%-9.50%.................    8,609      257,033,170.25           4.17
9.51%-9.75%.................    6,468      192,075,449.97           3.11
9.76%-10.00%................    6,052      161,976,890.20           2.63
10.01%-10.25%...............   13,482      396,195,672.47           6.42
10.26%-10.50%...............    8,092      216,545,569.26           3.51
10.51%-10.75%...............   20,413      445,416,327.34           7.22
10.76%-11.00%...............   11,539      261,496,858.05           4.24
11.01%-11.25%...............    9,495      193,966,696.80           3.14
11.26%-11.50%...............   18,698      351,918,350.98           5.71
11.51%-11.75%...............   10,365      209,927,515.11           3.40
11.76%-12.00%...............   16,047      293,627,281.88           4.76
12.01%-12.25%...............   20,619      416,908,654.50           6.76
12.26%-12.50%...............   17,520      313,262,276.74           5.08
12.51%-12.75%...............   17,633      323,756,607.34           5.25
12.76%-13.00%...............   14,910      269,033,597.10           4.36
13.01%-13.25%...............    8,412      137,386,067.01           2.23
13.26%-13.50%...............   20,254      337,544,764.95           5.47
13.51%-13.75%...............   10,368      174,886,240.29           2.84
13.76%-14.00%...............   18,530      287,656,956.65           4.66
14.01%-14.25%...............    9,228      135,092,094.35           2.19
14.26%-14.50%...............   13,504      162,664,267.72           2.64
14.51%-14.75%...............    5,490       66,211,617.18           1.07
14.76%-15.00%...............    8,980       97,567,820.80           1.58
15.01%-15.25%...............    1,923       20,475,677.05           0.33
15.26%-15.50%...............    4,370       48,129,586.27           0.78
15.51%-15.75%...............      255        2,563,634.12           0.04
15.76%-16.00%...............    2,464       24,781,174.05           0.40
16.01%-16.25%...............      240        3,146,787.31           0.05
16.26%-16.50%...............      899        8,163,912.88           0.13
16.51%-16.75%...............       94          805,251.21           0.01
16.76%-17.00%...............      565        4,041,771.95           0.07
17.01%-17.25%...............        6           34,984.35           0.00
17.26%-17.50%...............      408        3,155,526.18           0.05
17.51%-17.75%...............        7           66,984.93           0.00
17.76%-18.00%...............      770        5,635,772.23           0.09
Over 18.00%.................      435        3,162,610.86           0.05
                              -------   -----------------         ------
    Total...................  318,911   $6,167,528,304.65         100.00%
                              =======   =================         ======

II. THE SECURITIZED POOLS

                               SECURITIZED POOLS
                          TRANSACTION CHARACTERISTICS

                         LIMITED/
               GUARANTEE UNLIMITED   CREDIT    ACCELERATED GUARANTEE  SERVICING
TRANSACTION     TYPE(1)  RECOURSE  SUPPORT (2)  PRINCIPAL     FEE    FEE RANK(3)
- -----------    --------- --------- ----------- ----------- --------- -----------
GTFC 1993-4..       N        --          R           N          N          2
GTFC 1993-3..       S         U          N           N          Y          2
GTFC 1993-2..       S         U          N           N          Y          2
GTFC 1993-1..       S         U          N           N          Y          2
GTFC 1992-2..       S         U          N           N          Y          2
GTFC 1992-1..       S         U          N           Y          Y          2
MLMI 1992D...       N        --          R           Y          N          2
MLMI 1992B...       N        --          R           Y          N          2
MLMI 1991I...       N        --          R           Y          N          2
MLMI 1991G...       N        --          R           Y          N          2
MLMI 1991D...       S         L        FSA           N          N          2
MLMI 1991B...       N        --          R           Y          N          2
MLMI 1990I...       N        --          R           Y          N          2
MLMI 1990G...       S         U          R           N          Y          2
MLMI 1990D...       S         L          O           N          Y          2
MLMI 1990B...       S         L          O           N          Y          1
MLMI 1989H...       S         U        FSA           N          Y          3
MLMI 1989F...       S         U        FSA           N          Y          1
MLMI 1989D...       S         U          N           N          N          1
MLMI 1989B...       S         U          N           N          N          1
MLMI 1988X...       S         U          N           N          N          1
MLMI 1988Q...       S         U          N           N          N          1
MLMI 1988H...       N        --         --           N          N          1
MLMI 1988E...       D         L        FSA           N          Y          3
MLMI 1987C...       D         L        FSA           N          Y          3
MLMI 1987B...       D         L        FSA           N          Y          3
MaHCS 1987-B.       D         L        FSA           N          Y          3
MaHCS 1987-A.       D         L        FSA           N          Y          3

- --------
(1) D = Contracts repurchased at default; S = obligation to cover investor shortfalls; N = no guarantee
(2) O = outside reserve fund (not part of the Residual Asset); R = inside reserve fund (part of the Residual Asset); N = no support; FSA = financial guaranty insurance policy issued by FSA
(3) 1 = servicing fee always paid first; 2 = servicing fee paid last if Green Tree is servicer; 3 = servicing fee always paid last

          TOTAL SECURITIZED CONVENTIONAL AND GNMA POOL INFORMATION(1)

                                                    ORIGINAL                 WEIGHTED AVERAGE WEIGHTED AVERAGE
                   POOL PRINCIPAL TOTAL CERTIFICATE   WAM      WAM     WAC    INVESTOR RATE   INTEREST MARGIN
   TRANSACTION        BALANCE          BALANCE      (MONTHS) (MONTHS)  (%)         (%)             (%)(2)
- ------------------ -------------- ----------------- -------- -------- -----  ---------------- ----------------
GTFC 1993-4....... $  720,973,959  $  720,973,959     203      202     9.73%       6.07             3.66
GTFC 1993-3.......    648,127,948     648,127,948     203      199    10.23        5.61             4.62
GTFC 1993-2.......    432,952,311     432,952,311     204      197    10.65        5.86             4.79
GTFC 1993-1.......    233,917,273     233,917,273     208      197    11.35        6.33             5.02
GTFC 1992-2.......    263,253,660     263,253,660     203      188    11.26        7.36             3.90
GTFC 1992-1.......    223,816,577     223,816,577     199      183    11.88        6.58             5.29
MLMI 1992D........    187,236,472     179,004,580     193      172    12.20        7.51             4.70
MLMI 1992B........    473,510,261     441,550,953     183      107    13.44        7.68             5.76
MLMI 1991I........    121,412,618     113,810,573     187      155    13.05        7.80             5.26
MLMI 1991G........    119,140,631     111,611,798     189      155    13.50        8.36             5.14
MLMI 1991D........     92,060,968      92,060,968     183      136    14.20        9.22             4.98
MLMI 1991B........     64,866,724      59,282,814     187      139    14.12        9.45             4.67
MLMI 1990I........     72,288,791      63,707,249     186      148    14.05        9.37             4.68
MLMI 1990G........     81,658,055      81,658,055     188      147    14.19       10.08             4.11
MLMI 1990D........     68,465,325      68,465,325     182      139    14.22       10.01             4.21
MLMI 1990B........     47,297,224      47,297,224     188      142    13.96       10.15             3.82
MLMI 1989H........     69,486,801      69,486,801     189      140    13.71        9.49             4.22
MLMI 1989F........     79,969,150      79,969,150     187      131    13.91        9.75             4.16
MLMI 1989D........     58,415,195      58,415,195     186      131    14.37       10.47             3.90
MLMI 1989B........     28,408,287      28,408,287     182      124    14.12       10.80             3.32
MLMI 1988X........     48,976,620      48,976,620     184      122    13.72       10.25             3.47
MLMI 1988Q........     61,978,163      61,978,163     186      122    13.61        9.80             3.81
MLMI 1988H........     39,615,510      39,615,510     184      117    12.97        9.70             3.27
MLMI 1988E........     43,398,005      43,398,005     180      103    13.51        9.55             3.96
MLMI 1987C........     41,750,161      41,750,161     186      111    13.67       10.10             3.57
MLMI 1987B........     25,742,132      25,742,132     193       95    14.52       10.20             4.32
MaHCS 1987-B......     51,692,915      51,692,915     181       90    13.92        9.55             4.37
MaHCS 1987-A......     18,233,098      18,233,098     181       99    12.65        8.55             4.10
GNMA 1993.........    220,011,048     220,011,048     208      201     9.76        6.81             2.95
GNMA 1992.........    235,990,153     235,990,153     205      187    10.86        7.91             2.95
GNMA 1991.........    380,291,336     380,291,336     204      174    12.28        9.33             2.95
GNMA 1990.........    274,014,369     274,014,369     207      166    12.87        9.93             2.95
GNMA 1989.........    185,431,694     185,431,694     200      147    12.76        9.82             2.94
GNMA 1988.........    107,223,465     107,223,465     184      119    12.49        9.57             2.92
GNMA 1987.........    119,020,205     119,020,205     180      101    11.42        8.52             2.91
GNMA 1986.........    104,091,589     104,091,589     178       89    12.11        9.22             2.89
GNMA Pre-1986.....    122,809,613     122,809,613     180       61    14.71       11.87             2.83
                   --------------  --------------
  Total........... $6,167,528,305  $6,098,040,775
                   ==============  ==============
  Weighted Aver-
   age............                                    197      164    11.88%       7.79%            4.09%
                                                      ===      ===    =====       =====             ====
   TRANSACTION     RESERVE FUND BALANCE
- ------------------ --------------------
GTFC 1993-4.......     $   120,878
GTFC 1993-3.......             --
GTFC 1993-2.......             --
GTFC 1993-1.......             --
GTFC 1992-2.......             --
GTFC 1992-1.......             --
MLMI 1992D........      10,373,209
MLMI 1992B........      17,694,007
MLMI 1991I........       5,224,211
MLMI 1991G........       8,207,013
MLMI 1991D........             --
MLMI 1991B........       6,180,994
MLMI 1990I........       7,034,817
MLMI 1990G........      13,677,200
MLMI 1990D........             --
MLMI 1990B........             --
MLMI 1989H........             --
MLMI 1989F........             --
MLMI 1989D........             --
MLMI 1989B........             --
MLMI 1988X........             --
MLMI 1988Q........             --
MLMI 1988H........             --
MLMI 1988E........             --
MLMI 1987C........             --
MLMI 1987B........             --
MaHCS 1987-B......             --
MaHCS 1987-A......             --
GNMA 1993.........             --
GNMA 1992.........             --
GNMA 1991.........             --
GNMA 1990.........             --
GNMA 1989.........             --
GNMA 1988.........             --
GNMA 1987.........             --
GNMA 1986.........             --
GNMA Pre-1986.....             --
                   --------------------
  Total...........     $68,512,329
                   ====================
  Weighted Aver-
   age............

(1) As of the Cut-off Date.
(2) Before servicing fees, losses and expenses.

                       PREPAYMENT PROJECTIONS COMPARISON

                                 LOAN-BY-LOAN                     SINGLE LINE COLLATERAL POOL
                         PREPAY PROJECTIONS (CPR%)(1)            PREPAY PROJECTIONS (CPR%)(2)
                         -------------------------------------   -------------------------------------
 TRANSACTION             1 MO.     6 MO.     12 MO.    60 MO.    1 MO.     6 MO.     12 MO.    60 MO.
 -----------             -------   -------   -------   -------   -------   -------   -------   -------
GTFC 1993-4.............     1.3%      2.3%       2.8%      4.1%     2.2%      3.2%       3.8%      5.4%
GTFC 1993-3.............     2.5       3.3        3.5       4.4      3.5       4.2        4.5       5.8
GTFC 1993-2.............     4.5       4.2        4.3       4.9      5.3       5.0        5.2       6.1
GTFC 1993-1.............     6.4       5.5        5.5       5.7      7.1       6.2        6.2       6.7
GTFC 1992-2.............     6.4       5.8        5.8       5.7      7.3       6.6        6.7       6.9
GTFC 1992-1.............     8.4       7.7        7.7       7.1      9.2       8.5        8.5       8.2
MLMI 1992D..............     9.2       8.9        8.9       8.0     10.0       9.8        9.8       9.2
MLMI 1992B..............    10.4      10.7       10.5       9.3     13.1      13.6       13.5      13.2
MLMI 1991I..............    14.1      13.8       13.4      11.2     15.1      14.9       14.6      12.8
MLMI 1991G..............    15.5      15.1       14.5      11.9     16.5      16.1       15.6      13.4
MLMI 1991D..............    15.0      14.8       14.3      11.9     16.7      16.6       16.2      14.5
MLMI 1991B..............    15.1      14.9       14.4      12.0     16.8      16.7       16.3      14.3
MLMI 1990I..............    15.8      15.7       15.0      12.4     17.1      17.1       16.5      14.2
MLMI 1990G..............    16.4      16.2       15.6      12.9     17.7      17.6       17.0      14.7
MLMI 1990D..............    17.9      17.2       16.4      13.5     19.5      18.8       18.2      15.5
MLMI 1990B..............    17.9      17.0       16.3      13.4     19.4      18.6       18.0      15.3
MLMI 1989H..............    16.1      15.4       14.9      12.6     17.6      17.0       16.5      14.4
MLMI 1989F..............    16.0      15.5       15.0      12.8     17.6      17.2       16.8      14.8
MLMI 1989D..............    16.8      16.3       15.7      13.1     18.6      18.1       17.6      15.1
MLMI 1989B..............    17.1      16.5       15.9      13.1     19.0      18.4       17.9      15.4
MLMI 1988X..............    13.3      13.3       12.9      11.3     15.4      15.5       15.2      13.6
MLMI 1988Q..............    13.0      13.0       12.7      11.1     14.8      14.9       14.6      13.0
MLMI 1988H..............    11.3      11.4       11.2      10.0     13.2      13.4       13.3      11.9
MLMI 1988E..............    10.7      11.0       10.8       9.7     12.9      13.3       13.1      11.8
MLMI 1987C..............    12.0      12.2       11.9      10.4     14.6      14.9       14.3      12.1
MLMI 1987B..............     9.4      10.1        9.8       8.9     10.7      11.4       11.3      11.1
MaHCS 1987-B............    10.2      10.6       10.4       9.4     11.9      12.4       12.3      11.3
MaHCS 1987-A............     9.1       9.6        9.3       8.7     10.5      11.0       10.9      10.4
GNMA 1993...............     2.4       3.0        3.3       4.5      2.7       3.3        3.6       4.9
GNMA 1992...............     5.7       5.6        5.7       6.0      6.1       6.1        6.2       6.6
GNMA 1991...............    10.0       9.7        9.5       8.8     10.4      10.2       10.0       9.6
GNMA 1990...............    11.8      11.6       11.2      10.5     12.2      12.0       11.7      11.2
GNMA 1989...............    10.9      10.8       10.5       9.9     11.4      11.3       11.1      10.8
GNMA 1988...............     9.6       9.9        9.6       9.2     10.1      10.4       10.3      10.2
GNMA 1987...............     7.2       7.8        7.8       7.9      7.6       8.2        8.2       8.5
GNMA 1986...............     8.2       8.8        8.6       8.5      8.5       9.2        9.1       8.5
GNMA Pre-1986...........    10.8      11.9       11.7      10.8     13.4      14.7       14.7       N/A
                          SINGLE LINE COLLATERAL POOL
                         PREPAY PROJECTIONS (MHP%)(3)
                         -------------------------------------
 TRANSACTION             1 MO.    6 MO.    12 MO.    60 MO.
 -----------             -------- -------- --------- ---------
GTFC 1993-4.............    57.0%    79.6%    86.4%     96.7%
GTFC 1993-3.............    84.5     97.1     96.6     102.1
GTFC 1993-2.............   120.9    108.5    104.4     105.7
GTFC 1993-1.............   145.1    119.5    113.6     114.2
GTFC 1992-2.............   139.5    121.5    117.1     116.1
GTFC 1992-1.............   172.6    152.7    147.2     138.2
MLMI 1992D..............   172.4    164.3    163.7     153.8
MLMI 1992B..............   218.9    227.1    225.8     220.4
MLMI 1991I..............   252.5    248.7    242.7     212.9
MLMI 1991G..............   274.8    268.8    260.1     222.9
MLMI 1991D..............   278.7    276.8    269.5     241.5
MLMI 1991B..............   280.5    278.5    271.0     239.1
MLMI 1990I..............   285.5    284.4    275.3     236.8
MLMI 1990G..............   294.7    293.1    283.7     244.3
MLMI 1990D..............   324.7    313.6    303.4     258.2
MLMI 1990B..............   323.4    309.4    299.9     255.7
MLMI 1989H..............   292.9    283.1    275.5     239.5
MLMI 1989F..............   293.5    287.1    279.8     247.2
MLMI 1989D..............   309.4    301.7    292.8     252.1
MLMI 1989B..............   317.1    306.9    298.6     257.0
MLMI 1988X..............   256.9    258.4    254.1     227.1
MLMI 1988Q..............   245.9    247.9    243.4     216.4
MLMI 1988H..............   219.9    223.5    221.0     198.7
MLMI 1988E..............   214.3    221.3    218.6     196.8
MLMI 1987C..............   244.1    247.8    237.5     201.4
MLMI 1987B..............   177.8    190.8    188.5     185.7
MaHCS 1987-B............   198.1    207.1    205.7     188.8
MaHCS 1987-A............   174.8    183.4    182.0     172.7
GNMA 1993...............    61.4     69.9     71.8      84.2
GNMA 1992...............   111.2    105.5    105.0     110.7
GNMA 1991...............   173.5    169.8    166.0     159.4
GNMA 1990...............   203.9    200.8    195.3     187.4
GNMA 1989...............   189.2    187.9    184.5     180.4
GNMA 1988...............   168.6    174.0    170.9     169.4
GNMA 1987...............   125.9    137.5    136.6     141.6
GNMA 1986...............   141.9    153.6    150.9     142.1
GNMA Pre-1986...........   223.5    245.3    244.8       N/A

- ----
(1) The CPRs have been calculated and stated on a loan-by-loan basis, for each pool, taking into account the actual WAC and amortization schedule for each loan in the pool.
(2) The CPRs have been calculated assuming that each transaction pool consists of a single loan with characteristics equal to the weighted average WAM and WAC of the pool. The CPRs are calculated using the WAC and schedule amortization of such single loan, not the actual WAC and schedule amortization for each loan in the pool.
(3) Prepayments on the Contracts may be measured by a prepayment standard or model. The Manufactured Housing Prepayment Model ("MHP") is based on an assumed rate of prepayments each month of the then unpaid principal balance of a pool of new Contracts. A prepayment assumption of 100% MHP assumes constant prepayment rates of 3.7% per annum of the then unpaid principal balance of such Contracts in the first month of the life of the Contracts and an additional 0.1% per annum in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of the Contracts, 100% MHP assumes a constant prepayment rate of 6.0% per annum each month.

                                  GTFC 1993-4

Issue Date: December 1993.

                            Bond Value Segmentation

             Fee Assets
- --------------------------------------                Residual                 Total Bond
Excess Servicing         Guarantee Fee                  Asset                     Value
- ----------------         -------------               -----------               -----------
$17,903,425                    $0                    $60,199,204               $78,102,629

                                       Pass-
Description of             Current    Through
Securities:                Balance     Rate
- --------------           ------------ -------
  Class A-1; Senior      $235,705,013  4.85%
  Class A-2; Senior      $110,000,000  5.85%
  Class A-3; Senior      $ 75,000,000  6.25%
  Class A-4; Senior      $111,699,000  6.60%
  Class A-5; Senior      $108,790,362  7.05%
  Class B-1; Subordinate $ 50,768,000  7.20%
  Class B-2; Subordinate $ 29,011,584  8.55%

REMIC/Grantor Trust:REMIC.

Credit Enhancement:

                  The Class A Certificates are supported by the subordination of the Class B Certificates, and the Class B-1 Certificates are supported by the subordination of the Class B-2 Certificates. The Class B-2 Certificateholders are entitled to a Liquidity Reserve (up to $3,626,345). To the extent that funds in the Certificate Account are insufficient to distribute the Class B-2 Formula Distribution Amount, a Reserve Draw Amount will be withdrawn from the Liquidity Reserve.

Nature of Net Excess Cashflow:

                  Class C Certificate (Residual).

Triggers:None.

GRAPH--$

                                  GTFC 1993-3

Issue Date: September 1993.

                            Bond Value Segmentation

             Fee Assets
- --------------------------------------                Residual                 Total Bond
Excess Servicing         Guarantee Fee                 Asset                     Value
- ----------------         -------------               ----------               ------------
$15,827,014               $87,447,413                $1,801,769               $105,076,197

                                     Pass-
Description of           Current    Through
Securities               Balance     Rate
- --------------         ------------ -------
  Class A-1; Senior    $128,776,622  4.60%
  Class A-2; Senior    $ 68,578,000  4.90%
  Class A-3; Senior    $ 71,525,000  5.20%
  Class A-4; Senior    $ 63,956,000  5.45%
  Class A-5; Senior    $ 88,420,000  5.75%
  Class A-6; Senior    $ 27,866,000  6.10%
  Class A-7; Senior    $119,404,000  6.40%
  Class B; Subordinate $ 79,602,326  6.85%

REMIC/Grantor Trust: REMIC.

Credit Enhancement:

                  The Class A Certificates are supported by the subordination of the Class B Certificates. The Class B Certificateholders are entitled to a Green Tree Guarantee. The Guarantee Payment is equal to any shortfall in the Class B Distribution Amount.

Nature of Net Excess Cashflow:

                  1. A Guarantee Fee equal to the lesser of Monthly Excess Cashflow and 300 basis points.

                  2. Class C Certificate (Residual).

Triggers:None.

GRAPH--$

                                  GTFC 1993-2

Issue Date: June 1993.

                            Bond Value Segmentation

             Fee Assets
- --------------------------------------                Residual                Total Bond
Excess Servicing         Guarantee Fee                 Asset                     Value
- ----------------         -------------               ----------               -----------
$10,395,269               $51,681,414                $1,313,556               $63,390,239

                                     Pass-
Description of           Current    Through
Securities               Balance     Rate
- --------------         ------------ -------
  Class A-1; Senior    $128,489,772 3.625%
  Class A-2; Senior    $108,780,000  6.10%
  Class A-3; Senior    $ 50,860,000  6.55%
  Class A-4; Senior    $ 79,485,000  6.90%
  Class B; Subordinate $ 65,337,539  8.00%

REMIC/Grantor Trust:REMIC.

Credit Enhancement:

                  The Class A Certificates are supported by the subordination of the Class B Certificates. The Class B Certificateholders are entitled to a Green Tree Guarantee. The Guarantee Payment is equal to any Class B Principal Liquidation Loss Amount and any shortfall in the Class B Distribution Amount.

Nature of Net Excess Cashflow:

                  1. A Guarantee Fee equal to the lesser of the Monthly Excess Cashflow and 300 basis points.

                  2. Class C Certificate (Residual).

Triggers:None.

GRAPH--$

                                  GTFC 1993-1

Issue Date: March 1993.

                            Bond Value Segmentation

             Fee Assets
- --------------------------------------                Residual                Total Bond
Excess Servicing         Guarantee Fee                 Asset                     Value
- ----------------         -------------               ----------               -----------
$5,482,171                $30,553,817                $1,311,939               $37,347,927

                                    Pass-
Description of           Current   Through
Securities:              Balance    Rate
- --------------         ----------- -------
  Class A-1; Senior    $64,516,635  4.90%
  Class A-2; Senior    $64,000,000  6.10%
  Class A-3; Senior    $75,352,561  6.90%
  Class B; Subordinate $30,048,077  8.45%

REMIC/Grantor Trust::REMIC.

Credit Enhancement:

                  The Class A Certificates are supported by the subordination of the Class B Certificates. The Class B Certificateholders are entitled to a Green Tree Guarantee. The Guarantee Payment is equal to any Class B Principal Liquidation Loss Amount and any shortfall in the Class B Distribution Amount.

Nature of Net Excess Cashflow:

                  1. A Guarantee Fee equal to the lesser of the Monthly Excess Cashflow and 300 basis points.

                  2. Class C Certificate (Residual).

Triggers:None.

GRAPH--$

                                  GTFC 1992-2

Issue Date: December 1992.

                            Bond Value Segmentation

              Fee Assets
- ---------------------------------------                 Residual                 Total Bond
Excess Servicing          Guarantee Fee                  Asset                      Value
- ----------------          -------------                 --------                 -----------
$6,013,617                 $20,795,735                     $0                    $26,809,352

                                    Pass-
Description of           Current   Through
Securities:              Balance    Rate
- --------------         ----------- -------
  Class A-1; Senior    $70,930,185  5.85%
  Class A-2; Senior    $69,000,000  7.05%
  Class A-3; Senior    $28,176,728  7.50%
  Class A-4; Mezzanine $46,131,756  8.15%
  Class B; Subordinate $49,014,991  9.15%

REMIC/Grantor Trust:REMIC.

Credit Enhancement:

                  The Class A Certificates are supported by the subordination of the Class B Certificates. The Class B Certificateholders are entitled to a Green Tree Guarantee. The Guarantee Payment is equal to any Class B Principal Liquidation Loss Amount and any shortfall in the Class B Distribution Amount.

Nature of Net Excess Cashflow:

                  1. A Guarantee Fee equal to the lesser of the Monthly Excess Cashflow and 300 basis points.

                  2. Class C Certificate (Residual).

Triggers:None.

GRAPH--$

                                  GTFC 1992-1

Issue Date: September 1992.

                            Bond Value Segmentation

             Fee Assets
- --------------------------------------                Residual                Total Bond
Excess Servicing         Guarantee Fee                 Asset                     Value
- ----------------         -------------               ----------               -----------
$3,398,823                $22,141,420                $8,393,367               $33,933,610

                                    Pass-
Description of           Current   Through
Certificates:            Balance    Rate
- --------------         ----------- -------
  Class A-1; Senior    $42,605,194  4.75%
  Class A-2; Senior    $50,000,000  6.15%
  Class A-3; Senior    $20,000,000  6.70%
  Class A-4; Senior    $29,366,359  7.20%
  Class A-5; Mezzanine $43,683,556  6.50%
  Class B; Subordinate $38,161,467  8.75%

REMIC/Grantor Trust: REMIC.

Credit Enhancement:

                  The Class A Certificates are supported by the subordination of the Class B Certificates. The Class B Certificateholders are entitled to Class B Accelerated Principal Distributions (on and after October 15, 1998) and a Green Tree Guarantee. The Class B Accelerated Principal Distribution is equal to all Monthly Excess Cashflow. The Guarantee Payment is equal to any Class B Principal Liquidation Loss Amount and any shortfall in the Class B Distribution Amount.

Nature of Net Excess Cashflow:

                  1. A Guarantee Fee equal to the lesser of the Monthly Excess Cashflow and 400 basis points. The Guarantee Fee is reduced to zero on and after October 15, 1998, because all Monthly Excess Cashflow will be paid as Class B Accelerated Principal Distributions. In addition, the Guarantee Fee would be reduced to zero prior to October 15, 1998 if a trigger is activated.

                  2. Class C Certificate (Residual).

Triggers:Yes.

GRAPH--$

                                  MLMI 1992-D

Issue Date: June 1992.

                            Bond Value Segmentation

             Fee Assets
- --------------------------------------                Residual                 Total Bond
Excess Servicing         Guarantee Fee                  Asset                     Value
- ----------------         -------------               -----------               -----------
$3,267,491                     $0                    $26,681,971               $29,949,462

                                    Pass-
Description of           Current   Through
Securities:              Balance    Rate
- --------------         ----------- -------
  Class A-1; Senior    $36,077,381  5.90%
  Class A-2; Senior    $37,500,000  7.40%
  Class A-3; Senior    $20,686,341  7.75%
  Class A-4; Senior    $21,500,000  8.15%
  Class A-5; Mezzanine $36,176,164  7.95%
  Class B; Subordinate $27,064,694  8.50%

REMIC/Grantor Trust:REMIC.

Credit Enhancement:

                  The Class A Certificates are supported by the subordination of the Class B Certificates. The Class B Certificates are entitled to Class B Accelerated Principal Distributions and a Reserve Fund. The Class B Accelerated Principal Distribution is paid out of Monthly Excess Cashflow, up to a maximum of 250 basis points (subject to certain triggers).

                  The Reserve Fund was funded from an initial deposit of $9,927,165 by Green Tree, and is available to pay the Reserve Draw Amount each month to the Class B Certificateholders. Investment Income is deposited in the Reserve Fund. If a Reserve Draw Amount is ever taken from the Reserve Fund, thereafter the Monthly Excess Cashflow (after payment of the Class B Accelerated Principal Distribution) will be deposited in the Reserve Fund until it equals the Requisite Reserve Amount (equal to the lesser of the Class B Principal Balance or the amount necessary for the highest rating on the Class B Certificates). Any amount in the Reserve Fund in excess of the Class B Principal Balance is released to the Class C Certificateholders. The Class C Certificateholders can replace the cash in the Reserve Fund with a letter of credit. If the amount in the Reserve Fund equals the Class B Principal Balance (and the pool balance is less than 10% of the Cut-off Date Pool Principal Balance), the Trustee is required to use all funds in the Reserve Fund to repurchase the remaining Contracts and retire the Class B Certificates. In such event, the repurchased Contracts would be Class C Certificate property.

Nature of Net Excess Cashflow:

                  1. Class C Certificate (Residual).

Triggers:Yes.

GRAPH--$

                                  MLMI 1992-B

Issue Date: March 1992.

                            Bond Value Segmentation

             Fee Assets
- --------------------------------------                Residual                 Total Bond
Excess Servicing         Guarantee Fee                  Asset                     Value
- ----------------         -------------               -----------               -----------
$6,876,299                     $0                    $67,430,465               $74,306,764

                                     Pass-
Description of           Current    Through
Securities:              Balance     Rate
- --------------         ------------ -------
  Class A-1; Senior    $164,286,104  6.85%
  Class A-2; Senior     $76,834,811  8.05%
  Class A-3; Senior     $72,000,000  8.30%
  Class A-4; Senior     $66,323,213  7.85%
  Class B; Subordinate  $62,106,825  8.50%

REMIC/Grantor Trust:REMIC.

Credit Enhancement:

                  The Class A Certificates are supported by the subordination of the Class B Certificates. The Class B Certificateholders are entitled to Class B Accelerated Principal Distributions and a Reserve Fund. The Class B Accelerated Principal Distribution is paid out of Monthly Excess Cashflow, up to a maximum of 300 basis points (subject to certain triggers). The maximum will be reduced to 250 basis points on April 15, 1994 (subject to certain triggers).

                  The Reserve Fund was funded from an initial deposit of $16,797,524 by Green Tree, and is available to pay the Reserve Draw Amount each month to the Class B Certificateholders. If a Reserve Draw Amount is ever taken from the Reserve Fund, thereafter the Monthly Excess Cashflow (after payment of the Class B Accelerated Principal Distribution) will be deposited in the Reserve Fund until it equals the Requisite Reserve Amount (equal to the lesser of the Class B Principal Balance or the amount necessary for the highest rating on the Class B Certificates). Any amount in the Reserve Fund in excess of the Class B Principal Balance is released to the Class C Certificateholders. The Class C Certificateholders can replace the cash in the Reserve Fund with a letter of credit. If the amount in the Reserve Fund equals the Class B Principal Balance (and the pool balance is less than 10% of the Cut-off Date Pool Principal Balance), the Trustee is required to use all funds in the Reserve Fund to repurchase the remaining Contracts and retire the Class B Certificates. In such event, the repurchased Contracts would be Class C property.

Nature of Net Excess Cashflow:

                  1. Class C Distribution Amount.

Triggers:Yes.

GRAPH--$

                                  MLMI 1991-I

Issue Date: December 1991.

                            Bond Value Segmentation

             Fee Assets
- --------------------------------------                Residual                 Total Bond
Excess Servicing         Guarantee Fee                  Asset                     Value
- ----------------         -------------               -----------               -----------
$2,082,728                     $0                    $18,067,088               $20,149,816

                                    Pass-
Description of           Current   Through
Securities               Balance    Rate
- --------------         ----------- -------
  Class A; Senior      $95,272,541  7.65%
  Class B; Subordinate $18,538,032  8.55%

REMIC/Grantor Trust:REMIC.

Credit Enhancement:

                  The Class A Certificates are supported by the subordination of the Class B Certificates. The Class B Certificateholders are entitled to Class B Accelerated Principal Distributions and a Reserve Fund. The Class B Accelerated Principal Distribution is paid out of Monthly Excess Cashflow, up to a maximum of 250 basis points (subject to certain triggers).

                  The Reserve Fund was funded from an initial deposit of $4,901,264 by Green Tree, and is available to pay the Reserve Draw Amount each month to the Class B Certificateholders. Investment Income on funds in the Reserve Fund will be added to the Reserve Fund. Any amount in the Reserve Fund in excess of the Requisite Reserve Amount is released to the Class C Certificateholders. The Class C Certificateholders can replace the cash in the Reserve Fund with a letter of credit. If the amount in the Reserve Fund equals the Class B Principal Balance (and the pool balance is less than 10% of the Cut-off Date Pool Principal Balance), the Trustee is required to use all funds in the Reserve Fund to repurchase the remaining Contracts and retire the Class B Certificates. In such event, the repurchased Contracts would be Class C property.

Nature of Net Excess Cashflow:

                  1. Class C Certificate (Residual).

Triggers:Yes.

GRAPH--$

                                  MLMI 1991-G

Issue Date: September 1991.


                            Bond Value Segmentation

             Fee Assets
- --------------------------------------                Residual                 Total Bond
Excess Servicing         Guarantee Fee                  Asset                     Value
- ----------------         -------------               -----------               -----------
$2,004,427                     $0                    $17,431,994               $19,436,420

                                    Pass-
Description of           Current   Through
Securities:              Balance    Rate
- --------------         ----------- -------
  Class A; Senior      $88,679,841  8.15%
  Class B; Subordinate $22,931,957  9.15%

REMIC/Grantor Trust:REMIC.

Credit Enhancement:

                  The Class A Certificates are supported by the subordination of the Class B Certificates. The Class B Certificateholders are entitled to Class B Accelerated Principal Distributions and a Reserve Fund. The Class B Accelerated Principal Distribution is paid out of Monthly Excess Cashflow, up to a maximum of 200 basis points (subject to certain triggers).

                  The Reserve Fund was funded from an initial deposit of $7,615,197 by Green Tree, and is available to pay the Reserve Draw Amount each month to the Class B Certificateholders. Investment Income on funds in the Reserve Fund will be added to the Reserve Fund. If a Reserve Draw Amount is ever taken from the Reserve Fund, thereafter the Monthly Excess Cashflow (after payment of the Class B Accelerated Principal Distribution) will be deposited in the Reserve Fund until it equals the Requisite Reserve Amount (equal to the lesser of the Class B Principal Balance or the amount necessary for the highest rating on the Class B Certificates). Any amount in the Reserve Fund in excess of the Requisite Reserve Amount is released to the Class C Certificateholders. The Class C Certificateholders can replace the cash in the Reserve Fund with a letter of credit. If the amount in the Reserve Fund equals the Class B Principal Balance (and the pool balance is less than 10% of the Cut-off Date Pool Principal Balance), the Trustee is required to use all funds in the Reserve Fund to repurchase the remaining Contracts and retire the Class B Certificates. In such event, the repurchased Contracts would be Class C property.

Nature of Net Excess Cashflow:

                  1. Class C Certificate (Residual).

Triggers:Yes.

GRAPH--$

                                  MLMI 1991-D

Issue Date: June 1991.

                            Bond Value Segmentation

              Fee Assets
- ---------------------------------------                  Residual                  Total Bond
Excess Servicing          Guarantee Fee                   Asset                      Value
- ----------------          -------------                 ----------                 ----------
$1,428,942                      $0                      $6,104,744                 $7,533,687

                                    Pass-
Description of           Current   Through
Securities:              Balance    Rate
- --------------         ----------- -------
  Class A; Senior      $68,608,665  9.00%
  Class B; Subordinate $23,452,303  9.85%

REMIC/Grantor Trust:REMIC.

Credit Enhancement:

                  The Class A Certificates are supported by the subordination of the Class B Certificates. The Class B Certificateholders are entitled to a Limited Guarantee, amounts in the Guarantee Account, and the Policy issued by Financial Security Assurance Inc. ("FSA").

                  Under the Limited Guarantee, Green Tree is obligated to pay the Guarantee Payment (equal to any shortfall on the Class B Distribution) each month.

                  If Green Tree fails to make a required Guarantee Payment, the deficiency (the "Guaranteed Shortfall") will be paid by MaHCS Guaranty Corporation, a wholly owned subsidiary of Green Tree ("MaHCS"), unless the Policy Amount has been reduced to zero. If MaHCS fails to pay the Guaranteed Shortfall, the Trustee will submit a claim under the Policy for such deficiency. FSA can order the Trustee to make a claim under the Policy in excess of the Guaranteed Shortfall, in which case the proceeds are deposited in the Reserve Fund, which is not an asset of the Trust. If that happens, the Trustee will thereafter withdraw funds from the Reserve Fund before making a claim on the Policy.

                  The Policy Amount on any Remittance Date is the greater of
                  (i) the Class B Principal Balance minus all Net Liquidation Losses reported since February 1, 1992, and (ii) the Hypothetical Reserve Fund Balance for that Remittance Date.

Nature of Net Excess Cashflow:

                  1. Class C Certificate (Residual).

Triggers:None.

GRAPH--$

                                  MLMI 1991-B

Issue Date: March 1991.

                            Bond Value Segmentation

             Fee Assets
- --------------------------------------                Residual                 Total Bond
Excess Servicing         Guarantee Fee                  Asset                     Value
- ----------------         -------------               -----------               -----------
$869,708                       $0                    $10,978,890               $11,848,598

                                    Pass-
Description of           Current   Through
Securities:              Balance    Rate
- --------------         ----------- -------
  Class A; Senior      $45,268,670  9.20%
  Class B; Subordinate $14,014,144 10.25%

REMIC/Grantor Trust:REMIC.

Credit Enhancement:

                  The Class A Certificates are supported by the subordination of the Class B Certificates. The Class B Certificateholders are entitled to Class B Accelerated Principal Distributions and a Reserve Fund. There is no Green Tree Guarantee. The Class B Accelerated Principal Distribution is paid out of Monthly Excess Cashflow and Investment Income off the Reserve Fund, up to a maximum of 200 basis points (subject to certain triggers).

                  The Reserve Fund was funded from an initial deposit of $6,188,859 by Green Tree, and is available to pay the Reserve Draw Amount each month to the Class B holders. If a Reserve Draw Amount is ever taken from the Reserve Fund, thereafter the Monthly Excess Cashflow and Investment Income (after payment of the Class B Accelerated Principal Distribution) will be deposited in the Reserve Fund until the amount therein equals the Requisite Reserve Amount (equal to the lesser of the Initial Deposit or the Class B Principal Balance). Any amount in the Reserve Fund in excess of the Class B Principal Balance is released to the Class C Certificateholders. The Class C Certificateholders can replace the cash in the Reserve Fund with a letter of credit. If the amount in the Reserve Fund equals the Class B Principal Balance (and the pool balance is less than 10% of the Cut-off Date Pool Principal Balance), the Trustee is required to use all funds in the Reserve Fund to repurchase the remaining Contracts and retire the Class B Certificates. In such event, the repurchased Contracts would be Class C property.

Nature of Net Excess Cashflow:

                  1.Class C Certificate (Residual).

Triggers:Yes.

GRAPH--$

                                  MLMI 1990-I

Issue Date: December 1990.

                            Bond Value Segmentation

             Fee Assets
- --------------------------------------                Residual                 Total Bond
Excess Servicing         Guarantee Fee                  Asset                     Value
- ----------------         -------------               -----------               -----------
$1,051,159                     $0                    $14,130,422               $15,181,581

                                         Pass-
                              Current   Through
Description of Securities:    Balance    Rate
- --------------------------  ----------- -------
  Class A; Senior           $50,011,871  9.20%
  Class B; Subordinate      $13,695,378 10.00%

REMIC/Grantor Trust:REMIC.

Credit Enhancement:

                  The Class A Certificates are supported by the subordination of the Class B Certificates. The Class B Certificateholders are entitled to Class B Accelerated Principal Distributions and a Reserve Fund. The Class B Accelerated Principal Distribution is paid out of Monthly Excess Cashflow and Investment Income off the Reserve Fund, up to a maximum of 200 basis points (subject to certain triggers).

                  The Reserve Fund was funded from an initial deposit of $7,034,817 by Green Tree, and is available to pay the Reserve Draw Amount (equal to any shortfall in the Class B distribution) each month to the Class B Certificateholders. There is no Green Tree Guarantee. If a Reserve Draw Amount is ever taken from the Reserve Fund, thereafter the Monthly Excess Cashflow and Investment Income (after payment of the Class B Accelerated Principal Distribution) will be deposited in the Reserve Fund until it equals the Requisite Reserve Amount (equal to the lesser of the Initial Deposit or the Class B Principal Balance). Any amount in the Reserve Fund in excess of the Class B Principal Balance is released to the Class C Certificateholders. The Class C Certificateholders can replace the cash in the Reserve Fund with a letter of credit.

Nature of Net Excess Cashflow:

                  1. Class C Certificate (Residual).

Triggers:Yes.

GRAPH--$

                                  MLMI 1990-G

Issue Date: September 1990.

                            Bond Value Segmentation

              Fee Assets
- ---------------------------------------                 Residual                 Total Bond
Excess Servicing          Guarantee Fee                  Asset                     Value
- ----------------          -------------                 --------                 ----------
$1,073,517                 $2,388,158                      $0                    $3,461,675

                                    Pass-
Description of           Current   Through
Securities:              Balance    Rate
- --------------         ----------- -------
  Class A: Senior      $54,995,684  9.75%
  Class B: Subordinate $26,662,371 10.75%

REMIC/Grantor Trust:REMIC.

Credit Enhancement:

                  The Class A Certificates are supported by the subordination of the Class B Certificates. The Class B Certificateholders are entitled to a Green Tree Guarantee. Green Tree is obligated to pay the Guarantee Amount, equal to the difference between the Class B Formula Distribution Amount and the Remaining Amount Available. Green Tree's Guarantee is backed by a cash Reserve Fund equal to $10,664,948 on the Closing Date. Green Tree is entitled to replace the cash in the Reserve Fund with a Letter of Credit issued by a Qualified Bank.

Nature of Net Excess Cashflow:

                  1. Guarantee Fee equal to the lesser of (a) the Amount Available less the Class A Distribution Amount and the Class B Distribution Amount, and (b) 400 basis points.

                  2. Class C Certificate (Residual).

Triggers:Yes.

GRAPH--$

                                  MLMI 1990-D

Issue Date: June 1990.

                            Bond Value Segmentation

              Fee Assets
- ---------------------------------------                 Residual                 Total Bond
Excess Servicing          Guarantee Fee                  Asset                     Value
- ----------------          -------------                 --------                 ----------
$1,029,716                 $2,586,042                      $0                    $3,615,758

                                    Pass-
Description of           Current   Through
Securities:              Balance    Rate
- --------------         ----------- -------
  Class A; Senior      $44,813,959  9.70%
  Class B; Subordinate $23,651,365 10.60%

REMIC/Grantor Trust:REMIC.

Credit Enhancement:

                  The Class A Certificates are supported by the subordination of the Class B Certificates. The Class B Certificateholders are entitled to a "Collateral Draw Amount," equal to any shortfall suffered by the Class B Certificateholders, subject to the limit of the "Available Collateral Amount." If Green Tree fails to pay a Collateral Draw Amount, the Collateral Agent must withdraw cash from the Reserve Fund.

                  The Collateral consists of cash. Green Tree may replace the cash with a Letter of Credit. The Available Collateral Amount equals (i) the Available Cash (initially $3,547,705) plus (ii) the lesser of (a) 5.36% of the Pool Scheduled Principal Balance or (b) $6,338,566 minus all Collateral Draw Amounts heretofore paid, whether by Green Tree or upon liquidation of the Collateral, but in no event greater than the Class B Principal Balance. The Monthly Servicing Fee and the Collateral Guarantee Fee payable to Green Tree are also subordinated to Class B cashflow.

Nature of Net Excess Cashflow:

                  1. Collateral Guarantee Fee, equal to 335 basis points.

                  2. Class C Certificate (Residual).

Triggers: Yes.

GRAPH--$

                                  MLMI 1990-B

Issue Date: March 1990.

                            Bond Value Segmentation

              Fee Assets
- ---------------------------------------                 Residual                 Total Bond
Excess Servicing          Guarantee Fee                  Asset                     Value
- ----------------          -------------                 --------                 ----------
$720,688                   $1,257,516                      $0                    $1,978,204

                                    Pass-
Description of           Current   Through
Securities:              Balance    Rate
- --------------         ----------- -------
  Class A; Senior      $30,139,199   9.80%
  Class B; Subordinate $17,158,025  10.75%

REMIC/Grantor Trust:REMIC.

Credit Enhancement:

                  The Class A Certificates are supported by the subordination of the Class B Certificates. The Class B Certificateholders are entitled to a "Collateral Draw Amount,' equal to any shortfall suffered by the Class B Certificateholders, subject to the limit of the "Available Collateral Amount." If Green Tree fails to pay a Collateral Draw Amount, the Collateral Agent must liquidate the Collateral in order to make the payment.

                  The Collateral consists of FHA-insured mobile home contracts with a Market Value (marked to market weekly) equal to at least 112% of the Available Collateral Amount. The Available Collateral Amount is defined as $8,579,013 minus all Collateral Draw Amounts theretofore paid, whether by Green Tree or upon liquidation of Collateral, but in no event greater than the Class B Principal Balance. The Monthly Servicing Fee and the Collateral Guarantee Fee payable to Green Tree are also subordinated to Class B cashflow.

Nature of Net Excess Cashflow:

                  1. Collateral Guarantee Fee, equal to 299 basis points.

                  2. Class C Certificate (Residual).

Triggers:None.

GRAPH--$

                                  MLMI 1989-H

Issue Date: December 1989.

                            Bond Value Segmentation

              Fee Assets
- ---------------------------------------                 Residual                 Total Bond
Excess Servicing          Guarantee Fee                  Asset                     Value
- ----------------          -------------                 --------                 ----------
$1,073,598                 $2,578,884                      $0                    $3,652,482

                                    Pass-
Description of           Current   Through
Securities:              Balance    Rate
- --------------         ----------- -------
  Class A; Senior      $43,926,976   9.20%
  Class B; Subordinate $25,559,825  10.00%

REMIC/Grantor Trust:REMIC.

Credit Enhancement:

                  The Class A Certificates are supported by the subordination of the Class B Certificates. The Class B Certificateholders are entitled to a Limited Guarantee and amounts in the Guarantee Account, the Policy and the Supplemental Reserve Fund.

                  Under the Limited Guarantee, Green Tree is obligated to pay the Guarantee Payment (equal to any shortfall on the Class B distribution) each month.

                  If Green Tree fails to make a required Guarantee Payment, the deficiency (the "Guaranteed Shortfall") will be paid by MaHCS, unless the Policy Amount has been reduced to zero. If MaHCS fails to pay the Guaranteed Shortfall, the Trustee will submit a claim under the Policy for such deficiency (the "Claim Amount"). FSA can order the Trustee to make a claim under the Policy in excess of the Claim Amount, in which case the proceeds are deposited in the Reserve Fund, which is not an asset of the Trust. If that happens, the Trustee will thereafter withdraw funds from the Reserve Fund before making a claim on the Policy.

Nature of Net Excess Cashflow:

                  1. Limited Guarantee Fee of up to 300 basis points.

                  2. Class C Certificate (Residual).

Triggers:None.

GRAPH--$

                                  MLMI 1989-F

Issue Date: October 1989.

                            Bond Value Segmentation

              Fee Assets
- ---------------------------------------                 Residual                 Total Bond
Excess Servicing          Guarantee Fee                  Asset                     Value
- ----------------          -------------                 --------                 ----------
$1,195,357                 $3,842,042                      $0                    $5,037,400

                                    Pass-
Description of           Current   Through
Securities:              Balance    Rate
- --------------         ----------- -------
  Class A; Senior      $47,661,574  9.75%
  Class B; Subordinate $32,307,576  9.75%

REMIC/Grantor Trust:REMIC.

Credit Enhancement:

                  The Class A Certificates are supported by the subordination of the Class B Certificates. The Class B Certificateholders are entitled to a Limited Guarantee and amounts in the Guarantee Account and the Policy issued by FSA.

                  Under the Limited Guarantee, Green Tree is obligated to pay the Guarantee Payment (equal to any shortfall on the Class B distribution) each month.

                  If Green Tree fails to make a required Guarantee Payment, the deficiency (the "Guaranteed Shortfall") will be paid by MaHCS, unless the Policy Amount has been reduced to zero. If MaHCS fails to pay the Guaranteed Shortfall, the Trustee will submit a claim under the Policy for such deficiency (the "Claim Amount"). FSA can order the Trustee to make a claim under the Policy in excess of the Claim Amount, in which case the proceeds are deposited in the Reserve Fund, which is not an asset of the Trust. If that happens, the Trustee will thereafter withdraw funds from the Reserve Fund before making a claim on the Policy.

Nature of Net Excess Cashflow:

                  1. Limited Guarantee Fee of up to 300 basis points.

                  2. Class C Certificate (Residual).

Triggers:None.

GRAPH--$

                                  MLMI 1989-D

Issue Date: June 1989.

                            Bond Value Segmentation

              Fee Assets
- ---------------------------------------                  Residual                  Total Bond
Excess Servicing          Guarantee Fee                   Asset                      Value
- ----------------          -------------                 ----------                 ----------
$866,481                        $0                      $1,025,220                 $1,891,701

                                    Pass-
Description of           Current   Through
Securities               Balance    Rate
- --------------         ----------- -------
  Class A; Senior      $32,962,090  9.45%
  Class B; Subordinate $25,453,104 11.80%

REMIC/Grantor Trust:REMIC.

Credit Enhancement:

                  The Class A Certificates are supported by the subordination of the Class B Certificates. The Class B Certificateholders are entitled to a Green Tree Guarantee.

Nature of Net Excess Cashflow:

                  1. Class C Certificate (Residual). There is no Guarantee
                  Fee.

Triggers:None.

GRAPH--$

                                  MLMI 1989-B

Issue Date: March 1989.

                            Bond Value Segmentation

              Fee Assets
- ---------------------------------------                 Residual                 Total Bond
Excess Servicing          Guarantee Fee                  Asset                     Value
- ----------------          -------------                 --------                 ----------
$408,252                        $0                      $590,567                  $998,818


                                    Pass-
Description of           Current   Through
Securities:              Balance    Rate
- --------------         ----------- -------
  Class A; Senior      $14,858,199 10.80%
  Class B; Senior      $ 4,311,392 10.80%
  Class C; Subordinate $ 9,238,696 10.80%

REMIC/Grantor Trust:REMIC.

Credit Enhancement:

                  The Class A and Class B Certificates are supported by the subordination of the Class C Certificates. The Class C Certificateholders are entitled to a Green Tree Guarantee. The Guarantee Payment equals any shortfall in the Class C Distribution Amount.

Nature of Net Excess Cashflow:

                  1. Class D Certificate (Residual). There is no Guarantee
                  Fee.

Triggers:None.

GRAPH--$

                                  MLMI 1988-X

Issue Date: December 1988.

                            Bond Value Segmentation

              Fee Assets
- ---------------------------------------                  Residual                  Total Bond
Excess Servicing          Guarantee Fee                   Asset                      Value
- ----------------          -------------                 ----------                 ----------
$736,767                        $0                      $1,315,513                 $2,052,280


                                    Pass-
Description of           Current   Through
Securities               Balance    Rate
- --------------         ----------- -------
  Class A; Senior      $26,807,558 10.25%
  Class B; Subordinate $22,169,062 10.25%

REMIC/Grantor Trust:REMIC.

Credit Enhancement:

                  The Class A Certificates are supported by the subordination of the Class B Certificates. The Class B Certificateholders are entitled to a Green Tree Guarantee. The Guarantee Payment will cover all shortfalls in Class B distributions.

Nature of Net Excess Cashflow:

                  1. Class C Certificate (Residual). There is no Guarantee
                  Fee.

Triggers:None.

GRAPH--$

                                  MLMI 1988-Q

Issue Date: September 1988.

                            Bond Value Segmentation

              Fee Assets
- ---------------------------------------                  Residual                  Total Bond
Excess Servicing          Guarantee Fee                   Asset                      Value
- ----------------          -------------                 ----------                 ----------
$944,610                        $0                      $2,221,915                 $3,166,525

                                    Pass-
Description of           Current   Through
Securities               Balance    Rate
- --------------         ----------- -------
  Class A; Senior      $34,197,715  9.80%
  Class B; Subordinate $27,780,449  9.80%

REMIC/Grantor Trust:REMIC.

Credit Enhancement:

                  The Class A Certificates are supported by the subordination of the Class B Certificates. The Class B Certificateholders are entitled to a Green Tree Guarantee. The Guarantee Payment will cover all shortfalls in Class B distributions.

Nature of Net Excess Cashflow:

                  1. Class C Certificate (Residual). There is no Guarantee
                  Fee.

Triggers:None.

GRAPH-$

                                  MLMI 1988-H

Issue Date: June 1988.

                            Bond Value Segmentation

              Fee Assets
- ---------------------------------------                 Residual                 Total Bond
Excess Servicing          Guarantee Fee                  Asset                     Value
- ----------------          -------------                 --------                 ----------
$606,407                        $0                      $947,696                 $1,554,103

                                    Pass-
Description of           Current   Through
Securities:              Balance    Rate
- --------------         ----------- -------
  Class A; Senior      $21,317,093  9.70%
  Class B; Subordinate $18,298,417  9.70%

REMIC/Grantor Trust:REMIC.

Credit Enhancement:

                  The Class A Certificates are supported by the subordination of the Class B Certificates. The Class B Certificates are supported by the subordination of the Class C distributions.

Nature of Net Excess Cashflow:

                  1. Class C Certificate (Residual). There is no Guarantee
                  Fee.

Triggers:None.

GRAPH--$

                                  MLMI 1988-E

Issue Date: March 1988.

                            Bond Value Segmentation

              Fee Assets
- ---------------------------------------                 Residual                 Total Bond
Excess Servicing          Guarantee Fee                  Asset                     Value
- ----------------          -------------                 --------                 ----------
$620,624                   $3,589,133                      $0                    $4,209,757

Description               Pass-
of             Current   Through
Securities:    Balance    Rate
- -----------  ----------- -------
  Class A    $43,398,005  9.55%

REMIC/Grantor Trust:REMIC.

Credit Enhancement:

                  The Certificateholders are entitled to a Limited Guarantee and amounts in the Guarantee Account and the Policy issued by FSA.

                  Under the Limited Guarantee, Green Tree is obligated to pay the Guarantee Payment (equal to all Delinquent Payments and the Repurchase Price of all Defaulted Contracts) each month, unless the Guarantee Amount has been reduced to zero.

                  If Green Tree fails to make a required Guarantee Payment, MaHCS will be obligated to pay the amount, if any, by which the Monthly Interest and Monthly Principal due Certificateholders exceeds the Collected Funds (the "Guaranteed Shortfall"), unless the Guarantee Amount has been reduced to zero. If MaHCS fails to pay the Guaranteed Shortfall, the Trustee will submit a claim under the Policy for such deficiency (the "Claim Amount"). FSA can order the Trustee to make a claim under the Policy in excess of the Claim Amount, in which case the proceeds are deposited in the Reserve Fund, which is not an asset of the Trust. If that happens, the Trustee will thereafter withdraw funds from the Reserve Fund before making a claim on the Policy.

                  MaHCS is also obligated to pay any Guaranteed Shortfall arising from any failure by Green Tree to repurchase defective Contracts. That obligation is also covered by the Policy.

                  The "Guarantee Amount" equals $16,387,581 minus losses on Defaulted Contracts repurchased since January 15, 1994, and minus the Repurchase Price of all Defective Contracts that Green Tree was required to repurchase but failed to repurchase.

Nature of Net Excess Cashflow:

                  1. Limited Guarantee Fee.

Triggers:None.

GRAPH--$

                                  MLMI 1987-C

Issue Date: December 1987.

                            Bond Value Segmentation

              Fee Assets
- ---------------------------------------                 Residual                 Total Bond
Excess Servicing          Guarantee Fee                  Asset                     Value
- ----------------          -------------                 --------                 ----------
$605,642                   $2,654,055                      $0                    $3,259,697

Description               Pass-
of             Current   Through
Securities:    Balance    Rate
- -----------  ----------- -------
  Class A    $41,750,161 10.10%

REMIC/Grantor Trust: REMIC.

Credit Enhancement:

                  The Class A Certificateholders are entitled to a Limited Guarantee and amounts in the Guarantee Account and the Policy issued by FSA.

                  Under the Limited Guarantee, Green Tree is obligated to pay the Guarantee Payment (equal to all Delinquent Payments and the Repurchase Price of all Defaulted Contracts) each month, unless the Guarantee Amount has been reduced to zero.

                  If Green Tree fails to make a required Guarantee Payment, MaHCS will be obligated to pay the amount, if any, by which the Monthly Interest and Monthly Principal due Certificateholders exceeds the Collected Funds (the "Guaranteed Shortfall"), unless the Guarantee Amount has been reduced to zero. If MaHCS fails to pay the Guaranteed Shortfall, the Trustee will submit a claim under the Policy for such deficiency (the "Claim Amount"). FSA can order the Trustee to make a claim under the Policy in excess of the Guaranteed Shortfall, in which case the proceeds are deposited in the Reserve Fund, which is not an asset of the Trust. If that happens, the Trustee will thereafter withdraw funds from the Reserve Fund before making a claim on the Policy.

                  MaHCS is also obligated to pay any Guaranteed Shortfall arising from any failure by Green Tree to repurchase defective Contracts, subject to the limit of the Repurchase Obligation Amount. That obligation is also covered by the Policy.

                  The "Guarantee Amount" equals $17,145,592 minus unrecovered delinquencies and losses on Defaulted Contracts since January 15, 1994, and minus the Repurchase Price of all Defective Contracts that Green Tree was required to repurchase but failed to repurchase (subject to the limit of the Repurchase Obligation Amount).

Nature of Net Excess Cashflow:

                  1. Limited Guarantee Fee.

Triggers:None.

GRAPH--$

                                  MLMI 1987-B

Issue Date: October 1987.

                            Bond Value Segmentation

              Fee Assets
- ---------------------------------------                 Residual                 Total Bond
Excess Servicing          Guarantee Fee                  Asset                     Value
- ----------------          -------------                 --------                 ----------
$355,694                   $2,009,336                      $0                    $2,365,030

Description               Pass-
of             Current   Through
Securities:    Balance    Rate
- -----------  ----------- -------
  Class A    $25,742,132 10.20%

REMIC/Grantor Trust: REMIC.

Credit Enhancement:

                  The Certificateholders are entitled to a Limited Guarantee and amounts in the Guarantee Account and the Policy issued by FSA.

                  Under the Limited Guarantee, Green Tree is obligated to pay the Guarantee Payment (equal to all Delinquent Payments and the Repurchase Price of all Defaulted Contracts) each month, unless the Guarantee Amount has been reduced to zero.

                  If Green Tree fails to make a required Guarantee Payment or if the Guarantee Amount has been reduced to zero, MaHCS will be obligated to pay the amount, if any, by which the Monthly Interest and Monthly Principal due Certificateholders exceeds the Collected Funds (the "Guaranteed Shortfall"). If MaHCS fails to pay the Guaranteed Shortfall, the Trustee will submit a class under the Policy for the amount of such deficiency (the "Claim Amount"). FSA can order the Trustee to make a claim under the Policy in excess of the Claim Amount, in which case the proceeds are deposited in the Reserve Fund, which is not an asset of the Trust. If that happens, the Trustee will thereafter withdraw funds from the Reserve Fund before making a claim on the Policy.

                  The "Guarantee Amount" equals $9,847,562 minus losses on Defaulted Contracts repurchased since January 15, 1994.

Nature of Net Excess Cashflow:

                  1. Limited Guarantee Fee.

Triggers:None.

GRAPH--$

                                  MAHCS 1987-B

Issue Date: June 1987.

                            Bond Value Segmentation

              Fee Assets
- ---------------------------------------                 Residual                 Total Bond
Excess Servicing          Guarantee Fee                  Asset                     Value
- ----------------          -------------                 --------                 ----------
$1,356,742                 $3,381,308                      $0                    $4,738,050

Description               Pass-
of             Current   Through
Securities:    Balance    Rate
- -----------  ----------- -------
  Class A    $51,692,915  9.55%

REMIC/Grantor Trust:Grantor trust.

Credit Enhancement:

                  The Certificateholders are entitled to a Limited Guarantee and amounts in the Guarantee Account and the Policy issued by FSA.

                  Under the Limited Guarantee, Green Tree is obligated to pay the Guarantee Payment (equal to all Delinquent Payments and the Repurchase Price of all Defaulted Contracts) each month, unless the Guarantee Amount has been reduced to zero.

                  If Green Tree fails to make a required Guarantee Payment or if the Guarantee Amount has been reduced to zero, MaHCS will be obligated to pay the amount, if any, by which the Monthly Interest and Monthly Principal due Certificateholders exceeds the Collected Funds (the "Guaranteed Shortfall"). If MaHCS fails to pay the Guaranteed Shortfall, the Trustee will submit a claim under the Policy for the amount of such deficiency (the "Claim Amount"). FSA can order the Trustee to make a claim under the Policy in excess of the Claim Amount, in which case the proceeds are deposited in the Reserve Fund, which is not an asset of the Trust. If that happens, the Trustee will thereafter withdraw funds from the Reserve Fund before making a claim on the Policy.

                  The "Guarantee Amount" equals $33,462,440 minus losses on Defaulted Contracts repurchased since January 15, 1994.

Nature of Net Excess Cashflow:

                  1. Limited Guarantee Fee.

Triggers:None.

GRAPH--$

                                  MAHCS 1987-A

Issue Date: March 1987.

                            Bond Value Segmentation

              Fee Assets
- ---------------------------------------                 Residual                 Total Bond
Excess Servicing          Guarantee Fee                  Asset                     Value
- ----------------          -------------                 --------                 ----------
$512,947                   $1,000,315                      $0                    $1,513,262

Description               Pass-
of             Current   Through
Securities     Balance    Rate
- -----------  ----------- -------
  Class A    $18,233,098  8.55%

REMIC/Grantor Trust:Grantor trust.

Credit Enhancement:

                  The Certificateholders are entitled to a Limited Guarantee and amounts in the Guarantee Account and the Policy issued by FSA.

                  Under the Limited Guarantee, Green Tree is obligated to pay the Guarantee Payment (equal to all Delinquent Payments and the Repurchase Price of all Defaulted Contracts) each month, unless the Guarantee Amount has been reduced to zero.

                  If Green Tree fails to make a required Guarantee Payment or if the Guarantee Amount has been reduced to zero, MaHCS will be obligated to pay the amount, if any, by which the Monthly Interest and Monthly Principal due Certificateholders exceeds the Collected Funds (the "Guaranteed Shortfall"). If MaHCS fails to pay the Guaranteed Shortfall, the Trustee will submit a claim under the Policy for the amount of such deficiency (the "Claim Amount"). FSA can order the Trustee to make a claim under the Policy in excess of the Claim Amount, in which case the proceeds are deposited in the Reserve Fund, which is not an asset of the Trust. If that happens, the Trustee will thereafter withdraw funds from the Reserve Fund before making a claim on the Policy.

                  The "Guarantee Amount" equals $8,328,454 minus losses on Defaulted Contracts repurchased since January 15, 1994.

Nature of Net Excess Cashflow:

                  1. Limited Guarantee Fee.

Triggers:None.

                                      113
GRAPH--$

III. THE GNMA POOLS

                            EDGAR GRAPH SUMMARIES

A diagram entitled "Structural Diagram" shows the legal structure of the assignment of the Fee Assets and the Residual Assets and the creation of the Trust. Using a combination of boxes and arrows, the diagram illustrates the assignment by Green Tree to its subsidiaries of the Fee Assets and the Residual Assets, the transfer of the Residual Assets to the Trust and the issuance of the Finance 1 Note to the Trust, and the issuance by the Trust of the Certificates and the Subordinated Certificates, and also includes the Reserve Funds.

A graph entitled "Total Securitized Conventional and GNMA Cashflows" shows 3 factors with respect to Total Securitized Conventional and GNMA Cashflows:
(1) Net Interest Margin
(2) Normal Servicing Fee
(3) Expenses
These 3 factors are plotted on the graph as aggregate dollar amounts for each month beginning February 1987 through February 2018.

A graph entitled "Total Securitized Conventional Cashflows" shows 5 factors with respect to Total Securitized Conventional Cashflows:
(1) Net Interest Margin
(2) Reserve Fund
(3) Class B Principal Acceleration
(4) Normal Servicing Fee
(5) Liquidation Losses
These 5 factors are plotted on the graph as aggregate dollar amounts for each month beginning March 1987 through March 2018.

A graph entitled "Total GNMA Cashflows" shows 5 factors with respect to Total GNMA Cashflows:
(1) Net Interest Margin
(2) Make-up Deposit
(3) FHA Insurance Payment
(4) Normal Servicing Fee
(5) Liquidation Losses
These 5 factors are plotted on the graph as aggregate dollar amounts for each month beginning January 1987 through January 2013.


A graph entitled "Weighted Average Historical Monthly Prepayment Rates (CPR)" shows the Weighted Average Historical Monthly Prepayment Rates expressed on a weighted average constant prepayment rate (CPR) basis. This is plotted on the graph as an annualized CPR percent for each month beginning January 1984 through December 1993.


A graph entitled "Weighted Average Projected Prepayment Rates (CPR), Increasing Interest Rate Scenarios" shows 4 different projected prepayment rates for all of the Contracts, assuming 4 "Interest Rate Shifts":
(1) the Base Case (average CPR=7%)
(2) +100 basis points (average CPR=6%)
(3) +200 basis points (average CPR=5%)
(4) +300 basis points (average CPR=5%)
These 4 projected prepayment rates are plotted on the graph as annualized constant prepayment rates (CPRs) for each year beginning in January 1994 through January 2004.


A graph entitled "Weighted Average Projected Prepayment Rates (CPR), Decreasing Interest Rate Scenarios" shows 4 different prepayment rates for all of the Contracts, assuming 4 "Interest Rate Shifts":
(1) the Base Case (average CPR=7%)
(2) -100 basis points (average CPR=8%)
(3) -200 basis points (average CPR=10%)
(4) -300 basis points (average CPR=12%)
These 4 projected prepayment rates are plotted on the graph as annualized constant prepayment rates (CPRs) for each year beginning in January 1994 through January 2004.


A graph entitled "Weighted Average Projected Default Rates (CDR)" shows the weighted average projected conditional default rate (CDR) on the Contracts. The defaults as a percentage of current outstanding principal balance is plotted on the graph for each year beginning in January 1994 through January 2004.


A graph entitled "Weighted Average Projected Recovery Rates" shows the weighted average projected rate of recovery for all the Contracts following a default. The projected recovery percentage is plotted on the graph for each year beginning in January 1994 through January 2004.


A graph entitled "GTFC 1993-4 Cashflows" shows 3 factors with respect to Securitized Pool GTFC 1993-4:
(1) Net Interest Margin
(2) Normal Servicing Fee

(3) Liquidation Losses
These 3 factors are plotted on the graph as aggregate dollar amounts for each month beginning December 1993 through December 2018.


A graph entitled "GTFC 1993-3 Cashflows" shows 3 factors with respect to Securitized Pool GTFC 1993-3:
(1) Net Interest Margin
(2) Normal Servicing Fee
(3) Liquidation Losses
These 3 factors are plotted on the graph as aggregate dollar amounts for each month beginning September 1993 through September 2018.


A graph entitled "GTFC 1993-2 Cashflows" shows 3 factors with respect to Securitized Pool GTFC 1993-2:
(1) Net Interest Margin
(2) Normal Servicing Fee
(3) Liquidation Losses
These 3 factors are plotted on the graph as aggregate dollar amounts for each month beginning June 1993 through June 2018.


A graph entitled "GTFC 1993-1 Cashflows" shows 3 factors with respect to Securitized Pool GTFC 1993-1:
(1) Net Interest Margin
(2) Normal Servicing Fee
(3) Liquidation Losses
These 3 factors are plotted on the graph as aggregate dollar amounts for each month beginning March 1993 through March 2018.


A graph entitled "GTFC 1992-2 Cashflows" shows 3 factors with respect to Securitized Pool GTFC 1992-2:
(1) Net Interest Margin
(2) Normal Servicing Fee
(3) Liquidation Losses
These 3 factors are plotted on the graph as aggregate dollar amounts for each month beginning December 1992 through December 2017.


A graph entitled "GTFC 1992-1 Cashflows" shows 4 factors with respect to Securitized Pool GTFC 1992-1:
(1) Net Interest Margin

(2) Class B Principal Acceleration
(3) Normal Servicing Fee
(4) Liquidation Losses
These 4 factors are plotted on the graph as aggregate dollar amounts for each month beginning September 1992 through September 2017.


A graph entitled "MLMI 1992-D Cashflows" shows 5 factors with respect to Securitized Pool MLMI 1992-D:
(1) Net Interest Margin
(2) Reserve Fund
(3) Class B Principal Acceleration
(4) Normal Servicing Fee
(5) Liquidation Losses
These 5 factors are plotted on the graph as aggregate dollar amounts for each month beginning June 1992 through June 2017.


A graph entitled "MLMI 1992-B Cashflows" shows 5 factors with respect to Securitized Pool MLMI 1992-B:
(1) Net Interest Margin
(2) Reserve Fund
(3) Class B Principal Acceleration
(4) Normal Servicing Fee
(5) Liquidation Losses
These 5 factors are plotted on the graph as aggregate dollar amounts for each month beginning March 1992 through March 2012.


A graph entitled "MLMI 1991-I Cashflows" shows 5 factors with respect to Securitized Pool MLMI 1991-I:
(1) Net Interest Margin
(2) Reserve Fund
(3) Class B Principal Acceleration
(4) Normal Servicing Fee
(5) Liquidation Losses
These 5 factors are plotted on the graph as aggregate dollar amounts for each month beginning December 1991 through December 2011.


A graph entitled "MLMI 1991-G Cashflows" shows 5 factors with respect to Securitized Pool MLMI 1991-G:
(1) Net Interest Margin
(2) Reserve Fund

(3) Class B Principal Acceleration
(4) Normal Servicing Fee
(5) Liquidation Losses
These 5 factors are plotted on the graph as aggregate dollar amounts for each month beginning September 1991 through September 2011.


A graph entitled "MLMI 1991-D Cashflows" shows 4 factors with respect to Securitized Pool MLMI 1991-D:
(1) Net Interest Margin
(2) Reserve Fund Deposit
(3) Normal Servicing Fee
(4) Liquidation Losses
These 4 factors are plotted on the graph as aggregate dollar amounts for each month beginning June 1991 through June 2011.


A graph entitled "MLMI 1991-B Cashflows" shows 5 factors with respect to Securitized Pool MLMI 1991-B:
(1) Net Interest Margin
(2) Reserve Fund
(3) Class B Principal Acceleration
(4) Normal Servicing Fee
(5) Liquidation Losses
These 5 factors are plotted on the graph as aggregate dollar amounts for each month beginning March 1991 through March 2011.


A graph entitled "MLMI 1990-I Cashflows" shows 5 factors with respect to Securitized Pool MLMI 1990-I:
(1) Net Interest Margin
(2) Reserve Fund
(3) Class B Principal Acceleration
(4) Normal Servicing Fee
(5) Liquidation Losses
These 5 factors are plotted on the graph as aggregate dollar amounts for each month beginning December 1990 through December 2010.


A graph entitled "MLMI 1990-G Cashflows" shows 4 factors with respect to Securitized Pool MLMI 1990-G:
(1) Net Interest Margin
(2) Reserve Fund Deposit
(3) Normal Servicing Fee

(4) Liquidation Losses
These 4 factors are plotted on the graph as aggregate dollar amounts for each month beginning September 1990 through September 2010.


A graph entitled "MLMI 1990-D Cashflows" shows 4 factors with respect to Securitized Pool MLMI 1990-D:
(1) Net Interest Margin
(2) Reserve Fund
(3) Normal Servicing Fee
(4) Liquidation Losses
These 4 factors are plotted on the graphs as aggregate dollar amounts for each month beginning June 1990 through June 2010.


A graph entitled "MLMI 1990-B Cashflows" shows 3 factors with respect to Securitized Pool MLMI 1990-B:
(1) Net Interest Margin
(2) Normal Servicing Fee
(3) Liquidation Losses
These 3 factors are plotted on the graph as aggregate dollar amounts for each month beginning March 1990 through March 2010.


A graph entitled "MLMI 1989-H Cashflows" shows 3 factors with respect to Securitized Pool MLMI 1989-H:
(1) Net Interest Margin
(2) Normal Servicing Fee
(3) Liquidation Losses
These 3 factors are plotted on the graph as aggregate dollar amounts for each month beginning December 1989 through December 2009.


A graph entitled "MLMI 1989-F Cashflows" shows 4 factors with respect to Securitized Pool MLMI 1989-F:
(1) Net Interest Margin
(2) Spread Account
(3) Normal Servicing Fee
(4) Liquidation Losses
These 4 factors are plotted on the graph as aggregate dollar amounts for each month beginning September 1989 through September 2008.

A graph entitled "MLMI 1989-D Cashflows" shows 3 factors with respect to Securitized Pool MLMI 1989-D:
(1) Net Interest Margin
(2) Normal Servicing Fee
(3) Liquidation Losses
These 3 factors are plotted on the graph as aggregate dollar amounts for each month beginning June 1989 through June 2009.


A graph entitled "MLMI 1989-B Cashflows" shows 3 factors with respect to Securitized Pool MLMI 1989-B:
(1) Net Interest Margin
(2) Normal Servicing Fee
(3) Liquidation Losses
These 3 factors are plotted on the graph as aggregate dollar amounts for each month beginning March 1989 through March 2009.


A graph entitled "MLMI 1988-X Cashflows" shows 3 factors with respect to Securitized Pool MLMI 1988-X:
(1) Net Interest Margin
(2) Normal Servicing Fee
(3) Liquidation Losses
These 3 factors are plotted on the graph as aggregate dollar amounts for each month beginning December 1988 through December 2008.


A graph entitled "MLMI 1988-Q Cashflows" shows 3 factors with respect to Securitized Pool MLMI 1988-Q:
(1) Net Interest Margin
(2) Normal Servicing Fee
(3) Liquidation Losses
These 3 factors are plotted on the graph as aggregate dollar amounts for each month beginning September 1988 through September 2008.


A graph entitled "MLMI 1988-H Cashflows" shows 3 factors with respect to Securitized Pool MLMI 1988-H:
(1) Net Interest Margin
(2) Normal Servicing Fee
(3) Liquidation Losses
These 3 factors are plotted on the graph as aggregate dollar amounts for each month beginning June 1988 through June 2007.

A graph entitled "MLMI 1988-E Cashflows" shows 2 factors with respect to Securitized Pool MLMI 1988-E:
(1) Net Interest Margin
(2) Normal Servicing Fee
These 2 factors are plotted on the graph as aggregate dollar amounts for each month beginning March 1988 through March 2008.


A graph entitled "MLMI 1987-C Cashflows" shows 2 factors with respect to Securitized Pool MLMI 1987-C:
(1) Net Interest Margin
(2) Normal Servicing Fee
These 2 factors are plotted on the graph as aggregate dollar amounts for each month beginning December 1987 through December 2007.


A graph entitled "MLMI 1987-B Cashflows" shows 2 factors with respect to Securitized Pool MLMI 1987-B:
(1) Net Interest Margin
(2) Normal Servicing Fee
These 2 factors are plotted on the graph as aggregate dollar amounts for each month beginning September 1987 through September 2005.


A graph entitled "MaHCS 1987-B Cashflows" shows 2 factors with respect to Securitized Pool MaHCS 1987-B:
(1) Net Interest Margin
(2) Normal Servicing
These 2 factors are plotted on the graph as aggregate dollar amounts for each month beginning June 1987 through June 2006.


A graph entitled "MaHCS 1987-A Cashflows" shows 2 factors with respect to Securitized Pool MaHCS 1987-A:
(1) Net Interest Margin
(2) Normal Servicing Fee
These 2 factors are plotted on the graph as aggregate dollar amounts for each month beginning March 1987 through March 2007.


A graph entitled "GNMA 1993 Cashflows" shows 5 factors with respect to GNMA 1993
Cashflows:
(1) Net Interest Margin

(2) Make-up Deposit
(3) FHA Insurance Payment
(4) Normal Servicing Fee
(5) Liquidation Losses
These 5 factors are plotted on the graph as aggregate dollar amounts for each month beginning January 1993 through January 2013.


A graph entitled "GNMA 1992 Cashflows" shows 5 factors with respect to GNMA 1992
Cashflows:
(1) Net Interest Margin
(2) Make-up Deposit
(3) FHA Insurance Payment
(4) Normal Servicing Fee
(5) Liquidation Losses
These 5 factors are plotted on the graph as aggregate dollar amounts for each month beginning January 1992 through January 2012.


A graph entitled "GNMA 1991 Cashflows" shows 5 factors with respect to GNMA 1991
Cashflows:
(1) Net Interest Margin
(2) Make-up Deposit
(3) FHA Insurance Payment
(4) Normal Servicing Fee
(5) Liquidation Losses
These 5 factors are plotted on the graph as aggregate dollar amounts for each month beginning January 1991 through January 2011.


A graph entitled "GNMA 1990 Cashflows" shows 5 factors with respect to GNMA 1990
Cashflows:
(1) Net Interest Margin
(2) Make-up Deposit
(3) FHA Insurance Payment
(4) Normal Servicing Fee
(5) Liquidation Losses
These 5 factors are plotted on the graph as aggregate dollar amounts for each month beginning January 1990 through January 2010.


A graph entitled "GNMA 1989 Cashflows" shows 5 factors with respect to GNMA 1989
Cashflows:
(1) Net Interest Margin

(2) Make-up Deposit
(3) FHA Insurance Payment
(4) Normal Servicing Fee
(5) Liquidation Losses
These 5 factors are plotted on the graph as aggregate dollar amounts for each month beginning January 1989 through January 2009.


A graph entitled "GNMA 1988 Cashflows" shows 5 factors with respect to GNMA 1988
Cashflows:
(1) Net Interest Margin
(2) Make-up Deposit
(3) FHA Insurance Payment
(4) Normal Servicing Fee
(5) Liquidation Losses
These 5 factors are plotted on the graph as aggregate dollar amounts for each month beginning January 1988 through January 2008.


A graph entitled "GNMA 1987 Cashflows" shows 5 factors with respect to GNMA 1987
Cashflows:
(1) Net Interest Margin
(2) Make-up Deposit
(3) FHA Insurance Payment
(4) Normal Servicing Fee
(5) Liquidation Losses
These 5 factors are plotted on the graph as aggregate dollar amounts for each month beginning January 1987 through January 2007.


A graph entitled "GNMA 1986 Cashflows" shows 5 factors with respect to GNMA 1986
Cashflows:
(1) Net Interest Margin
(2) Make-up Deposit
(3) FHA Insurance Payment
(4) Normal Servicing Fee
(5) Liquidation Losses
These 5 factors are plotted on the graph as aggregate dollar amounts for each month beginning January 1987 through January 2006.


A graph entitled "GNMA Pre-1986 Cashflows" shows 5 factors with respect to GNMA Pre-1986 Cashflows:
(1) Net Interest Margin

(2) Make-up Deposit
(3) FHA Insurance Payment
(4) Normal Servicing Fee
(5) Liquidation Losses
These 5 factors are plotted on the graph as aggregate dollar amounts for each month beginning January 1987 through January 2008.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   SEC registration fee.......................................... $  185,862.06
   Blue Sky fees and expenses....................................     10,000.00
   Accountant's fees and expenses................................    500,000.00*
   Attorney's fees and expenses..................................    100,000.00*
   Trustee's fees and expenses...................................     15,000.00
   Printing and engraving expenses...............................    150,000.00*
   Rating Agency fees............................................    150,000.00*
                                                                  -------------
     Total....................................................... $1,110,862.06
                                                                  =============

  --------
  * Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 302A.521 of the Minnesota Statutes requires Green Tree ("the Company") to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including reasonable expenses, if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including without limitations, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, committee member, employee or agent, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer, employee or agent of the Company as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to be best interests of the Company, unless otherwise limited by the Articles of Incorporation or Bylaws of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition in certain instances, upon receipt of a written undertaking by the person to repay all amounts so paid if it is ultimately determined that the person is not entitled to indemnification, unless otherwise limited by the Articles of Incorporation or Bylaws of the Company. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

  The Company's Articles of Incorporation provide that a director is not liable to the Company or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Sections 302A.559 or 80A.23 of the Minnesota Statutes; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date such indemnification provision became effective.

  The Company maintains a directors' and officers' insurance policy.

  Green Tree Manufactured Housing Net Interest Margin Finance Corp. I ("Finance I") is incorporated under the laws of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise). The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

  The Certificate of Incorporation and Bylaws of Finance I provide, in effect, that, subject to certain limited exceptions, such corporation will indemnify its officers and directors to the extent permitted by the Delaware General Corporation Law.

  Pursuant to the form of Underwriting Agreement, a copy of which is included as Exhibit 1.1 hereto, the Underwriters will agree, subject to certain conditions, to indemnify Green Tree and Finance I, each of their directors, certain of their officers and any persons who control Green Tree or Finance I within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  Listed below are the unregistered securities sold by Green Tree since February 1991. These Certificates were distributed by the underwriters listed below and privately placed by such underwriters with institutional investors in transactions exempt from the registration provisions of the Securities Act of 1933, as amended. In the table below, the Series entitled "RV" refers to Recreational Vehicle Asset Backed Certificates, "MC" refers to Certificates for Motorcycle Contracts and "HI" refers to Certificates for FHA Title I Home Improvement Loans.

                                  PRINCIPAL AMOUNT       UNDERWRITERS AND
  SERIES             ISSUE DATE   OF CERTIFICATES        OTHER PURCHASERS
  ------             ----------   ----------------       ----------------
 1.HI 1991-A...... March 21, 1991   $22,975,523    The First Boston Corporation
 2.MC 1991-1...... June 1, 1991       9,404,535    The First Boston Corporation
 3.HI 1991-B...... June 17, 1991     32,413,677    The First Boston Corporation
 4.HI 1991-C...... Sept. 19, 1991    33,057,595    The First Boston Corporation
 5.HI 1991-D...... Dec. 12, 1991     23,539,578    The First Boston Corporation
 6.RV 1991-1...... Dec. 13, 1991     19,104,810    Lehman Brothers
 7.MC 1991-2...... Jan. 15, 1992     10,857,622    The First Boston Corporation
 8.RV 1992-1...... Feb. 26, 1992     20,517,379    Lehman Brothers
 9.MC 1992-1...... June 12, 1992     14,007,114    The First Boston Corporation
10.HI 1992-A...... June 18, 1992     32,489,932    The First Boston Corporation
11.RV 1992-2...... June 19, 1992     14,858,272    Lehman Brothers
12.HI 1992-B...... Sept. 17, 1992    21,135,359    The First Boston Corporation
13.MC 1992-2...... Oct. 9, 1992      10,542,200    The First Boston Corporation
14.HI 1992-C...... Dec. 15, 1992     18,720,675    The First Boston Corporation
15.MC 1992-3...... Dec. 17, 1992      7,461,646    The First Boston Corporation
16.HI 1993-A...... March 30, 1993    14,428,655    Merrill Lynch & Co.
17.HI 1993-B...... June 29, 1993     28,416,577    Merrill Lynch & Co.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


  (a) Exhibits:

      *1.1  Proposed form of Underwriting Agreement
     **3.1  Articles of Incorporation of Green Tree Financial Corporation
     **3.2  Bylaws of Green Tree Financial Corporation
      *3.3  Certificate of Incorporation of Green Tree Manufactured Housing Net
             Interest Margin Finance Corp. I
      *3.4  Bylaws of Green Tree Manufactured Housing Net Interest Margin
             Finance Corp. I
      *4.1  Form of Trust Agreement
      *4.2  Form of Assignment made by Green Tree Financial Corporation in favor of Finance I
      *4.3  Form of Assignment made by Green Tree Financial Corporation in favor of Finance I and Finance II
      *4.4  Form of Transfer Agreement among Finance I, Finance II and the Trust
      *4.5  Form of Finance I Note
      *4.6  Form of Servicing Agreement between Green Tree Financial Corporation and the Trust
      *4.7  Form of Security Agreement between Finance I and the Trust
      *4.8  Form of Administration Agreement among the Trust, the Administrator and the Trustee
      *5.1  Opinion and consent of Dorsey & Whitney as to legality
      *8.1  Opinion of Dorsey & Whitney as to tax matters
   ***21.1  Subsidiaries of the Registrant
     *23.1  Consent of Dorsey & Whitney (included as part of Exhibit 5.1)
      24.1 Power of attorney from officers and directors of Green Tree signed by an attorney-in-fact (included on page II-4)

  --------
    * Previously filed.
   ** Incorporated by reference to the similarly numbered exhibit to Green
      Tree's Registration Statement on Form S-11 (File No. 33-50236), as amended, which became effective on September 11, 1992.
  *** Incorporated by reference to Exhibit 22.1 of Green Tree's Annual Report on Form 10-K for the year ended December 31, 1992.

  (b) Financial Statements:

    Not Applicable

ITEM 17. UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrants hereby undertake that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAINT PAUL, STATE OF MINNESOTA, ON MARCH 10, 1994.

                                          Green Tree Financial Corporation


                                          By:        /s/ John W. Brink
                                              ---------------------------------
                                                       JOHN W. BRINK
                                                 EXECUTIVE VICE PRESIDENT,
                                               TREASURER AND CHIEF FINANCIAL
                                                          OFFICER

                               POWER OF ATTORNEY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

              SIGNATURE                         TITLE                DATE
              ---------                         -----                ----


                  *                     Chairman of the         March 10, 1994
- -------------------------------------    Board and Chief
          LAWRENCE M. COSS               Executive Officer
                                         (Principal
                                         Executive Officer)
                                         and Director

          /s/ John W. Brink             Executive Vice          March 10, 1994
- -------------------------------------    President,
            JOHN W. BRINK                Treasurer and Chief
                                         Financial Officer
                                         (Principal
                                         Financial Officer)

                  *                     Vice President and      March 10, 1994
- -------------------------------------    Controller
           ROBLEY D. EVANS               (Principal
                                         Accounting Officer)

                  *                     Director                March 10, 1994
- -------------------------------------
          RICHARD G. EVANS

              SIGNATURE                         TITLE                DATE
              ---------                         -----                ----

                  *                     Director                March 10, 1994
- -------------------------------------
         C. THOMAS MAY, JR.

                  *                     Director                March 10, 1994
- -------------------------------------
            W. MAX MCGEE

                  *                     Director                March 10, 1994
- -------------------------------------
         ROBERT S. NICKOLOFF

                  *                     Director                March 10, 1994
- -------------------------------------
         KENNETH S. ROBERTS



* By       /s/ John W. Brink
     --------------------------------
             JOHN W. BRINK
          AS ATTORNEY-IN-FACT

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAINT PAUL, STATE OF MINNESOTA, ON MARCH 10, 1994.

                                         Green Tree Manufactured Housing Net
                                          Interest Margin Finance Corp. I


                                         By:       /s/ Lawrence M. Coss
                                             ----------------------------------
                                                    LAWRENCE M. COSS
                                                 CHAIRMAN AND PRESIDENT

                               POWER OF ATTORNEY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

             SIGNATURE                       TITLE                 DATE
             ---------                       -----                 ----


        /s/ Lawrence M. Coss          Chairman of the         March 10, 1994
- ------------------------------------   Board and
          LAWRENCE M. COSS             President
                                       (Principal
                                       Executive Officer)
                                       and Director

         /s/ John W. Brink            Vice President and      March 10, 1994
- ------------------------------------   Treasurer
           JOHN W. BRINK               (Principal
                                       Financial Officer)

        /s/ Richard G. Evans          Director                March 10, 1994
- ------------------------------------
          RICHARD G. EVANS

                                      Director                March  , 1994
- ------------------------------------
         WILLIAM B. DOEPKE

                                      Director                March  , 1994
- ------------------------------------
        THEODORE P. JANULIS


*By     /s/ John W. Brink
    ---------------------------
          JOHN W. BRINK
       AS ATTORNEY-IN-FACT